UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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ELI LILLY AND COMPANY
(Name of Registrant as Specified In Its Charter)

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Notice of 2021 Annual Meeting of Shareholders and Proxy Statement

Your vote is important
Please vote online, by telephone, or, if you received or requested paper copies of your proxy materials, by signing, dating, and returning your proxy card by mail.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held May 3, 2021: The annual report to shareholders and proxy statement are available at lilly.com/policies-reports/annual-report.

From Our Chairman and Lead Independent Director

Dear fellow Lilly shareholders,

As we turn the page on an extraordinary year, we would like to thank you for your continued support of Eli Lilly and Company. We are proud of Lilly's achievements in 2020, which demonstrated our conviction to unite caring with discovery to create medicines that make life better for people around the world. In addition to developing potential therapies for COVID-19 and partnering with governments to make COVID-19 antibody treatments available regardless of income level or geography, we continued to advance our pipeline to help people with diabetes, immune disorders, neurodegeneration, cancer, and pain.

Due to concerns regarding the ongoing COVID-19 pandemic and to support the health and well-being of our employees, board of directors, shareholders, and other meeting participants, the 2021 Annual Meeting of Shareholders (the Annual Meeting) will be held virtually via live webcast. Although you will not be able to attend the Annual Meeting at a physical location, we have designed the Annual Meeting live webcast to provide shareholders the opportunity to participate virtually to facilitate shareholder attendance and to provide a consistent experience to all shareholders, regardless of location.

As part of our mission to improve lives around the world, we are committed to creating a safe, supportive, ethical, and rewarding work environment. Lilly’s core values of integrity, excellence, and respect for people and our dedication to diversity and inclusion are critical components of how we do business. We take a holistic approach because we’re a stronger company when we have a workforce of top talent from different backgrounds—people who are respected, valued, welcomed, and heard. To fulfill our purpose, we must look at challenges from multiple viewpoints and understand the diverse experiences of the patients who depend on us. In short, our differences make a difference—to patients and to our business.

Our board recognizes that one of its key responsibilities is to ensure that Lilly is governed in a manner that provides both independent oversight and efficient and effective decision-making. Our chief executive officer brings to the role of chairman of our board substantial strategic and operational perspectives and a unique understanding of Lilly's opportunities and challenges. This familiarity with our business, as well as extensive experience and leadership in our industry, position our chief executive officer to drive strategy and agenda-setting at the board level. Further, our lead independent director, currently chief executive officer of a Fortune 100 company, drives an "outside in" analysis of company decisions and performance, maintains frequent contact with our chairman to ensure a productive partnership between our independent directors and management, and leads our independent directors in their important oversight function.

Our board continues to prioritize meaningful engagement with our shareholders and other key stakeholders. Since our 2020 annual meeting of shareholders, we have spoken with a number of investors on an array of subjects, including board leadership; environmental, social, and governance topics; drug pricing transparency and global access to our products, including our COVID-19 therapies; product quality and safety; key enterprise risks; executive compensation; and human capital management. Given the significant challenges the world faced in 2020, we appreciate now more than ever the thoughtful and constructive feedback that we receive from our stakeholders. As a result of this input, as in past years, the board is putting forward management proposals at the Annual Meeting to eliminate the classified board structure and supermajority voting requirements in our articles of incorporation.

We remain committed to serving you and the millions of patients around the world whose lives it is our mission to make better. We look forward to welcoming you at the Annual Meeting.

Sincerely,

David A. Ricks	Juan Luciano
Chairman, President, and CEO	Lead Independent Director

Table of Contents

Notice of 2021 Annual Meeting of Shareholders	P1
Proxy Statement Summary	P3
Governance	P13
Item 1 - Election of Directors	P13
Board Operations and Governance	P13
Director Qualifications and Nomination Process	P25
Director Compensation	P26
Director Independence	P28
Committees of the Board of Directors	P29
Membership and Meetings of the Board and Its Committees	P30
Board Oversight of Strategy, Compliance, and Risk Management	P32
Highlights of the Company's Corporate Governance	P32
Communication with the Board of Directors	P39
Shareholder Engagement on Governance Issues	P39
Management Proposals to Eliminate Classified Board and Supermajority Voting Provisions	P39
Shareholder Proposals	P40
Shareholder Recommendations and Nominations for Director Candidates	P40
Ownership of Company Stock	P41
Compensation	P42
Item 2 - Advisory Vote on Compensation Paid to Named Executive Officers	P42
Compensation Committee Matters	P43
Compensation Discussion and Analysis	P45
Executive Compensation	P62
CEO Pay Ratio	P73
Audit Matters	P74
Item 3 - Ratification of the Appointment of the Independent Auditor	P74
Management Proposals	P76
Item 4 - Proposal to Amend the Company's Articles of Incorporation to Eliminate the Classified Board Structure	P76
Item 5 - Proposal to Amend the Company's Articles of Incorporation to Eliminate Supermajority Voting Provisions	P77
Shareholder Proposals	P78
Item 6 - Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures	P78
Item 7 - Proposal to Amend the Bylaws to Require an Independent Board Chair	P80
Item 8 - Proposal to Implement a Bonus Deferral Policy	P82
Item 9 - Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct	P84
Other Information	P85
Meeting and Voting Logistics	P85
Other Matters	P88
Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award	P89
Appendix B - Proposed Amendments to the Company's Articles of Incorporation	P92

Notice of 2021 Annual Meeting of Shareholders

To the holders of common stock of Eli Lilly and Company:

The 2021 Annual Meeting of Shareholders (the Annual Meeting) of Eli Lilly and Company (referred to as Lilly, we, us, or the company in this proxy statement) will be held as shown below:

TIME AND DATE	LOCATION	WHO CAN VOTE
11:00 a.m. EDT, Monday, May 3, 2021	Virtually at virtualshareholdermeeting.com/LLY2021	Shareholders of record at the close of business on February 22, 2021

Due to concerns regarding the ongoing COVID-19 pandemic and to support the health and well-being of our employees, board of directors, shareholders, and other meeting participants, the Annual Meeting will be held virtually via live webcast. Although you will not be able to attend the Annual Meeting at a physical location, we have designed the Annual Meeting live webcast to provide shareholders the opportunity to participate virtually to facilitate shareholder attendance and to provide a consistent experience to all shareholders, regardless of location.

This proxy statement is dated March 19, 2021, and we mailed our shareholders of record as of February 22, 2021 (other than those who previously requested electronic or paper delivery of our proxy materials and certain participants in The Lilly Employee 401(k) plan (401(k) Plan)) a notice of internet availability of proxy materials on or about that date.

ITEMS OF BUSINESS

Governance		Board Voting Recommendation	Page Reference
Item 1	Election of each of the five director nominees to serve three-year terms	FOR each of the director nominees	13
Compensation
Item 2	Approval, on an advisory basis, of the compensation paid to the company's named executive officers	FOR	42
Audit Matters
Item 3	Ratification of the appointment of Ernst & Young LLP as the independent auditor for 2021	FOR	74
Management Proposals
Item 4	Approval of amendments to the company’s Articles of Incorporation to eliminate the classified board structure	FOR	76
Item 5	Approval of amendments to the company’s Articles of Incorporation to eliminate supermajority voting provisions	FOR	77
Shareholder Proposals
Item 6	Shareholder proposal to disclose direct and indirect lobbying activities and expenditures, if properly presented at the meeting	AGAINST	78
Item 7	Shareholder proposal to amend the bylaws to require an independent board chair, if properly presented at the meeting	AGAINST	80
Item 8	Shareholder proposal to implement a bonus deferral policy, if properly presented at the meeting	AGAINST	82
Item 9	Shareholder proposal to disclose clawbacks on executive incentive compensation due to misconduct, if properly presented at the meeting	AGAINST	84

Admission Procedure for Attending the Annual Meeting
You will be able to attend the Annual Meeting, vote, and submit questions virtually via live webcast by visiting virtualshareholdermeeting.com/LLY2021. To be admitted to the Annual Meeting webcast, you must enter the 16-digit control number found on the proxy card, voting instruction form, or notice you received. You may vote during the Annual Meeting by following the instructions available on virtualshareholdermeeting.com/LLY2021 during the Annual Meeting.

For further information on how to attend the Annual Meeting, see the section titled "Other Information—Meeting and Voting Logistics."

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Every shareholder vote is important. Even if you plan to attend the Annual Meeting, we encourage you to vote promptly online, by telephone, or, if you received or requested paper copies of your proxy materials, by signing, dating, and returning your proxy card or voting instructions by mail, so that a quorum may be represented at the meeting.

By order of the Board of Directors,

Ms. Anat Hakim
Senior Vice President, General Counsel
and Secretary
March 19, 2021
Indianapolis, Indiana

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Proxy Statement Summary

New in This Year's Proxy Statement
In response to the COVID-19 pandemic, we focused in 2020 on maintaining a reliable supply of our medicines, reducing the strain on the medical system, protecting the health, safety, and well-being of our employees, supporting our communities, and ensuring affordability of and access to our medicines, particularly insulin. In addition, we have been proud to mobilize our scientific and medical expertise to fight COVID-19. As of February 9, 2021, we have received three emergency use authorizations for our COVID-19 therapies, and we are working diligently to support affected patients, communities, and employees during these challenging times.

In addition, we have recently undertaken a comprehensive review of our human capital management initiatives, resources, and progress. In this proxy statement, you will find enhanced disclosure about our approach to human capital management, including diversity and inclusion (D&I), and our governance oversight of these topics. See "Governance—Highlights of the Company’s Corporate Governance—Human Capital Management."

Effective January 25, 2021, Gabrielle Sulzberger was elected to the board as a member of the director class of 2021. Ms. Sulzberger was appointed to the Audit Committee and the Ethics and Compliance Committee. Effective February 16, 2021, Kimberly H. Johnson was elected to the board as a member of the director class of 2022. Ms. Johnson was appointed to the Compensation Committee and the Ethics and Compliance Committee. Kathi Seifert, who joined the board in 1995, will retire from the board following the Annual Meeting.

Effective January 1, 2021, our board disbanded the Finance Committee and reorganized the Public Policy and Compliance Committee as the Ethics and Compliance Committee. The former duties of the Finance Committee have been reallocated to the full board, the Audit Committee, and the Compensation Committee. This restructuring reduced the number of board committees to allow more time for meetings of the remaining committees, encouraging longer, more in-depth committee discussions, and allowing the board to have more in-depth discussions on capital allocation matters.

Further, as in past years, our board has approved, and recommends that our shareholders approve, two important management proposals at the Annual Meeting. The board recommends approval of amendments to the company’s articles of incorporation to eliminate the classified board structure (see Item 4 herein) and to eliminate supermajority voting provisions (see Item 5 herein). The board believes these two proposals balance shareholder interests and demonstrate its accountability and willingness to take steps that address concerns expressed by shareholders.

Highlights of 2020 Performance
The following provides a brief overview of our 2020 performance in four dimensions: operating performance, progress in our innovation pipeline, business development, and shareholder return, both absolute and relative. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for more details.

We continued to progress our company's purpose and strategy in 2020 as we remained focused on:

•Discovering, acquiring, and developing first- or best-in-class medicines to address significant unmet needs in our core therapeutic areas—diabetes, oncology, immunology, neurodegeneration, and pain;
•Reaching patients who can benefit from our innovative medicines around the world, directly and through partnership with healthcare systems and collaborators, providing broad access to safe, life-changing medicines;
•Focusing our time and resources on new medicines that our customers value most, delivering volume-driven sustainable growth; and
•Reinvesting in our business and our people to discover new medicines to address unmet medical needs, improve cost productivity, reduce environmental impact and reliably supply quality medicines, while returning capital to shareholders.

We believe our strategic choices, coupled with robust execution, delivered significant value for shareholders and patients in 2020. We reached over 45 million patients globally with our medicines, expanded our patient support programs, achieved significant pipeline advancements and key data readouts across our core therapeutic areas, leveraged external innovation to expand our pipeline, and delivered high total shareholder returns relative to our peers and the S&P 500 index. The discussion below expands on our considerable success in 2020.

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Operating Performance
Performance highlights:
•2020 revenue increased 10 percent to approximately $24.5 billion;
•2020 earnings per share (EPS) on a reported basis were $6.79, compared to 2019 EPS on a reported basis of $8.89; and
•On a non-GAAP basis, 2020 EPS increased 31 percent to $7.93.

Reported results were prepared in accordance with U.S. generally accepted accounting principles (GAAP) and include all revenue and expenses recognized during the periods. A reconciliation of EPS on a reported basis to EPS on a non-GAAP basis is included in Appendix A.

2020 Innovation and Business Development Progress
We made significant pipeline advances in 2020, including:
•U.S. approval of expanded label for Trulicity® (dulaglutide) to include 3.0 mg and 4.5 mg doses and an updated indication statement to include results from the REWIND™ cardiovascular outcomes trial;
•U.S. approval of Retevmo® (selpercatinib) for the treatment of metastatic non-small cell lung cancer in adult patients; for the treatment of advanced metastatic medullary thyroid cancer who require systemic therapy in adult and pediatric patients; and for the treatment of advanced metastatic thyroid cancer in adult and pediatric patients who require systemic therapy and are radioactive iodin-refractory;
•U.S. approval of Lyumjev® (insulin lispro-aabc), a rapid-acting human insulin analog for the treatment of diabetes;
•U.S. approval of new indications for Taltz® (ixekizumab) for the treatment of active non-radiographic axial spondyloarthritis (nr-axSpA) and for the treatment of pediatric patients with moderate to severe plaque psoriasis;
•U.S. approval of Tauvid™ (flortaucipir F 18 injection), a radioactive diagnostic agent, for positron emission tomography imaging of the brain to estimate the density and distribution of aggregated tau neurofibrillary tangles in patients with cognitive impairment who are being evaluated for Alzheimer's disease;
•U.S. approval of a new indication for Cyramza® (ramucirumab) in combination with erlotinib for the first-line treatment of people with metastatic non-small cell lung cancer; and
•European Union approval of a new indication for Olumiant® (baricitinib) for the treatment of moderate-to-severe atopic dermatitis.

We announced several key data readouts in 2020, including:
•positive top-line results from SURPASS-1, a Phase III monotherapy study evaluating the efficacy and safety of tirzepatide compared to placebo. Tirzepatide led to superior A1C and body weight reductions from baseline in adults with type 2 diabetes after 40 weeks of treatment. Tirzepatide is a novel, investigational, once-weekly, dual glucose-dependent insulinotropic polypeptide (GIP) and glucagon-like peptide-1 (GLP-1) receptor agonist that integrates the actions of both incretins into a single molecule, representing a new class of medicines being studied for the treatment of type 2 diabetes;
•in collaboration with Boehringer Ingelheim, positive top-line results from a Phase III study of Jardiance® (empagliflozin) in adults with heart failure with reduced ejection fraction, with and without diabetes. The study met its primary endpoint, demonstrating superiority with Jardiance compared to placebo in reducing the risk for the composite of cardiovascular death or hospitalization due to heart failure, when added to standard of care;
•positive results from a pre-planned interim analysis of monarchE, a Phase III study of Verzenio® (abemaciclib) in combination with standard adjuvant endocrine therapy for early breast cancer. The study met the primary endpoint of invasive disease-free survival, significantly decreasing the risk of breast cancer recurrence or death compared to standard adjuvant ET alone; and
•updated data from the LOXO-305 BRUIN Phase I/II clinical trial in mantle cell lymphoma and other non-Hodgkin lymphomas, as well as in chronic lymphocytic leukemia and small lymphocytic lymphoma, at the 2020 American Society of Hematology Annual Meeting.

We also completed multiple significant strategic acquisitions, license agreements, and research collaborations to strengthen our pipeline in 2020, including:
•acquisition of Dermira, Inc. to expand Lilly's immunology pipeline with the addition of lebrikizumab, which is being evaluated in a Phase III clinical development program for the treatment of moderate to severe atopic dermatitis;
•acquisition of Disarm Therapeutics, Inc., a privately held biotechnology company creating a new class of disease-modifying therapeutics for patients with axonal degeneration; and
•participated in, and made a $100 million commitment to, the AMR Action Fund, a $1 billion initiative from more than 20 biopharmaceutical companies to address the urgent need for new antibiotics to combat antimicrobial resistance.
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Given the global COVID-19 pandemic, we also redirected our resources and made significant advancements in COVID-19 therapies in 2020, including:
•in collaboration with AbCellera Biologics Inc. (AbCellera), received emergency use authorization from the FDA for bamlanivimab in higher-risk patients who have been recently diagnosed with mild-to-moderate COVID-19;
•in collaboration with Incyte Corporation, received emergency use authorization from the FDA for baricitinib in combination with remdesivir for patients with COVID-19 infection;
•entered into an agreement with Junshi Biosciences Co., Ltd. to co-develop therapeutic antibodies for the potential prevention and treatment of COVID-19, including etesevimab, the lead antibody from the collaboration;
•entered into a global antibody manufacturing collaboration with Amgen Inc. to significantly increase the supply capacity available for Lilly's potential COVID-19 therapies; and
•entered into an agreement with the Bill & Melinda Gates Foundation, as part of the COVID-19 Therapeutics Accelerator, to facilitate access to future Lilly therapeutic antibodies under development for the potential prevention and treatment of COVID-19 to benefit low- and middle-income countries.

Shareholder Returns
We generated strong total shareholder returns (TSR) through December 31, 2020. Our TSR takes into account both share price appreciation and dividends. Any dividends paid by a given company are assumed to be reinvested in that company’s stock on a quarterly basis. Our returns significantly exceeded our compensation peer group and the S&P 500 during the three- and five-year periods presented below:

Our Response to COVID-19
As discussed in "Proxy Statement Summary—Highlights of 2020 Performance—2020 Innovation and Business Development Progress," we have made significant advancements in developing potential therapies for COVID-19, including making available the first therapy designed for COVID-19 under an emergency use authorization, and we continue our research and development efforts and our partnership with regulators and governments to bring COVID-19 treatments to patients. In addition to dedicating substantial resources to these efforts, we have prioritized maintaining a reliable supply of and access to our medicines, particularly insulin, reducing the strain on the medical system, protecting the health, safety, and well-being of our employees, and supporting our workforce, affected communities, and patients who need our medicines.

Maintaining Supplies of and Access to Lilly Medicines
Throughout 2020, we took important steps to protect our manufacturing processes and remained in close communication with key suppliers regarding supplies of raw materials. As a result of our efforts, we were largely able to maintain our normal operations in 2020 and we maintained a steady supply of medicines on which millions of patients rely. We also initiated patient support programs to ensure patients maintained affordable access to their medications, and adjusted how we operate to offer innovative solutions to our customers. We remain committed to working with stakeholders in healthcare systems to help patients get the medicines they need. Specific examples include:
P5

•launched the Insulin Value Program, allowing anyone with commercial insurance and those without insurance to fill their monthly prescription of Lilly insulin for $35; and
•established partnerships with leading diabetes technology companies to integrate their technologies into the solutions we are creating to improve diabetes management.

As a result of the pandemic, we have also accelerated changes to further utilize digital capabilities to run our business efficiently and effectively in a virtual environment. These include decentralizing clinical trials with virtual and more digitally-enabled studies, which could provide increased access to more diverse patient populations. We have also changed our go-to-market strategies, including leveraging omnichannel capabilities and virtual healthcare provider engagement. Although reduced in-person interactions by patients and our employees with the healthcare system has resulted, and may continue to result, in decreased demand for our products, we believe our approach is the appropriate posture as we support healthcare professionals navigating the ongoing COVID-19 pandemic and driving broad vaccination efforts.

Keeping Our Employees Safe and Healthy
While we have consistently focused on protecting the health and safety of our employees, the COVID-19 pandemic has emphasized the importance of this critical priority. In response to the pandemic, we have taken measures to protect our workforce, maximize social distancing, and inform employees about our policies. For example, we instituted travel restrictions and remote working arrangements for employees whose roles do not require on-site presence.

To support employee well-being in the U.S., we enhanced local benefits related to health care, childcare, and time off, and expanded reimbursement for home office ergonomic support expenditures. In the U.S., we provide full coverage for COVID-19 diagnostic testing and treatment, and at our corporate headquarters in Indianapolis, we provide free on-site testing for employees. In addition, as part of our Make it Safe to Thrive program, we partnered with our employee resource groups to offer a series of programs highlighting and addressing challenges faced by ERG members during the COVID-19 pandemic, aiming to build understanding of different experiences and to offer ways to be inclusive.

Supporting Our Communities
To support communities affected by the COVID-19 pandemic, we repurposed specialized labs to conduct free diagnostic testing in our home community of Indianapolis, and we created a drive-through testing facility at our corporate headquarters for essential workers, including healthcare workers and first responders, as well as employees. Lilly’s labs tested samples from more than 90,000 people collected around the state and at the Lilly drive-through facility. Together with the governor of Indiana, the mayor of Indianapolis and other community stakeholders, we launched the #INThisTogether community awareness campaign to provide access to helpful information and to encourage a community-wide commitment to reducing COVID-19 infections.

P6

Governance

Item 1: Election of Directors
For further information, see page 13

Name, age* and principal occupation	Public boards	Management recommendation	Vote required to pass
Katherine Baicker, Ph.D., 49	HMS Holdings Corp.	Vote FOR	Majority of votes cast
Dean and Professor, Harris School of Public Policy, University of Chicago
Director since 2011

J. Erik Fyrwald, 61	Bunge Limited	Vote FOR	Majority of votes cast
President and Chief Executive Officer, Syngenta AG
Director since 2005

Jamere Jackson, 52	Hibbett Sports, Inc.	Vote FOR	Majority of votes cast
Executive Vice President and Chief Financial Officer, AutoZone, Inc.
Director since 2016

Gabrielle Sulzberger, 60	Mastercard Incorporated; Brixmor Property Group Inc.; Cerevel Therapeutics Holdings, Inc.	Vote FOR	Majority of votes cast
Strategic Advisor, TwoSigma Impact
Director since 2021

Jackson P. Tai, 70	Mastercard Incorporated; HSBC Holdings plc	Vote FOR	Majority of votes cast
Former Vice Chairman and Chief Executive Officer, DBS Group Holdings Ltd and DBS Bank Ltd.
Director since 2013

*Age is as of the date of this proxy statement.

Our Corporate Governance Policies Reflect Best Practices
Strategy and risk oversight
✓    Our board actively oversees and approves our corporate strategy.
✓    Our board and board committee agendas are structured to engage our directors in informed reviews of strategic and forward-looking issues, as well as in constructive challenges to management initiatives and programs.
✓    Our board oversees the state of our compliance program and reviews our enterprise-level risks, including related to cybersecurity; our Audit Committee oversees our enterprise risk management processes and policies.
✓    We have a comprehensive code of ethical and legal business conduct that applies to our board and all employees worldwide. This code is reviewed and approved annually by the board.
✓    We have a supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.
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✓    The charters of our board committees clearly establish the committees’ respective roles and responsibilities.
✓    We have an annual cap on director compensation.

Board skills and experience
✓    Our board membership is characterized by leadership, experience, and diversity.
✓    We conduct comprehensive orientation and continuing education programs for directors.
✓    Our board conducts a robust annual assessment of board performance led by the lead independent director, including an annual assessment of each individual director.
✓    We are committed to board refreshment and seek to balance continuity and fresh perspectives. Our director composition reflects a mix of tenure on the board. Currently, eight directors have served on the board for six years or more and seven directors have served on the board for five years or less.

Focus on independence
✓    Each of our current board members other than the CEO is independent (14 of our 15 directors as of the date of this proxy statement).
✓    We have a strong lead independent director empowered with clearly defined responsibilities.
✓    All standing board committees are composed solely of independent directors and led by independent committee chairs.
✓    Our board holds executive sessions of the independent directors at every regular board meeting that is presided over by our lead independent director.
✓    Our independent directors actively engage in board meetings, have direct access to management, and, along with our board committees, have discretion to hire independent advisors at the company’s expense.
✓    Our independent directors lead the board’s process for selecting the CEO.
✓    Our Compensation Committee (and, in the case of our CEO, in consultation with other independent directors and our external compensation consultant) establishes the compensation for our CEO and other executive officers.
✓    Our conflict of interest policy requires disclosures of potential conflicts to Lilly and clarifies when Lilly board service must be disclosed to others.

Governance and accountability to shareholders
✓    Our board values active shareholder engagement. In response to input from our shareholders, we have put forward for consideration at the Annual Meeting management proposals to eliminate the classified board structure and supermajority voting provisions in our articles of incorporation.
✓    In 2019, the board amended our bylaws to add proxy access rights for shareholders holding at least three percent of our common stock for at least three years to nominate to the board the greater of two directors or 20 percent of our board seats.
✓    We have a majority voting standard and resignation policy for the election of directors in uncontested elections.
✓    We do not have a shareholder rights plan ("poison pill").
✓    We have meaningful stock ownership and retention guidelines for our directors and executive officers to foster alignment with shareholders.

Sustainability
✓    Our board has a longstanding commitment to corporate responsibility.
✓    We have strong governance and disclosure of corporate political spending.
✓    We have transparent public policy engagement.
✓    Our board oversees and maintains ongoing engagement with our Compensation Committee, Directors and Corporate Governance Committee, and senior executives on key political, social, and governance matters, including sustainability and human capital management.
✓    We publish annual reports describing our sustainability efforts across key focus areas and we are engaged in a project to enhance our environmental, social, and governance sustainability reporting in 2021.

Compensation

Item 2: Advisory Vote on Compensation Paid to Named Executive Officers For further information, see page 42	Management recommendation Vote FOR	Vote required to pass Majority of votes cast

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Our Executive Compensation Programs Reflect Best Practices
✓    Shareholders strongly support our compensation practices: for the last five years, approximately 97 percent or more of shares cast voted in favor of our executive compensation programs.
✓    Our compensation programs are designed to align executive pay with shareholder interests and link pay to performance through a blend of short- and long-term performance measures.
✓    Our Compensation Committee annually reviews our compensation programs to ensure they provide incentives to deliver long-term, sustainable business results while discouraging excessive risk-taking and other adverse behaviors.
✓    We have a broad compensation recovery or "clawback" policy that applies to all executives and covers a wide range of misconduct.
✓    Our executive officers are subject to robust stock ownership and retention guidelines and are prohibited from hedging or pledging their company stock.
✓    We do not have "top hat" retirement plans. Supplemental plans are open to all employees and are limited to restoring benefits lost due to IRS limits on qualified plans.
✓    We do not provide tax gross-ups to executive officers (except for limited gross-ups related to international assignments).
✓    We have a very restrictive policy on perquisites.
✓    Our severance plans related to change-in-control require a double trigger.
✓    We do not have employment agreements with any of our executive officers.

Executive Compensation Summary for 2020
At the time total target compensation was established at the end of 2019, the target compensation in aggregate for our named executive officers was slightly below median of the company's peer group. Incentive compensation payouts exceeded target, consistent with strong company performance over the bonus and equity performance periods.

Pay for Performance
As described in the Compensation Discussion and Analysis (CD&A), we link our incentive pay programs to a mix of measures on three dimensions of company performance: operating performance; progress with our innovation pipeline; and shareholder return (both absolute and relative). The Compensation Committee adjusts reported EPS results to eliminate the distorting effect of certain unusual items on incentive compensation performance measures.

The summary below highlights how our incentive pay programs are intended to align with company performance. Please also see Appendix A for adjustments made to revenue and EPS for incentive compensation programs.

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2020 Bonus Plan Multiple
In 2020, the company exceeded its annual cash bonus target for revenue, nearly achieved its target for EPS, and significantly exceeded its targets for pipeline progression. For purposes of the bonus, the Compensation Committee adjusted non-GAAP EPS by $0.98 to exclude net gains on investments in equity securities that significantly exceeded business plan. The Compensation Committee also reduced revenue and EPS for the purposes of the bonus calculation to exclude estimated savings from certain discrete and unplanned performance items from the bonus plan multiple. See the CD&A for further discussion of the Eli Lilly and Company Bonus Plan (Bonus Plan).

2019-2021 Performance Award Multiple
We exceeded the EPS growth targets under our performance award program, which has targets based on expected EPS growth of peer companies over a two-year period. For purposes of the performance award, the Compensation Committee adjusted non-GAAP EPS by $0.98 to exclude net gains on investments in equity securities that significantly exceeded business plan. This performance resulted in a performance award payout above target. See the CD&A for further discussion on the performance award program.

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2018-2020 Shareholder Value Award Multiple
Our stock price growth exceeded the target range (16.9 percent to 29.7 percent) under our shareholder value award program, which is based on expected large-cap company returns over a three-year period. This performance resulted in a shareholder value award payout above target.

For individuals who were executive officers when the award was granted, shareholder value award payouts were modified based on a three-year cumulative TSR relative to peer companies. Our relative TSR was 68.7 percentage points above the peer group median, resulting in a maximum award payout of 180 percent of target (SVA payout multiple of 150 percent multiplied by the 1.2 modifier = 180 percent final payout). See the CD&A for further discussion on the shareholder value award program and the TSR modifier.

Audit Matters

Item 3: Ratification of the Appointment of the Independent Auditor For further information, see page 74	Management recommendation Vote FOR	Vote required to pass Majority of votes cast

Management Proposals

Item 4: Proposal to Amend the Company's Articles of Incorporation to Eliminate the Classified Board Structure For further information, see page 76	Management recommendation Vote FOR	Vote required to pass 80% of outstanding shares

Item 5: Proposal to Amend the Company's Articles of Incorporation to Eliminate Supermajority Voting Provisions For further information, see page 77	Management recommendation Vote FOR	Vote required to pass 80% of outstanding shares
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Shareholder Proposals

Item 6: Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures For further information, see page 78	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 7: Proposal to Amend the Bylaws to Require an Independent Board Chair For further information, see page 80	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 8: Proposal to Implement a Bonus Deferral Policy For further information, see page 82	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Item 9: Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct For further information, see page 84	Management recommendation Vote AGAINST	Vote required to pass Majority of votes cast

Voting

How to Vote in Advance of the Meeting
Even if you plan to attend the Annual Meeting, we encourage you to vote prior to the meeting using one of the methods described below.

ONLINE	BY TELEPHONE	BY MAIL
Visit the website listed on your notice, proxy card, or voting instruction form	Call 1-800-690-6903 using a touch-tone phone and follow the instructions provided	If you received or requested paper copies of your proxy materials, sign, date, and return your proxy card or voting instruction form

Shareholders who hold their shares beneficially through an institutional holder of record, such as a broker or bank (sometimes referred to as holding shares in street name), will receive voting instructions from that holder of record. If you do not provide voting instructions to the holder of record, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. See "Other Information—Meeting and Voting Logistics—Voting Shares Held by a Broker" for more information.

Further information on how to vote, including if you hold voting shares in the 401(k) Plan, is provided at the end of this proxy statement under "Other Information—Meeting and Voting Logistics."

You may vote your shares prior to the Annual Meeting until 11:59 p.m. EDT on May 2, 2021 online or by telephone. If you are voting by mail, your marked, signed, and dated proxy card must be received by May 2, 2021. Shareholders who hold their shares in the 401(k) Plan must vote in advance of the Annual Meeting, by April 28, 2021, so the plan trustee can vote their shares accordingly. See "Other Information—Meeting and Voting Logistics—Voting Shares Held in the Company 401(k) Plan" for more information.

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Voting at Our 2021 Annual Meeting

You may also opt to vote by attending the Annual Meeting, which will be held online via live webcast at virtualshareholdermeeting.com/LLY2021 on Monday, May 3, 2021, at 11:00 a.m. EDT. See the section titled "Other Information—Meeting and Voting Logistics" for instructions.

Governance
Item 1. Election of Directors

Under our articles of incorporation, the board is divided into three classes with approximately one-third of the directors standing for election each year. The term for directors to be elected this year will expire at the annual meeting of shareholders held in 2024. Each of the director nominees listed below has agreed to serve that term. The following sections provide information about our director nominees, including their qualifications, the director nomination process, and director compensation.

Board Recommendation on Item 1

The board recommends that you vote FOR each of the following director nominees:
•Katherine Baicker, Ph.D.
•J. Erik Fyrwald
•Jamere Jackson
•Gabrielle Sulzberger
•Jackson P. Tai

Board Operations and Governance

Board of Directors
Each of our directors is elected to serve until his or her successor is duly elected and qualified. If a bona fide nominee set forth in this proxy statement is unable to serve or for good cause will not serve, proxy holders may vote for another nominee proposed by the board or, as an alternative, the board may reduce the number of directors to be elected at the Annual Meeting.

Director Biographies
Set forth below is information, as of March 19, 2021, regarding our directors and director nominees, which has been confirmed by each of them for inclusion in this proxy statement. We have provided the most significant experiences, qualifications, attributes, and skills that led to the conclusion that each director or director nominee should serve as a director in light of our business and structure.

No family relationship exists among any of our directors, director nominees, or executive officers. To the best of our knowledge, there are no pending material legal proceedings in which any of our directors or nominees for director, or any of their associates, is a party adverse to us or any of our affiliates, or has a material interest adverse to us or any of our affiliates. Additionally, to the best of our knowledge, there have been no events under any bankruptcy laws, no criminal proceedings and no judgments, sanctions, or injunctions during the past 10 years that are material to the evaluation of the ability or integrity of any of our directors or nominees for director. There is no arrangement or understanding between any director or director nominee and any other person pursuant to which he or she was or is to be selected as a director or director nominee.
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Class of 2021
The five directors listed below will seek reelection at the Annual Meeting. See "Item 1. Election of Directors" above for more information.

Katherine Baicker, Ph.D. Age: 49, Director since 2011, Board Committees: Ethics and Compliance (chair); Science and Technology

PUBLIC BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
HMS Holdings Corp.	Panel of Health Advisers to the Congressional Budget Office;
Advisory Board of the National Institute for Health Care Management;
Editorial Board of Health Affairs; Research Associate of the National Bureau of Economic Research; Trustee of the Mayo Clinic, National Opinion Research Center, and the Chicago Council on Global Affairs; Member of the National Academy of Medicine, the National Academy of Social Insurance, the Council on Foreign Relations, and the American Academy of Arts and Sciences
CAREER HIGHLIGHTS
• Harris School of Public Policy, University of Chicago
- Dean and the Emmett Dedmon Professor (2017 - present)
• Harvard T.H. Chan School of Public Health, Department of Health Policy and Management
- C. Boyden Gray Professor (2014 -2017)
- Acting Chair (2014 - 2016)
- Professor of health economics (2007 - 2017)
• Council of Economic Advisers, Executive Office of the President
- Member (2005 - 2007)
- Senior Economist (2001 - 2002)
QUALIFICATIONS
Dr. Baicker is a leading researcher in the fields of health economics and public economics. As a valued adviser to numerous healthcare-related commissions and committees, her expertise in healthcare policy and healthcare delivery is recognized in both academia and government.

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J. Erik Fyrwald Age: 61, Director since 2005, Board Committees: Compensation; Science and Technology

PUBLIC BOARDS	PRIVATE BOARDS	NON-PROFIT BOARDS
Bunge Limited	Syngenta AG	UN World Food Program Farm to Market Initiative; CropLife International; Swiss-American Chamber of Commerce; Syngenta Foundation for Sustainable Agriculture (chair)
CAREER HIGHLIGHTS
• Syngenta AG, a global Swiss-based agriculture technology company that produces agrochemicals and seeds
- President and Chief Executive Officer (2016 - present)
• Univar, Inc., a leading distributor of chemicals and provider of related services
- President and Chief Executive Officer (2012 - 2016)
• Ecolab Inc., a leading provider of cleaning, sanitization, and water products and services
- President (2012)
• Nalco Company, a leading provider of water treatment products and services
- Chairman and Chief Executive Officer (2008 - 2011)
• E.I. duPont de Nemours and Company, a global chemical company
- Group Vice President, agriculture and nutrition (2003 - 2008)
QUALIFICATIONS
Mr. Fyrwald has a strong record of operational and strategic leadership in complex worldwide businesses with a focus on technology and innovation. He is an engineer by training and has significant chief executive officer experience with Syngenta, Univar, and Nalco.

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Jamere Jackson Age: 52, Director since 2016, Board Committees: Audit (chair); Ethics and Compliance

PUBLIC BOARDS
Hibbett Sports, Inc.
CAREER HIGHLIGHTS
• Autozone, Inc., a leading retailer and distributor of automotive replacement parts and accessories in the United States, Mexico, and Brazil
- Executive Vice President and Chief Financial Officer (2020 - present)
• Hertz Global Holdings Inc.*, a global vehicle rental, leasing, and fleet management business
- Chief Financial Officer (2018 - 2020)
• Nielsen Holdings plc, a global measurement and data analytics company
- Chief Financial Officer (2014 - 2018)
• General Electric Company
- Vice President and Chief Financial Officer, General Electric Oil & Gas, drilling and surface division (2013 - 2014)
- Senior Executive, Finance, General Electric Aviation (2007 - 2013)
- Finance Executive, General Electric Corporate (2004 - 2007)
QUALIFICATIONS
Through his senior financial roles at Autozone, Hertz, Nielsen, and General Electric, Mr. Jackson brings to the board significant global financial expertise and a strong background in strategic planning. He has spent his professional career in a broad range of financial and strategic planning roles. He is an audit committee financial expert, based on his chief financial officer experience and his training as a certified public accountant.

* Hertz Global Holdings Inc., The Hertz Corporation, and certain of their subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in May 2020. We do not believe this proceeding is material to an evaluation of the ability or integrity of Mr. Jackson.

Gabrielle Sulzberger Age: 60, Director since 2021, Board Committees: Audit; Ethics and Compliance

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	NON-PROFIT BOARDS
Mastercard Incorporated; Brixmor Property Group Inc.; Cerevel Therapeutics Holdings, Inc.	Whole Foods Markets, Inc.; Teva Pharmaceuticals Industries Limited; Stage Stores, Inc.; IndyMac Bancorp, Inc.; Bright Horizons Family Solutions Inc.	Metropolitan Museum of Art; Ford Foundation; Trinity Wall Street; Sesame Street Workshop; TimesUp
CAREER HIGHLIGHTS
• TwoSigma Impact, a private equity fund based in New York, New York
- Strategic Advisor (2021 - present)
• Rustic Canyon/Fontis Partners L.P., a private equity fund based in Pasadena, California
- General Partner (2005 - 2018)
QUALIFICATIONS
Ms. Sulzberger brings 30 years of experience advising public and privately held companies in consumer products, retail, financial services, and life sciences, and deep corporate governance experience through her work with corporate boards. She is an audit committee financial expert based on her audit committee service at Cerevel and Whole Foods, her experience in private equity, and her prior service as chief financial officer of several public and private companies.

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Jackson P. Tai Age: 70, Director since 2013, Board Committees: Audit; Directors and Corporate Governance

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Mastercard Incorporated; HSBC Holdings plc	Canada Pension Plan;
Investment Board;
Koninklijke Philips N.V.;
The Bank of China Limited;
Singapore Airlines Limited;
NYSE Euronext;
ING Groep N.V.;
CapitaLand Limited (Singapore);
	DBS Group Holdings Ltd and DBS Bank Ltd	Metropolitan Opera; Rensselaer Polytechnic Institute	Harvard Business School Asia-Pacific Advisory Board
CAREER HIGHLIGHTS
• DBS Group Holdings Ltd and DBS Bank Ltd (formerly the Development Bank of Singapore), one of the largest financial services groups in Asia
- Vice Chairman and Chief Executive Officer (2002 - 2007)
- President and Chief Operating Officer (2001 - 2002)
- Chief Financial Officer (1999 - 2001)
• J.P. Morgan & Co. Incorporated, a leading global financial institution
- Managing Director in the Investment Banking Division (1974 - 1999), including service as the senior officer for
Japan Capital Markets and chairman of the Asia Pacific Management Committee
QUALIFICATIONS
Mr. Tai is a former chief executive officer with extensive experience in international business and finance, and he is an audit committee financial expert based on his public company experience, including as an audit committee member of HSBC Holdings and Mastercard, and as chair of the risk committee of HSBC Holdings. He has deep expertise in the Asia-Pacific region, an important growth market for Lilly. He also has broad corporate governance experience from his service on public company boards in North America, Europe, and Asia.

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Class of 2022
The following five directors are serving terms that will expire in May 2022.

Ralph Alvarez Age: 65, Director since 2009, Board Committees: Audit; Compensation (chair)

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Lowe's Companies, Inc.	Dunkin’ Brands Group, Inc. McDonald's Corporation; KeyCorp; Skylark Co., Ltd.; Realogy Holdings Corp.	University of Miami President's Council
CAREER HIGHLIGHTS
• Advent International Corporation, a leading global private equity firm
- Operating Partner (2017 - present)
• Skylark Co., Ltd., a leading restaurant operator in Japan
- Chairman of the Board (2013 - 2018)
• McDonald's Corporation
- President and Chief Operating Officer (2006 - 2009)
QUALIFICATIONS
Through his positions at Skylark Co., Ltd. and McDonald’s Corporation, as well as with other global restaurant businesses, Mr. Alvarez has extensive experience in consumer marketing, global operations, international business, and strategic planning. Mr. Alvarez is an audit committee financial expert based on his public company experience, including his prior audit committee service on the Lowe’s board of directors. His international experience includes a special focus on Japan and emerging markets. He also has extensive corporate governance experience through his service on other public company boards as well as several private company boards.

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Carolyn R. Bertozzi, Ph.D. Age: 54, Director since 2017, Board Committees: Ethics and Compliance; Science and Technology

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Glenn Foundation; Grace Science Foundation	National Institute of Medicine; National Academy of Sciences; Foreign Member of the Royal Society; American Academy of Arts and Sciences
HONORS
Solvay Prize for the Future of Chemistry; MacArthur Foundation Fellowship; Lemelson MIT Prize; Heinrich Wieland Prize; National Academy of Sciences Award in the Chemical Sciences; UC Berkeley Distinguished Teaching Award; Donald Sterling Noyce Prize for Excellence in Undergraduate Teaching
CAREER HIGHLIGHTS
• Stanford University
- Anne T. and Robert M. Bass Professor of Chemistry, Professor of Chemical and Systems Biology and
Radiology by courtesy (2015 - present)
- Baker Family Co-Director of Stanford ChEM-H (2017 - present)
• Howard Hughes Medical Institute
- Investigator (2000 - present)
• University of California, Berkeley
- T.Z. and Irmgard Chu Professor of Chemistry and Professor of Molecular and Cell Biology (1996 - 2015)
QUALIFICATIONS
Dr. Bertozzi is a prominent researcher and academician. She has extensive experience at Stanford University and the University of Berkeley, California, two major research institutions. Her deep expertise spans the disciplines of chemistry and biology, with an emphasis on studies of cell surface glycosylation associated with cancer, inflammation, and bacterial infection, and exploiting this knowledge for development of diagnostic and therapeutic approaches.

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Kimberly H. Johnson Age: 48, Director since 2021, Board Committees: Compensation; Ethics and Compliance

NON-PROFIT BOARDS + OTHER ORGANIZATIONS
Princeton University, Trustee
Share Our Strength, Director
Planet Word, Director
CAREER HIGHLIGHTS
• Federal National Mortgage Association (Fannie Mae), provider of affordable mortgage financing in the United States
- Executive Vice President and Chief Operating Officer (2018-present)
- Executive Vice President and Chief Risk Officer (2017-2018)
- Senior Vice President and Chief Risk Officer (2015-2017)
- Senior Vice President and Deputy Chief Risk Officer (2013-2015)
• Credit Suisse AG, a global wealth manager, investment bank, and financial services firm founded and based in Switzerland
- Director, Interest Rate Derivative Products (2005-2006)
- Vice President (2002-2004)
QUALIFICATIONS
Through her roles at Fannie Mae, where she also serves on the management committee, Ms. Johnson brings to the board significant financial expertise and a strong background in technology, governance and strategy for global risk management.

Juan R. Luciano Age: 59, Director since 2016, Lead Independent Director since 2019. Board Committees: Compensation; Directors and Corporate Governance

PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Archer-Daniels-Midland Company; Wilmar International (alternate director)	Intersect Illinois; Kellogg School of Management, Northwestern University	Economic Club of Chicago; Commercial Club of Chicago; The Business Roundtable
CAREER HIGHLIGHTS
• Archer-Daniels-Midland Company, a global food-processing and commodities-trading company
- Chairman (2016 - present)
- Chief Executive Officer and President (2015 - present)
- President (2014 - 2015)
- Executive Vice President and Chief Operating Officer (2011 - 2014)
• The Dow Chemical Company, a multinational chemical company
- Executive Vice President and President, Performance Division (2010 - 2011)
QUALIFICATIONS
Mr. Luciano has chief executive officer and global business experience with Archer-Daniels-Midland Company, where he has established a reputation for strong results-oriented and strategic leadership, as well as many years of global leadership experience at The Dow Chemical Company. He brings to the board a strong technology and operations background, along with expertise in the highly regulated food and agriculture sectors.

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Kathi P. Seifert* Age: 71, Director since 1995, Board Committees: Compensation; Directors and Corporate Governance

PUBLIC BOARDS	PRIOR PUBLIC BOARDS	NON-PROFIT BOARDS
County Bancorp, Inc.	Albertsons Companies, Inc. (formerly Albertson’s, Inc.); Revlon Consumer Products Co.; Supervalu Inc.; Lexmark International, Inc.	Community Foundation for the Fox Valley Region;
New North Economic Development Corporation;
Fox Cities Chamber of Commerce;
Greater Fox Cities Area Habitat for Humanity;
Riverview Gardens; Bubolz Nature Preserve; Fox Valley
Humane Association

CAREER HIGHLIGHTS
• Katapult, LLC, a provider of pro bono mentoring and consulting services to nonprofit organizations
- Chairman (2004 - present)
• Kimberly-Clark Corporation, a global consumer products company
- Executive Vice President (1999 - 2004)
QUALIFICATIONS
Ms. Seifert is a retired senior executive of Kimberly-Clark. She has strong expertise in consumer marketing and brand management, having led sales and marketing for several worldwide brands, with a special focus on consumer health. She has extensive corporate governance experience through her service on the boards of other companies.

*Ms. Seifert will retire from the board following the Annual Meeting.

Class of 2023
The following five directors are serving terms that will expire in May 2023.

Michael L. Eskew Age: 71, Director since 2008, Board Committees: Audit; Directors and Corporate Governance (chair)

PUBLIC BOARDS	NON-PROFIT BOARDS
3M Corporation; IBM Corporation; The Allstate Corporation	Chairman of the board of trustees of The Annie E. Casey Foundation
CAREER HIGHLIGHTS
• United Parcel Service, Inc., a global shipping and logistics company
- UPS Board of Directors (1998 - 2014)
- Chairman and Chief Executive Officer (2002 - 2007)
- Vice Chairman (2000 - 2002)
QUALIFICATIONS
Mr. Eskew has chief executive officer experience with UPS, where he established a record of success in managing complex worldwide operations, strategic planning, and building a strong consumer-brand focus. He is an audit committee financial expert based on his chief executive officer experience and his service on other U.S. public company audit committees. He has extensive corporate governance experience through his service on the boards of other companies.

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William G. Kaelin, Jr., M.D. Age: 63, Director since 2012, Board Committees: Directors and Corporate Governance; Science and Technology (chair)

INDUSTRY MEMBERSHIPS	HONORS
National Academy of Medicine;
National Academy of Sciences;
American College of Physicians;
Association of American Physicians;
American Society of Clinical Investigation (ASCI);
American Academy of Arts and Sciences
Nobel Prize in Physiology or Medicine;
Albert Lasker Basic Medical Research Award;
Wiley Prize in Biomedical Sciences from the Rockefeller University;
Steven C. Beering Award from the Indiana University School of
Medicine; ASCI's Stanley J. Korsmeyer Award; Paul Marks Prize for
Cancer Research from the Memorial Sloan Kettering Cancer Center;
Richard and Hinda Rosenthal Prize from the American Association for
Cancer Research; Scientific Grand Prix of the Foundation Lefoulon-
Delalande; Canada Gairdner International Award; Doris Duke
Distinguished Clinical Scientist Award; Helis Award from Baylor
College of Medicine; Massry Prize from the Meira and Shaul G.
Massry Foundation

CAREER HIGHLIGHTS
• Harvard Medical School
- Sidney Farber Professor of Medicine (2002 - present)
• Brigham and Women's Hospital
- Professor (2002 - present)
• Howard Hughes Medical Institute
- Investigator (2002 - present)
- Assistant Investigator (1998 - 2002)
QUALIFICATIONS
Dr. Kaelin is a prominent medical researcher and academician. He has extensive experience at Harvard Medical School, a major medical institution, as well as special expertise in oncology—a key component of Lilly's business. He also has deep expertise in basic science, including mechanisms of drug action, and experience with pharmaceutical discovery research.

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David A. Ricks Age: 53, Director since 2017, Board Committees: none

PUBLIC BOARDS	NON-PROFIT BOARDS	INDUSTRY MEMBERSHIPS
Adobe Inc.	Board of Governors for Riley Children's Foundation; Central Indiana Corporate Partnership	International Federation of Pharmaceutical
Manufacturers & Associations (IFPMA) CEO
Steering Committee;
Pharmaceutical Research and Manufacturers
of America (PhRMA);
The Business Roundtable;
National Council for Expanding American
Innovation (NCEAI)
CAREER HIGHLIGHTS
• Eli Lilly and Company
- Chairman, President, and Chief Executive Officer (2017 - present)
- Senior Vice President and President, Lilly Bio-Medicines (2012 - 2016)
QUALIFICATIONS
Mr. Ricks was named President and Chief Executive Officer on January 1, 2017, and Chairman on June 1, 2017. Mr. Ricks joined Lilly in 1996, and most recently served as president of Lilly Bio-Medicines. He has deep expertise in product development, global sales and marketing, as well as public policy. He has significant global expertise in the company's commercial operations.

Marschall S. Runge, M.D., Ph.D. Age: 66, Director since 2013, Board Committees: Ethics and Compliance; Science and Technology

NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Michigan Medicine	Experimental Cardiovascular Sciences Study Section of the National Institutes of Health
CAREER HIGHLIGHTS
• University of Michigan
- CEO, Michigan Medicine (2015 - present)
- Executive Vice President for Medical Affairs (2015 - present)
- Dean, Medical School (2015 - present)
• University of North Carolina, School of Medicine
- Executive Dean (2010 - 2015)
- Chair of the Department of Medicine (2000 - 2015)
- Principal Investigator and Director of the North Carolina Translational and Clinical Sciences Institute (2010 - 2015)
QUALIFICATIONS
Dr. Runge brings the unique perspective of a practicing physician who has a broad background in healthcare and academia. He has extensive experience as a practicing cardiologist, a strong understanding of healthcare facility systems, and deep expertise in biomedical research and clinical trial design.

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Karen Walker Age: 59, Director since 2018, Board Committees: Audit; Compensation

PUBLIC BOARDS	NON-PROFIT BOARDS	MEMBERSHIPS + OTHER ORGANIZATIONS
Sprout Social, Inc.	Salvation Army Advisory Board of Silicon Valley	Association of National Advertisers (board and executive committee)
CAREER HIGHLIGHTS
• Intel Corporation, a leader in the semiconductor industry
- Senior Vice President and Chief Marketing Officer (2019 - present)
• Cisco Systems, Inc., a provider of communications technologies and services to commercial and governmental customers
- Senior Vice President and Chief Marketing Officer (2015 - 2019)
- Senior Vice President, Marketing (2013 - 2015)
- Senior Vice President of Segment, Services and Partner Marketing (2012 - 2013)
QUALIFICATIONS
Ms. Walker brings extensive marketing and digital expertise. She has valuable business experience developed through her business and consumer leadership positions in the information technology industry and is a recognized industry authority on both technology and marketing. Her business expertise includes senior field and marketing roles in Europe, North America, and the Asia-Pacific region.

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Director Qualifications and Nomination Process

Director Qualifications
Experience: Our directors are responsible for overseeing the company's business consistent with their fiduciary duties. This significant responsibility requires highly skilled individuals with various qualities, attributes, and professional experience. We believe the board is well-rounded, with a balance of relevant perspectives and experience, as illustrated in the following chart. Categories referencing "expertise" indicate that the director is an expert in the field, while "experience" indicates direct experience, including management and oversight of significant operations:

CEO Experience:			5
Financial Expertise:						9
Relevant Scientific/Academic Expertise:		4
Healthcare Experience:			5
Operational/Strategic Expertise:							10
International Experience:					7
Marketing and Sales Expertise:				6
Digital/Technology Expertise:	3

Board Tenure: As the following chart demonstrates, our director composition reflects a mix of tenure on the board, which provides an effective balance of historical perspective and an understanding of the evolution of our business with fresh perspectives and insights. Kathi Seifert, who joined the board in 1995, will retire from the board following the Annual Meeting. Effective January 25, 2021, Gabrielle Sulzberger was elected to the board as a member of the director class of 2021. Ms. Sulzberger was appointed to the Audit Committee and the Ethics and Compliance Committee. Effective February 16, 2021, Kimberly H. Johnson was elected to the board as a member of the director class of 2022. Ms. Johnson was appointed to the Compensation Committee and the Ethics and Compliance Committee. The following graphic highlights the tenure of our current board members:

Less than 3 Years:	3
3-5 Years:		4
6-10 Years:		4
More than 10 Years:		4

Diversity: The board strives to achieve diversity in the broadest sense, including persons diverse in geography, gender, ethnicity, age, and experiences. Although the board does not establish specific diversity goals or have a standalone diversity policy, the board's overall diversity is an important consideration in the director selection and nomination process. The Directors and Corporate Governance Committee assesses the effectiveness of board diversity efforts in connection with the annual nomination process as well as in new director searches. The company's 15 directors range in age from 48 to 71 and include six women and seven members of underrepresented groups (including minority group members (MGM) as well as lesbian, gay, bisexual, transgender, or queer (LGBTQ) individuals).

Character: Board members should possess the personal attributes necessary to be an effective director, including unquestioned integrity, sound judgment, a collaborative spirit, and commitment to the company, our shareholders, and other constituencies.

Director Refreshment
Together with our lead independent director, the Directors and Corporate Governance Committee performs periodic assessments of the overall composition and skills of the board to ensure that the board is actively engaged in succession planning for directors, and that our board reflects the viewpoints, diversity, and expertise necessary to support our complex and evolving business. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors.

The results of these assessments inform the board's recommendations on nominations for directors at the annual meeting of shareholders each year and help provide us with insight on the types of experiences, skills, perspectives, and other characteristics we should be seeking for future director candidates. Based on this assessment, the Directors and
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Corporate Governance Committee has recommended that the directors in the class of 2021 be elected at the Annual Meeting.

The board delegates the director screening process to the Directors and Corporate Governance Committee, which receives input from other board members. Director candidates are identified from several sources, including executive search firms retained by the committee, incumbent directors, management, and shareholders. The Directors and Corporate Governance Committee has retained Russell Reynolds Associates, an executive search and leadership consulting firm, to assist with identifying potential director candidates.

The Directors and Corporate Governance committee employs the same process to evaluate all candidates, including those submitted by shareholders. The committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the committee’s initial evaluation is favorable, the committee, assisted by management or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the chairman of the board and one or more of the independent directors, including the lead independent director, for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the committee recommends that the board nominate the candidate for election by the shareholders (or elects the candidate to fill a vacancy, as applicable).

Director Compensation

Directors who are employees receive no additional compensation for serving on the board. Non-employee director compensation is reviewed and approved by the board, on the recommendation of the Directors and Corporate Governance Committee.

Cash Compensation
The following table shows the retainers and meeting fees in effect in 2020 for all non-employee directors:

Board and Committee Membership Retainers (annual, paid in monthly installments)		Leadership Retainers (annual, paid in monthly installments)

Annual board retainer	$110,000	Lead independent director	$35,000

Audit Committee and Science and Technology Committee members (including the chairs)	$6,000	Audit Committee chair	$18,000
Compensation Committee, Directors and Corporate Governance Committee, Finance Committee, and Public Policy and Compliance Committee (renamed the Ethics and Compliance Committee effective January 1, 2021) members (including the chairs)	$3,000	Science and Technology Committee chair	$15,000
		All other committee chairs	$12,000

Directors are reimbursed for customary and usual travel expenses in connection with their travel to and from board meetings and other company events. Non-employee directors may also receive additional cash compensation for serving on ad hoc committees that may be formed by the board from time to time.

Stock Compensation
A significant portion of non-employee director compensation is linked to the long-term performance of Lilly stock. In 2020, non-employee directors received an annual equity-based award valued at $175,000. The award was credited to each non-employee director’s deferred stock account established under the Lilly Directors’ Deferral Plan as a number of units calculated by dividing $175,000 by the closing stock price on a pre-set annual date (approximately 1,245 units). The units track the economic value of shares of company stock with stock dividends being deemed "reinvested" in additional units based on the market price of the stock on the date dividends are paid. The units become converted into and issuable to the non-employee directors as shares of company stock commencing on the second January following a director's departure from board service (either in lump sum or installments as described below). When applicable, the annual equity-based award is prorated for time served.

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Share Ownership Guidelines
Directors are required to hold meaningful equity ownership positions in the company. Non-employee directors are required to hold Lilly stock, directly or through units representing the right to receive shares of Lilly stock under the Lilly Directors’ Deferral Plan, valued at not less than five times their annual board retainer; new non-employee directors are allowed five years to reach this ownership level. All non-employee directors serving at least five years have satisfied these guidelines. All other non-employee directors are, or in the case of newly elected directors, are expected to begin, making progress toward these requirements.

Annual Compensation Cap for Directors
In 2018, the board approved an annual cap to the total annual compensation (cash and equity compensation) for non-employee directors of $800,000. The cap is intended to avoid excessive director compensation and is included in both the Lilly Directors' Deferral Plan and in the Amended and Restated 2002 Lilly Stock Plan approved by shareholders at the 2018 annual meeting of shareholders.

Lilly Directors’ Deferral Plan
In addition to the annual equity-based grants credited to each non-employee director’s deferred stock account as described above, the Lilly Directors' Deferral Plan allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on the board has ended. Each director can choose to invest any amounts deferred in one or both of the following two accounts:

Deferred Stock Account. This account allows the non-employee director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as units representing the right to receive shares of company stock based on the closing stock price on pre-set monthly dates. Hypothetical dividends are deemed "reinvested" in additional units based on the market price of the stock on the date dividends are paid. The units become converted into and issuable to the non-employee director as shares of company stock commencing on the second January following the director's departure from board service (either in a lump sum or installments as described below). The deferral stock account is the same account where the annual equity-based awards are credited with the same conversion timing and procedure applicable to the annual equity-based awards.

Deferred Compensation Account. Deferred cash compensation in this account earns interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986 (the Internal Revenue Code). The aggregate amount of interest that accrued in 2020 for the participating directors was $109,753, at a rate of 2.5 percent. The rate for 2021 is 1.6 percent.

Both accounts may be paid out in a lump sum or in annual installments for up to 10 years based on individual director annual elections. All payments begin the second January following the director’s departure from board service. Amounts in the deferred stock account are paid in shares of company stock.

2020 Compensation for Non-Employee Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation and Payments ($)[2]	Total ($)[3]
Mr. Alvarez	$131,000	$175,000	$0	$306,000
Dr. Baicker	$131,000	$175,000	$0	$306,000
Dr. Bertozzi	$119,000	$175,000	$0	$294,000
Mr. Eskew	$134,000	$175,000	$0	$309,000
Mr. Fyrwald	$119,000	$175,000	$55,600	$349,600
Mr. Jackson	$137,000	$175,000	$0	$312,000
Dr. Kaelin	$134,000	$175,000	$5,000	$314,000
Mr. Luciano	$163,000	$175,000	$0	$338,000
Dr. Runge	$119,000	$175,000	$0	$294,000
Ms. Seifert	$116,000	$175,000	$20,841	$311,841
Mr. Tai	$122,000	$175,000	$60,000	$357,000
Ms. Walker	$119,000	$175,000	$20,000	$314,000
    *Ms. Sulzberger and Ms. Johnson were elected to the board of directors in 2021 and are not included in the table above.
1 Each non-employee director received an equity-based award of units valued at $175,000 (approximately 1,245 units). These units, and all prior awards of such units, are fully vested; however, the shares subject to such awards of units are not issued until the second January following the director's departure from board service when, as described above
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under "Lilly Directors’ Deferral Plan," the units are converted into shares of company stock and distributed to the former director. The column shows the grant date fair value for each director’s equity-based award computed in accordance with FASB ASC Topic 718, based on the closing stock price on the grant date. See Note 12 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for additional detail regarding assumptions underlying the valuation of equity awards. Aggregate outstanding stock awards are shown in the "Common Stock Ownership by Directors and Executive Officers" table in the "Stock Units Not Distributable Within 60 Days" column.

2 This column consists of amounts donated by the Eli Lilly and Company Foundation, Inc. (Foundation) under its matching gift program, which is generally available to U.S. employees as well as non-employee directors. Under this program, the Foundation matched 100 percent of charitable donations over $25 made to eligible charities, up to a maximum of $30,000 per year for each individual. The Foundation matched these donations via payments made directly to the recipient charity. The amounts for Mr. Fyrwald, Ms. Seifert, and Mr. Tai include matching contributions for donations made at the end of 2019 (Mr. Fyrwald - $28,000; Ms. Seifert - $4,000; and Mr. Tai - $30,000) for which the matching contribution was not paid until 2020.

3 Directors do not participate in a company pension plan or non-equity incentive plan.

2021 Director Compensation
The Directors and Corporate Governance Committee performs regular reviews of non-employee director compensation. In 2019, the Directors and Corporate Governance Committee performed an in depth review of non-employee director compensation, including a pharmaceutical company peer group analysis and general industry peer group analysis conducted with the assistance of an outside compensation consultant, discussions regarding the effectiveness of the non-employee directors in their various duties, and other considerations, including the desire to have non-employee director compensation positioned near the market median when compared against the general industry peer group. Although no formal changes or review of the non-employee director compensation were made or conducted in 2020, the Directors and Corporate Governance Committee intends to perform a non-employee director compensation review as part of its 2021 agenda.

Director Independence

The board annually determines the independence of directors based on a review and recommendation by the Directors and Corporate Governance Committee. No director is considered independent unless the board has affirmatively determined that he or she has no material relationship with the company, either directly or as a partner, significant shareholder, or officer of an organization that has a material relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with the New York Stock Exchange (NYSE) listing standards, except that the "look-back period" for determining whether a director’s prior relationships with the company impairs independence is extended from three to four years.

The company's process for determining director independence is set forth in our Standards for Director Independence, which can be found on our website at lilly.com/leadership/governance, along with our Corporate Governance Guidelines.

On the recommendation of the Directors and Corporate Governance Committee, the board determined that each current non-employee director is independent. The board also determined that the members of our Audit and Compensation Committees also meet the heightened independence standards applicable to those committees. The board determined that none of the non-employee directors has had during the last four years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence.

In making its independence determinations, the board considered that some of the non-employee directors are affiliated with companies or entities to which the company sold products or made payments, or from which the company purchased products or services during the year. Drs. Baicker, Bertozzi, Kaelin, and Runge are employed at medical or academic institutions with which the company engages in clinical research, provides research grants, and/or engages in commercial transactions in the ordinary course of business. Mr. Luciano is employed by Archer-Daniels-Midland Company and Mr. Fyrwald is employed by Syngenta AG. The company engages in routine business transactions with these companies. Aggregate payments to or from each of the organizations, in each of the last four fiscal years, did not exceed the greater of $1 million or 2 percent of that organization's consolidated gross revenues in a single fiscal year for the relevant four-year period. In reviewing these relationships, the board considers all relevant factors, including:

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•whether any transactions were entered into at arm's length in the normal course of business and, to the extent they are commercial relationships, have standard commercial terms; and
•whether any director had any direct business relationships with the company or received any direct personal benefit from any of these transactions, relationships, or arrangements.

Committees of the Board of Directors

The duties and membership of our board-appointed committees are described below. Effective January 1, 2021, our board disbanded the Finance Committee and reallocated its duties to the full board, the Audit Committee, and the Compensation Committee. This restructuring reduced the number of board committees to allow more time for meetings of the remaining committees, encouraging longer, more in-depth committee discussions, and allowing the board to have more in-depth discussions on capital allocation matters.

All committee members are independent as defined in the NYSE listing requirements and Lilly's independence standards. The members of the Audit and Compensation Committees each meet the additional independence requirements applicable to them as members of those committees.

The Directors and Corporate Governance Committee makes recommendations to the board regarding director committee membership and selection of committee chairs. The board has no set policy for rotation of committee members or chairs but annually reviews committee memberships and chair positions, seeking the best blend of continuity and fresh perspectives on the committees.

The chair of each committee determines the frequency and agenda of committee meetings, subject to any minimums specified in the relevant committee charter, and the committees meet alone in executive session on a regular basis.

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Membership and Meetings of the Board and Its Committees

In 2020, each director attended at least 75 percent of the total number of meetings of the board and the committees on which he or she served during his or her tenure as a board or committee member. In addition, all board members are expected to attend the Annual Meeting, and all directors then serving attended the 2020 annual meeting of shareholders. Current committee membership and the number of meetings of the board and each committee* held in 2020 are shown in the table below.

Name	Board	Audit	Compensation	Directors and Corporate Governance	Ethics and Compliance	Science and Technology
Mr. Alvarez	✓	✓	C
Dr. Baicker	✓				C	✓
Dr. Bertozzi	✓				✓	✓
Mr. Eskew	✓	✓		C
Mr. Fyrwald	✓		✓			✓
Mr. Jackson	✓	C			✓
Ms. Johnson**	✓		✓		✓
Dr. Kaelin	✓			✓		C
Mr. Luciano	LD		✓	✓
Mr. Ricks	✓
Dr. Runge	✓				✓	✓
Ms. Seifert	✓		✓	✓
Ms. Sulzberger**	✓	✓			✓
Mr. Tai	✓	✓		✓
Ms. Walker	✓	✓	✓
Number of 2020 Meetings	10	9	6	4	6	9
* Effective January 1, 2021, the board disbanded the Finance Committee, which met eight times in 2020.
** Ms. Sulzberger and Ms. Johnson were elected in 2021.

C    Committee Chair
LD    Lead Independent Director

All committee charters are available online at lilly.com/leadership/governance. Key responsibilities of each committee are set forth below.

Audit Committee
The Audit Committee assists the board in fulfilling its oversight responsibilities by monitoring:
•the integrity of financial information provided to our shareholders and others
•management's systems of internal controls and disclosure controls
•the performance of internal and independent audit functions
•the company's compliance with legal and regulatory requirements
•processes and procedures related to identifying and mitigating enterprise level risks.

The committee has sole authority to appoint or replace the independent auditor, subject to shareholder ratification.

The board has determined that Mr. Alvarez, Mr. Eskew, Mr. Jackson, Ms. Sulzberger, and Mr. Tai are audit committee financial experts, as defined in the rules of the U.S. Securities and Exchange Commission (SEC).

Compensation Committee
The Compensation Committee:
•oversees the company’s global compensation philosophy and policies
•establishes the compensation of our CEO, in consultation with other independent directors and our external compensation consultant, and other executive officers
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•acts as the oversight committee with respect to the company’s deferred compensation plans, management stock plans, and other management incentive compensation programs
•reviews succession plans for the CEO and other key senior leadership positions, including a broad review of our succession management and diversity efforts
•advises our management and the board regarding other human capital management and employee compensation and benefits matters
•reviews, monitors, and oversees stock ownership guidelines for executive officers
•oversees the company’s executive compensation recovery policy
•oversees the company’s engagement with shareholders regarding executive compensation matters, including reviewing and evaluating the results of advisory votes on executive compensation.

Compensation Committee Interlocks and Insider Participation
During the year ended December 31, 2020, Mr. Alvarez, Mr. Eskew, Mr. Fyrwald, and Ms. Seifert served on the Compensation Committee.

None of the Compensation Committee members:
•has ever been an officer or employee of the company
•is or has been a participant in a related person transaction with the company (see "Governance—Highlights of the Company's Corporate Governance—Conflicts of Interest and Transactions with Related Persons—Review and Approval of Transactions with Related Persons" for a description of our policy on related person transactions)
•has any other interlocking relationships requiring disclosure under applicable SEC rules.

Directors and Corporate Governance Committee
The Directors and Corporate Governance Committee:
•leads the process for director recruitment, together with the lead independent director
•reviews recommendations for nominees for the board of directors
•oversees matters of corporate governance, including board performance, non-employee director independence and compensation, corporate governance guidelines, and shareholder engagement on governance matters
•identifies and brings to the attention of the board as appropriate current and emerging environmental, social, political, and governance trends and public policy issues that may affect the business operations
•annually assesses the performance of the board, board committees and board processes, and reviews such findings with the board.

Ethics and Compliance Committee
Effective January 1, 2021, the board reorganized the Public Policy and Compliance Committee into the Ethics and Compliance Committee.

The Ethics and Compliance Committee:
•reviews, identifies and, when appropriate, brings to the attention of the board legal and regulatory trends and issues, and compliance and quality matters that may have an impact on the business operations, financial performance, or reputation of the company
•reviews, monitors, and makes recommendations to the board on corporate policies and practices related to compliance, including those related to employee health and safety.

Science and Technology Committee
The Science and Technology Committee:
•reviews and advises the board regarding the company’s strategic research and development goals and objectives
•monitors and evaluates developments, technologies, and trends in pharmaceutical research and development
•regularly reviews the company's product pipeline
•advises the board on the scientific aspects of significant business development opportunities
•assists the board with its oversight responsibility for enterprise risk management in areas affecting the company's research and development.

Finance Committee
Prior to its dissolution effective January 1, 2021, the Finance Committee reviewed and made recommendations to the board regarding financial matters, including:
•capital structure and strategies
•dividends
•stock repurchases
•capital expenditures
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•investments, financing, and borrowings
•benefit plan funding and investments
•financial risk management
•significant business development opportunities.

Effective January 1, 2021, the board disbanded the Finance Committee and reallocated its responsibilities to the full board, the Audit Committee, and the Compensation Committee.

Board Oversight of Strategy, Compliance, and Risk Management

The board takes an active approach to its role in overseeing the development and execution of the company’s business strategies. On an annual basis, the board and executive management conduct an extended review and discussion of the company’s strategy, reviewing goals, the external environment, key questions, and key risks. Board meetings include discussions of company performance relative to the strategy. The board also reviews strategic focus areas for the company, such as innovation, information security, cybersecurity, and human capital management. See also "Governance—Highlights of the Company’s Corporate Governance—Human Capital Management."

The board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity. Effective January 1, 2021, the Public Policy and Compliance Committee was reorganized to become the Ethics and Compliance Committee, with a refined focus on legal and regulatory trends and issues, and compliance and quality matters that may have an impact on the business operations, financial performance, or reputation of the company. The Ethics and Compliance Committee continues to meet at least four times per year, including semi-annual private sessions to discuss compliance with the company’s chief ethics and compliance officer, the general auditor, and the senior vice president, global quality. On an annual basis, the full board reviews the company's overall state of compliance and the Ethics and Compliance Committee receives an update on compliance at each meeting.

The chief ethics and compliance officer and the senior vice president, global quality report directly to the CEO.

The company also has an enterprise risk management program directed by its chief ethics and compliance officer. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. Key enterprise level risks are overseen by the full board and our enterprise risk management process is overseen by the Audit Committee. Company management is charged with managing risk through robust internal processes and controls. The enterprise level risks are reviewed annually at a full board meeting, and relevant enterprise risks are also addressed in periodic business function reviews and at the annual board and senior management strategy session.

Code of Ethics
The board approves the company's code of ethics, which is set out in:

The Red Book: A comprehensive code of ethical and legal business conduct applicable to all employees worldwide and to our board. The Red Book is reviewed and approved annually by the board.

Code of Ethical Conduct for Lilly Financial Management: A supplemental code for our CEO and all members of financial management, in recognition of their unique responsibilities to ensure proper accounting, financial reporting, internal controls, and financial stewardship.

These documents are available online at lilly.com/operating-responsibly/ethics-compliance and lilly.com/operating-responsibly/ethics-compliance/financial-management-ethical-conduct. In the event of any amendments to, or waivers from, a provision of the code affecting the CEO, chief financial officer, chief accounting officer, controller, or persons performing similar functions, we intend to post on the above website, within four business days after the event, a description of the amendment or waiver as required under applicable SEC rules, and we will maintain that information on our website for at least 12 months.

Highlights of the Company’s Corporate Governance

We are committed to good corporate governance, which promotes the long-term interests of shareholders and other company stakeholders, builds confidence in our leadership, and strengthens accountability by the board and management. The board has adopted corporate governance guidelines that set forth the company's basic principles of corporate governance. The section that follows outlines key elements of the guidelines and other important governance matters. Investors can learn more by reviewing the corporate governance guidelines, which are available online at lilly.com/leadership/governance.
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Role of the Board
Directors are elected by the shareholders to oversee the actions and results of the company’s management. The board exercises oversight over a broad range of areas, but the board's key responsibilities include the following (certain of which are carried out through the board's committees):
•providing general oversight of the business
•approving corporate strategy
•approving major management initiatives
•selecting, compensating, evaluating, and, when necessary, replacing the CEO, and compensating other senior executives
•ensuring that an effective succession plan is in place for all key senior leadership positions and reviewing our broader talent management process, including human capital management strategies, overall corporate culture, and D&I programs
•overseeing the company’s ethics and compliance program and management of significant business risks
•selecting, compensating, and evaluating directors
•overseeing the company's enterprise risk management program
•overseeing the company’s approach to current and emerging political, social, environmental, and governance trends and public policy issues that may affect the company.

The board takes an active role in its oversight of our corporate strategy. Each year, the board and executive management closely examine the company's strategy, including key risks and decisions facing the company. Decisions reached in this session are updated throughout the year, including as the board discusses the company's financial performance, the performance of our business units, and progress in our product pipeline.

Board Composition and Requirements
Mix of Independent Directors and Officer-Directors
We believe there should always be a substantial majority (75 percent or more) of independent directors. The CEO should be a member of the board.

Voting for Directors
In an uncontested election, directors are elected by a majority of votes cast. An incumbent nominee who fails to receive a greater number of votes "for" than "against" his or her election will tender his or her resignation from the board (following the certification of the shareholder vote). The board, on recommendation of the Directors and Corporate Governance Committee, will decide whether to accept the resignation. The company will promptly disclose the board's decision, including, if applicable, the reasons the board rejected the resignation.

Director Tenure and Retirement Policy
Non-employee directors must retire from the board no later than the date of the annual meeting that follows their seventy-second birthday, although the Directors and Corporate Governance Committee may recommend exceptions to this policy. The Directors and Corporate Governance Committee, with input from all board members, also considers the contributions of the individual directors annually, with a more robust assessment at least every three years when considering whether to nominate directors to new three-year terms. The company has not adopted term limits because the board believes that the company benefits from having a mix of longer- and shorter-tenured members of the board.

Other Board Service
To ensure proper engagement from our directors and effective functioning of our board, we have instituted certain limitations on service on the boards of other companies. In general, no director may serve on more than three other public company boards. The Directors and Corporate Governance Committee may approve exceptions if it determines that the additional service will not impair the director's effectiveness on the Lilly board.

Board Confidentiality Policy
The board has adopted a Confidentiality Policy, applicable to all current and future members of the board. The policy prohibits a director from sharing confidential information obtained in his or her role as a director with any third party except under limited circumstances where the director is seeking legal advice or is required by law to disclose information. The Confidentiality Policy can be viewed on the company's website: lilly.com/leadership/governance.

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Leadership Structure; Oversight of Chairman, CEO, and Senior Management
Leadership Structure
Our board believes that there is no "one-size-fits-all" approach to board leadership and recognizes that one of its key responsibilities is to evaluate its optimal leadership structure to ensure both independent oversight of management and an engaged board with complementary qualities, perspectives, and experiences. The board regularly reviews its leadership structure and developments in the area of corporate governance to ensure that our chosen leadership structure continues to strike the appropriate balance for the company and our stakeholders and enables us to promote the long-term interests of our shareholders. Throughout 2020, the board continued its proactive assessment of board succession and refreshment and, after thoughtful consideration of our business, long-term strategy, and related risks, and the strong role of our lead independent director, the independent directors believe that combining the chairman and CEO roles, coupled with a strong lead independent director position, continues to be in the best interest of the company and our shareholders. The board believes that Mr. Ricks’ extensive knowledge of, and experience in, the pharmaceutical industry enables him to effectively set the long-term strategic direction of the company and provide diligent, long-term leadership and direction for management and our board.

Mr. Luciano serves as the current lead independent director. Mr. Luciano is a strong lead independent director who fulfilled each of the duties below during the past year. As the CEO and president of Archer-Daniels-Midland Company, he brings valuable and diverse experience and outside perspective to his lead independent director role, which permits him to serve as a trusted adviser to Mr. Ricks and ensure effective board management.

In 2020, the independent directors, led by Mr. Luciano, met at each regularly scheduled board meeting in executive session to discuss various matters related to the oversight of the company, the management of the board’s affairs, and the CEO’s performance. We believe Mr. Luciano fosters an open and constructive dialogue during these sessions as well as during individual discussions with the independent directors. Mr. Luciano advises Mr. Ricks on the independent directors’ discussions, including performance feedback.

Board Independence
The board has put in place a number of governance practices to ensure effective independent oversight, including:

•Executive sessions of the independent directors: Held after every regular board meeting and presided over by the lead independent director.

•Annual performance evaluation of the chairman and CEO: Conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee and independent directors in establishing the CEO’s compensation for the next year.

•A strong, independent, clearly defined lead independent director role: The lead independent director's responsibilities include:
◦leading the board’s processes for selecting the CEO
◦overseeing the independent directors’ annual performance evaluation of the chairman and CEO
◦serving as a liaison between the chairman and the independent directors
◦presiding at all meetings of the board at which the chairman is not present
◦presiding at executive sessions of the independent directors
◦calling meetings of the independent directors, as appropriate
◦approving meeting agendas and schedules and reviewing information to be provided to the board
◦being available for consultation and direct communication with shareholders, as appropriate
◦together with the chairman and the chair of the Directors and Corporate Governance Committee, conducting the annual board assessment process
◦together with the Directors and Corporate Governance Committee, leading the director succession planning process
◦retaining advisors for the independent directors, as appropriate.

•The independent directors and all committees have the ability to retain their own independent advisors, at the company’s expense, whenever they deem it desirable to do so.

•The lead independent director is appointed annually by the board, which conducts an assessment of his or her performance as part of the annual board assessment process. Currently, Mr. Luciano is the lead independent director.

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•Director access to management and independent advisors: Independent directors have direct access to members of management whenever they deem it necessary, and the company's executive officers attend part of each regularly scheduled board meeting.

CEO Succession Planning
The Compensation Committee, board, and CEO annually review the company's succession plans for the CEO and other key senior leadership positions. The independent directors also meet without the CEO to discuss CEO succession planning.

During these reviews, the CEO and directors discuss:
•future candidates for the CEO and other senior leadership positions
•succession timing
•development plans for the strongest candidates.

The independent directors and the CEO maintain a confidential plan for the timely and efficient transfer of the CEO's responsibilities in the event of an emergency or his sudden departure, incapacitation, or death.

The company ensures that the directors have multiple opportunities to interact with the company's top leadership talent in both formal and informal settings to allow them to most effectively assess the candidates' qualifications and capabilities.

Human Capital Management
Overview and Oversight
At Lilly, dedication to human capital management is a core component of our corporate governance and culture. Our comprehensive approach to human capital management is grounded in our core values of integrity, excellence, and respect for people, which reflect our commitment to creating a safe, supportive, ethical, and rewarding work environment.

The board exercises active oversight over our overall talent management process, including human capital management strategies, corporate culture, and D&I programs. The board also oversees the work of its committees in developing corporate policies and frameworks designed to attract, retain, engage, and develop a workforce that aligns with our values and mission. The Compensation Committee advises the board on human capital management and employee compensation and benefit matters, and annually reviews our leadership development, succession planning practices, and diversity efforts. The Directors and Corporate Governance Committee in turn identifies and brings to the attention of the board, as appropriate, current and emerging social, environmental, political, and governance trends and public policy issues that may affect our business operations, performance, or reputation.

The board also oversees human capital management by regularly engaging with management and facilitating a system of reporting that highlights the importance of D&I to Lilly. For example, as part of our commitment to D&I, our board considers the contributions related to D&I of our CEO and other executive committee members when determining their compensation. Our board also oversees the activities of our CEO and executive committee in setting expectations for inclusive leadership and holding leaders accountable for building diverse and inclusive teams. Our CEO receives regular reports from Lilly’s senior vice president for human resources and diversity. In addition, our chief D&I officer is a vice president who reports to the senior vice president for human resources and diversity, who is a member of our executive committee. We believe this system of oversight and reporting by the board and our key executives is critical to our success in fostering an inclusive, supportive, and rewarding workplace.

Measuring Progress on Diversity and Inclusion
We are committed to fairness and nondiscrimination in our employment practices, and we deeply value diverse backgrounds, skills, and global perspectives. To fulfill our purpose, we believe we must look at challenges from multiple viewpoints and understand the diverse experiences of the patients who depend on us. In short, our differences make a difference—to patients and to our business.

We believe that fostering D&I begins with understanding, and we have approached D&I with the same rigor as our other business-critical priorities. Our Employee Journeys research has yielded important insights about the experiences of women, Black/African American, Latinx, Asian, and LGBTQ employees at Lilly. In response to insights from our Employee Journeys research, we developed, among others, an education and awareness program to help build cultural literacy and understanding about conditions needed for employees to feel psychologically safe at work. More than 3,000 leaders and 13,000 employees have participated in required training to gain greater awareness of how unconscious bias and microaggressions can harm team cohesiveness and hurt employee engagement. Our Employee Journeys research has also resulted in growing energy around D&I, with a company-wide network of D&I champions, initiatives, and teams across business areas—and an expanding appreciation of the value of different perspectives. The results of this research
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are reviewed by our senior leadership, and we deploy actions and activities in response to these insights to improve our workplace and corporate culture.

Workforce Diversity

Data as of year-end for each given year. Includes Regular and Fixed Term Employees only, excluding Temporary Employees and Contingent Workers.

WORKFORCE: WOMEN

U.S.
50%
50%
49%
49%
Global
50%
50%
48%
47%
45%
47%
49%
51%
53%
55%

MANAGEMENT POSITIONS

MGM
22%
22%
19%
16%
Women
46%
45%
42%
41%
0%
10%
20%
30%
40%
50%
2020
2019
2018
2017

47% 7 OF 15 **EXECUTIVE COMMITTEE** MEMBERS ARE WOMEN

Women
Men

13% 2 OF 15 **EXECUTIVE COMMITTEE** MEMBERS ARE MGM

MGM
Non-MGM

U.S. WORKFORCE: MGM

Other*
2%
2%
2%
2%
Latinx
5%
5%
4%
4%
Black/African American
10%
10%
8%
7%
Asian
10%
10%
9%
9%
MGM Total
27%
27%
23%
22%
0%
5%
10%
15%
20%
25%
30%
2020
2019
2018
2017

**Other includes American Indian, Alaskan Native, Native Hawaiian, Other Pacific Islander, and two or more races*

Since 2017, we have committed to increasing the number of women, Black/African American, Latinx, and Asian populations in leadership roles, and we actively monitor our progress. From the end of 2017 through the end of 2020, we increased the number of women in management globally from 41 percent to 46 percent. For MGM in the U.S. over the same period, we increased management representation from 16 percent to 22 percent. Across all levels of our workforce, from the end of 2017 through the end of 2020, we have seen increased representation for MGMs in the U.S. and women globally.

Our focus on D&I is also a critical component of our broader corporate governance. Seven of 15 members (approximately 47 percent) of our executive committee (which includes our CEO) are women and two are MGM, including one MGM woman. In addition, the company's 15 directors range in age from 48 to 71 and include six women and seven members of underrepresented groups (including MGM as well as LGBTQ individuals).
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Recognition
At Lilly, we strive to be leaders in D&I and workplace benefits, and we are honored when we receive recognition for our dedicated efforts to improve the lives of our employees. Below are some of our accolades for 2020 and early 2021:

Employee Development
We believe talent begins with the hiring process. We therefore require hiring managers to consider a diverse pool of candidates and we strive to provide a diverse panel of interviewers for open positions. We believe that hiring in this way helps ensure that people from all backgrounds have equal opportunity to advance their careers.

We offer training to enable our employees to perform their duties in our highly regulated industry. We also strive to cultivate a culture that promotes ongoing learning by encouraging employees to seek further education and growth experiences, helping them build rewarding careers. We have introduced online programming to facilitate access to our learning and development offerings. Many training courses are designed to improve accessibility for people with disabilities and other unique needs. Across Lilly, we are working to design learning experiences to be more inclusive and effective.

To further improve our talent programs and processes, in 2019, we introduced Explore Your Career, a global framework of tools and resources for our employees. We believe Explore Your Career provides broader access and transparency about career development and advancement at Lilly. In 2018, we introduced Emerge, a three-day program led by our CEO that is designed to develop MGM talent at Lilly, and three cohorts comprising Black/African American women, Latinx and Asian women, and MGM men have participated in this enterprise-level program since its inception. Lilly also offers established leadership development programs for women and earlier career multi-cultural talent, as well as leaders at all levels.

Employee resource groups (ERGs) are another important component of developing talent at Lilly. We currently have 10 ERGs representing groups including women, MGMs, LGBTQ individuals, and people with disabilities. ERGs offer our diverse workforce opportunities to build relationships, engage with senior leaders, advance our caring community, and offer unique insights and perspectives to improve our business. Membership in our ERGs continues to grow, with an estimated 11,430 people participating worldwide at the end of 2020.

In furtherance of our efforts to create an inclusive workplace, in 2020 we expanded Make it Safe to Thrive, an education and awareness program to help employees and leaders understand how individual psychological safety can be created and enhanced, with the goal of ensuring that all employees feel safe to speak up and to share their ideas at work. The program includes live and online training and a monthly video series.

Compensation, Benefits, and Pay Equity
While our rewards programs vary around the world, we take a holistic approach to employee benefits. These may include flexible work arrangements, on-site conveniences, such as cafes, fitness centers, child development centers, competitive time-off programs, retirement benefits, and health and disability programs that are available to eligible employees when they need support. We are committed to rewarding, supporting, and developing our employees who make it possible to fulfill our mission to unite caring with discovery to create medicines that make life better for people around the world.

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We are also committed to ensuring pay is administered equitably across our workforce. For more than 20 years, we have regularly conducted pay equity studies of our workforce in the U.S. and have more recently started conducting studies of our workforce outside of the U.S. While infrequent, we have made pay adjustments as warranted based on these analyses. We believe that pay equity is critical to our success in supporting a global, diverse, and inclusive workforce.

Employee Health and Safety
Due to concerns regarding the ongoing COVID-19 pandemic, we have taken various measures to protect the health and safety of our employees, including instituting travel restrictions and work-from-home arrangements. For further information on the measures we have taken in response to COVID-19, see "Proxy Statement Summary—Our Response to COVID-19—Keeping Our Employees Safe and Healthy."

Board Education and Annual Performance Assessment
The company engages in a comprehensive orientation process for incoming new directors. Directors also attend ongoing continuing education sessions on areas of particular relevance or importance to our company, and we hold periodic mandatory training sessions for the Audit Committee.

Every year, the Directors and Corporate Governance Committee, together with the chair and the lead independent director, conducts a robust assessment of the board's performance, board committee performance, and all board processes, based on input from all directors. We also conduct an annual assessment of each individual director's performance, and every three years we conduct a detailed review of individual director performance when considering whether to nominate the director to a new three-year term.

Conflicts of Interest and Transactions with Related Persons
Conflicts of Interest
Occasionally a director's business or personal relationships may give rise to an interest that conflicts, or appears to conflict, with the interests of the company. As outlined in the company's corporate governance guidelines, directors must disclose to the company all relationships that could create a conflict or an appearance of a conflict. The board, after consultation with counsel, takes appropriate steps to identify actual or apparent conflicts and ensure that all directors voting on an issue are disinterested with respect to that issue. A director may be excused from board discussions and decisions on an issue related to an actual or apparent conflict, as appropriate.

In addition, a director’s relationship with Lilly may give rise to an interest that conflicts, or appears to conflict, with the interests of another company, institution, or other stakeholder. A director must disclose his or her relationship with Lilly in connection with any scientific publication, using the International Committee of Medical Journal Editors (ICMJE) conflict of interest form for this purpose when possible. Each director must disclose his or her service on the board to his or her employer and any other organization with which the director has a relationship of trust and where the relationship with the company is relevant. In addition, directors must follow the internal conflict of interest policies and procedures of each such organization.

Review and Approval of Transactions with Related Persons
The board has adopted a policy and procedures for review, approval, and monitoring of transactions involving the company and related persons (directors and executive officers, their immediate family members, or shareholders of more than five percent of the company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in this proxy statement under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Policy:
Related person transactions must be approved by the board or by a committee of the board consisting solely of independent directors, who will approve the transaction only if the board or committee determines that it is in the best interests of the company. In considering the transaction, the board or committee will consider all relevant factors, including:
•the company’s business rationale for entering into the transaction
•the alternatives to entering into a related person transaction
•whether the transaction is on terms comparable to those available to third parties, or in the case of employment relationships, to employees generally
•the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts
•the overall fairness of the transaction to the company.

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Procedures:
•Management or the affected director or executive officer will bring the matter to the attention of the chairman, the lead independent director, the chair of the Directors and Corporate Governance Committee, or the General Counsel and Secretary.
•The chairman and the lead independent director shall jointly determine (or, if either is involved in the transaction, the other shall determine in consultation with the chair of the Directors and the Corporate Governance Committee) whether the matter should be considered by the board or by one of its existing committees consisting only of independent directors.
•If a director is involved in the transaction, he or she will be recused from all discussions and decisions about the transaction.
•The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified, if appropriate, as promptly as practicable.
•The board or relevant committee will review the transaction annually to determine whether it continues to be in the company’s best interests.

In 2020, there were no related party transactions required to be reported pursuant to relevant SEC rules in this proxy statement.

Communication with the Board of Directors

You may send written communications to members of the board, including independent directors, addressed to:
Board of Directors
Eli Lilly and Company
c/o General Counsel and Secretary
Lilly Corporate Center
Indianapolis, IN 46285

Shareholder Engagement on Governance Issues

To ensure that a diversity of perspectives is thoughtfully considered on a number of issues, each year the company engages large shareholders and other key constituents to discuss areas of interest or concern related to corporate governance, as well as any specific issues for the coming proxy season. Since our 2020 annual meeting of shareholders, we have spoken with a number of investors on an array of subjects, including board leadership; environmental, social, and governance topics; drug pricing transparency and global access to our products, including our COVID-19 therapies; product quality and safety; key enterprise risks; executive compensation; and human capital management. Given the significant challenges the world faced in 2020, we appreciate now more than ever the thoughtful and constructive feedback that we receive from our stakeholders. While a few shareholders communicated differing views on some of our governance practices, the investors with whom we spoke were generally supportive of our performance and overall compensation and governance policies. This feedback has been discussed with our chairman and CEO, the lead independent director, our Compensation Committee, Ethics and Compliance Committee, and our Directors and Corporate Governance Committee, and it was a key input into board discussions on corporate governance topics. As a result of these discussions and its own deliberations, the board decided to recommend in favor of the two management proposals described below. We are committed to continuing to engage with our investors to ensure their diverse perspectives on corporate governance and other issues are thoughtfully considered.

Management Proposals to Eliminate Classified Board and Supermajority Voting Requirements
Each year between 2007 and 2012, and again in 2018, 2019, and 2020, our management put forward proposals to eliminate the company's classified board structure. The proposals did not pass because they failed to receive a "supermajority vote" of 80 percent of the outstanding shares of our common stock, as required in the company's articles of incorporation. In addition, in 2010, 2011, 2012, 2018, 2019, and 2020, we submitted management proposals to eliminate the supermajority voting requirements themselves. Those proposals also did not receive the required 80 percent vote.

Prior to 2012, these proposals received support ranging from 72 to 77 percent of our outstanding shares. In 2012, the vote in support of these proposals was approximately 63 percent of our outstanding shares, driven in part by a 2012 NYSE rule revision prohibiting brokers from voting their clients' shares on corporate governance matters absent specific instructions from such clients. In 2018, 2019, and 2020, the vote in support was approximately 62, 66, and 69 percent of our outstanding shares, respectively.

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After considering the interests of the company and our shareholders, we have resubmitted management proposals to eliminate the classified board and supermajority voting requirements for consideration at the Annual Meeting (see Items 4 and 5). We will continue to engage with our shareholders on these and other topics to ensure that we continue to demonstrate strong corporate governance and accountability to shareholders.

Shareholder Proposals
If a shareholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by November 19, 2021. Proposals should be addressed to the General Counsel and Secretary and mailed to Lilly Corporate Center, Indianapolis, IN 46285. For convenience, emailed copies may also be sent to shareholderproposals@lilly.com. In addition, the company’s bylaws provide that any shareholder wishing to propose any other business at the 2022 annual meeting of shareholders must give the company written notice by November 19, 2021, and no earlier than September 20, 2021. That notice must provide certain other information as described in the bylaws. A copy of the bylaws is available online at lilly.com/leadership/governance.

Shareholder Recommendations and Nominations for Director Candidates
A shareholder who wishes to recommend a director candidate for evaluation should forward the candidate's name and information about the candidate's qualifications to:

Chair of the Directors and Corporate Governance Committee
c/o General Counsel and Secretary
Lilly Corporate Center
Indianapolis, IN 46285

The candidate must meet the selection criteria described above under "Governance—Director Qualifications and Nomination Process—Director Qualifications" and must be willing and expressly interested in serving on the board.

Under Section 1.9 of the company’s bylaws, a shareholder who wishes to directly nominate a director candidate at the 2022 annual meeting of shareholders (i.e., to propose a candidate for election who is not otherwise nominated by the board through the recommendation process described above) must give the company written notice by November 19, 2021, and no earlier than September 20, 2021. The notice should be addressed to the General Counsel and Secretary at the address provided above. The notice must contain prescribed information about the candidate and about the shareholder proposing the candidate as described in more detail in Section 1.9 of the bylaws. A copy of the bylaws is available online at lilly.com/leadership/governance.

We know of no other matters to be submitted to shareholders at the Annual Meeting other than the proposals referred to in this proxy statement.
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Ownership of Company Stock

Common Stock Ownership by Directors and Executive Officers
The following table sets forth the number of shares of company common stock beneficially owned by the directors, the named executive officers, and all directors and executive officers as a group, as of February 12, 2021. On February 12, 2021, there were 958,425,693 shares of the company’s common stock outstanding. None of the stock or stock units owned by any of the listed individuals has been pledged as collateral for a loan or other obligation.

Beneficial Owners	Common Stock [1]				Stock Units Not Distributable Within 60 Days [4]
	Shares Owned [2]		Stock Units Distributable Within 60 Days [3]	Percent of Class
Ralph Alvarez	—		—	*	49,145
Katherine Baicker, Ph.D.	—		—	*	20,398
Carolyn R Bertozzi, Ph.D.	—		—	*	6,267
Michael L. Eskew	—		—	*	43,904
J. Erik Fyrwald	100		—	*	67,025
Anat Hakim	—		7,928	*	7,929
Jamere Jackson	—		—	*	7,009
Kimberly H. Johnson	—		—	*	—
William G. Kaelin, Jr., M.D.	—		—	*	18,813
Juan R. Luciano	—		—	*	12,619
David A. Ricks	462,924	[5]	—	*	56,205
Marschall S. Runge, M.D., Ph.D.	—		—	*	14,341
Kathi P. Seifert	3,533		—	*	73,838
Daniel Skovronsky, M.D., Ph.D.	115,680		—	*	18,735
Joshua L. Smiley	79,819	[6]	—	*	—
Gabrielle Sulzberger	—		—	*	—
Jackson P. Tai	45,570		—	*	14,170
Karen Walker	—		—	*	4,224
Alfonso G. Zulueta	61,634		—	*	10,706
All directors and executive officers as a group (30 people):	1,229,181		7,928	*	480,586

* Less than 1.0 percent of the outstanding common stock of the company.
1    The sum of the "Shares Owned" and "Stock Units Distributable Within 60 Days" columns represents the shares considered "beneficially owned" for purposes of disclosure in this proxy statement. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting and sole investment power with respect to their shares.
2 This column includes the number of shares of common stock held individually as well as the number of 401(k) Plan shares held by the beneficial owners indirectly through the 401(k) Plan.
3 This column sets forth restricted stock units that vest within 60 days of February 12, 2021.
4 For the executive officers, this column reflects restricted stock units that will not vest within 60 days of February 12, 2021. For the non-employee directors, this column reflects the number of units representing the right to receive shares of company stock credited to the directors' accounts in the Lilly Directors' Deferral Plan.
5 The shares shown for Mr. Ricks include 15,720 shares that are owned by a family foundation for which he is a director. Mr. Ricks has shared voting power and shared investment power with respect to the shares held by the foundation.
6 Mr. Smiley resigned from his officer position on February 9, 2021. His shares are included in the total for all directors and officers as a group based on Mr. Smiley’s Form 4 filed on February 10, 2021.

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Common Stock Ownership of Certain Beneficial Holders
The following table sets forth the number of shares of company common stock beneficially owned as of December 31, 2020, unless otherwise indicated, by each person known to the company to beneficially own more than 5 percent of the outstanding shares of the company’s common stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Class*
Lilly Endowment Inc. (the Endowment)[1] 2801 North Meridian Street Indianapolis, IN 46208	111,132,343	11.6%
The Vanguard Group[2] 100 Vanguard Blvd. Malvern, PA 19355	68,661,494	7.2%
BlackRock, Inc.[3] 55 East 52nd Street New York, NY 10055	58,811,768	6.1%
The PNC Financial Services Group, Inc.[4] 101 W Washington St. Indianapolis, IN 46255	52,012,151	5.4%
*Percent of class is calculated based on the shares of our common stock outstanding as of February 12, 2021.

1 Based on information provided to Lilly by the Endowment as of January 12, 2021 and a Schedule 13G/A filed by the Endowment with the SEC on January 21, 2021, the Endowment has sole voting and sole dispositive power with respect to all of its shares. The board of directors of the Endowment is composed of N. Clay Robbins, chairman, president & CEO; Mary K. Lisher; William G. Enright; Daniel P. Carmichael; Charles E. Golden; Eli Lilly II; David N. Shane; Craig Dykstra; Jennett M. Hill; and John C. Lechleiter.
2 Based solely on the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group, it beneficially owns 68,661,494 shares altogether. It does not have sole voting power with respect to any of its shares and it has shared voting power with respect to 1,463,329 of its shares. It has sole dispositive power with respect to 64,975,145 of its shares and shared dispositive power with respect to 3,686,349 of its shares.
3 Based solely on the Schedule 13G/A filed with the SEC on January 29, 2021 by BlackRock, Inc., it has sole voting power with respect to 51,122,422 of its shares and sole dispositive power with respect to 58,811,768 shares.
4 Based solely on the Schedule 13G/A filed with the SEC on February 12, 2021 by The PNC Financial Services Group, Inc.; PNC Bancorp, Inc.; PNC Bank, National Association (PNC Bank); PNC Capital Advisors, LLC; PNC Delaware Trust Company; and PNC Investments LLC (collectively, PNC), PNC beneficially owns 52,012,151 shares altogether. PNC has sole voting power with respect to 1,948,954 of its shares and shared voting power with respect to 50,001,182 of its shares. PNC has sole dispositive power with respect to 1,596,522 of its shares and shared dispositive power with respect to 50,374,248 of its shares. Of the total shares of common stock reported for PNC above, 50,000,000 shares are held in the Eli Lilly and Company Compensation Trust account for which PNC Bank serves as directed trustee. As directed trustee, PNC Bank is deemed to share both voting power and investment discretion with respect to those 50,000,000 shares.

Compensation

Item 2. Advisory Vote on Compensation Paid to Named Executive Officers

Section 14A of the Securities Exchange Act of 1934 provides the company's shareholders with the opportunity to approve, on an advisory basis, the compensation of the company's named executive officers as disclosed in the proxy statement. Our compensation philosophy is designed to attract, engage, and retain highly talented individuals from a variety of backgrounds and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company’s core values of integrity, excellence, and respect for people.

The Compensation Committee and the board believe that our executive compensation aligns well with our philosophy and with corporate performance. Executive compensation is an important matter for our shareholders. We routinely review our compensation practices and engage in ongoing dialogue with our shareholders to ensure our practices are aligned with stakeholder interests and reflect best practices.

We request shareholder approval, on an advisory basis, of the compensation of the company’s named executive officers as disclosed in this proxy statement. As an advisory vote, this proposal is not binding on the company. However, the Compensation Committee values input from shareholders and will consider the outcome of the vote when making future
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executive compensation decisions. At our 2017 annual meeting of shareholders, our shareholders expressed a preference that advisory votes on executive compensation occur every year, as recommended by our board. Consistent with this preference, the board determined that the company would hold advisory votes on executive compensation on an annual basis until the next advisory vote on the frequency of advisory votes on executive compensation, which will occur no later than our 2023 annual meeting of shareholders.

Board Recommendation on Item 2

The board recommends that you vote FOR the approval, on an advisory basis, of the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, the compensation tables, and related narratives provided below in this proxy statement.

Compensation Committee Matters

Background
Role of the Independent Consultant in Assessing Executive Compensation
The Compensation Committee has retained Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. FW Cook reports directly to the Compensation Committee, and it is not permitted to have any business or personal relationship with management or members of the Compensation Committee. The consultant’s responsibilities are to:
•review the company’s total compensation philosophy, peer group, and target competitive positioning for reasonableness and appropriateness
•review the company’s executive compensation program and advise the Compensation Committee of evolving best practices
•provide independent analyses and recommendations to the Compensation Committee on the CEO’s pay
•review the draft CD&A and related tables for the proxy statement
•proactively advise the Compensation Committee on best practices for board governance of executive compensation
•undertake special projects at the request of the Compensation Committee chair.

FW Cook interacts directly with members of company management only on matters under the Compensation Committee’s oversight and with the knowledge and permission of the Compensation Committee chair.

Role of Executive Officers and Management in Assessing Executive Compensation
With the oversight of the CEO and the senior vice president of human resources and diversity, the company’s global compensation group formulates recommendations on compensation philosophy, plan design, and compensation for executive officers (other than the CEO, as noted below). The CEO provides the Compensation Committee with a performance assessment and compensation recommendation for each of the other executive officers. The Compensation Committee considers those recommendations with the assistance of its compensation consultant. The CEO and the senior vice president of human resources and diversity attend Compensation Committee meetings; they are not present for executive sessions or any discussion of their own compensation. Only non-employee directors and the Compensation Committee’s consultant attend executive sessions.

The CEO does not participate in the formulation or discussion of his pay recommendations. He has no prior knowledge of the recommendations that the consultant makes to the Compensation Committee.

Risk Assessment Process
As part of the company's overall enterprise risk management program, in 2020 (consistent with prior years), the Compensation Committee reviewed the company’s compensation policies and practices and concluded that the programs and practices are not reasonably likely to have a material adverse effect on the company. The Compensation Committee noted numerous policy and design features of the company’s compensation programs and governance structure that reduce the likelihood of inappropriate risk-taking, including, but not limited to:
•Only independent directors serve on the Compensation Committee
•The Compensation Committee engages its own independent compensation consultant
•The Compensation Committee has downward discretion to lower compensation plan payouts
•The Compensation Committee approves all adjustments to financial results that affect compensation calculations
•Different measures and metrics are used across multiple incentive plans that appropriately balance cash/stock, fixed/variable pay, and short-term/long-term incentives
•Incentive plans have predetermined maximum payouts
•Performance objectives are challenging but achievable
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•Programs with operational metrics have a continuum of payout multiples based upon achievement of performance milestones, rather than "cliffs" that might encourage suboptimal or improper behavior
•A compensation recovery policy is in place for all members of senior management; negative compensation consequences can result in cases involving serious compliance violations
•Meaningful share ownership and retention requirements are in place for all members of senior management and the board.

Compensation Committee Report
The Compensation Committee evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, management stock plans, and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation in the CD&A. With this in mind, the Compensation Committee has reviewed and discussed the CD&A with management. Based on this discussion, the Compensation Committee recommended to the board that the CD&A be included in this proxy statement and the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Compensation Committee
Ralph Alvarez, Chair
J. Erik Fyrwald
Juan R. Luciano
Kathi P. Seifert
Karen Walker

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Compensation Discussion and Analysis
This CD&A describes our executive compensation philosophy, the Compensation Committee’s process for setting executive compensation, the elements of our compensation program, the factors the Compensation Committee considered when setting executive compensation for 2020, and how the company’s results affected incentive payouts. This CD&A provides compensation information for our CEO, David Ricks, our former chief financial officer, Joshua Smiley, who resigned from his officer position on February 9, 2021, and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2020, Daniel Skovronsky, Anat Hakim, and Alfonso Zulueta.

Name, age* and principal occupation
David A. Ricks, 53
Chairman, President and CEO

Joshua L. Smiley, 51
Former Senior Vice President and Chief Financial Officer

Daniel Skovronsky, M.D., Ph.D., 47
Senior Vice President, Chief Scientific Officer, and President, Lilly Research Laboratories

Anat Hakim, 52
Senior Vice President, General Counsel and Secretary

Alfonso G. Zulueta, 58
Senior Vice President and President, Lilly International

*Age is as of the date of this proxy statement.

Our Philosophy on Compensation
At Lilly, our purpose is to unite caring with discovery to create medicines that make life better for people around the world. To do this, we must attract, engage, and retain highly talented individuals from a variety of backgrounds and motivate them to create long-term shareholder value by achieving top-tier corporate performance while embracing the company's core values of integrity, excellence, and respect for people. Our compensation programs are designed to help us achieve these goals while balancing the long-term interests of our shareholders and customers.

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Objectives
Our compensation and benefits programs are based on the following objectives:
•Reflect individual and company performance: We reinforce a high-performance culture by linking pay with individual and company performance. As employees assume greater responsibilities, the proportion of total compensation based on absolute company performance, relative company performance and shareholder returns increases. We perform annual reviews to ensure our programs provide an incentive to deliver long-term, sustainable business results while discouraging excessive risk-taking or other adverse behaviors.

•Attract and retain talented employees: Compensation opportunity is market competitive and reflects the level of job impact and responsibilities. Retention of talent is an important factor in the design of our compensation and benefit programs.

•Implement broad-based programs: While the amount of compensation paid to employees varies, the overall structure of our compensation and benefit programs is broadly similar across the organization to encourage and reward all employees who contribute to our success.

•Consider shareholder input: Management and the Compensation Committee consider the results of our annual say-on-pay vote and other sources of shareholder feedback when designing executive compensation and benefit programs.

Say-on-Pay Results for 2020
At our 2020 annual meeting of shareholders, approximately 97 percent of the shares cast voted in favor of the company's say-on-pay proposal on executive compensation. Management and the Compensation Committee view this vote as supportive of the company's overall approach toward executive compensation.

Compensation Committee's Processes and Analyses
Setting Compensation
The Compensation Committee considers individual performance assessments, compensation recommendations from the CEO (with respect to each of the other executive officers), company performance, peer group data, input from its compensation consultant, and its own judgment when determining compensation for the company's executive officers.
•Individual performance: Generally, the independent directors, under the direction of the lead independent director, meet with the CEO at the beginning of each year to establish the CEO's performance objectives. At the end of the year, the independent directors meet to assess the CEO's achievement of those objectives along with other factors, including contribution to the company’s performance, diversity, ethics, and integrity. This evaluation is used in setting the CEO's compensation opportunity for the next year.

The Compensation Committee receives individual performance assessments and target compensation recommendations from the CEO for each of the remaining executive officers. Each executive officer’s performance assessment is based on the achievement of objectives established at the start of the year, as well as other factors, including contribution to the company's performance, diversity, ethics, and integrity. The Compensation Committee considers these inputs, its knowledge of and interactions with each executive officer, and its judgment to develop a final individual performance assessment. For new executive officers, target compensation is set by the Compensation Committee at the time of promotion or offer.

•Company performance: Lilly performance is considered in multiple ways:
•Overall performance for the prior year based on a variety of metrics is a factor in establishing target compensation for the coming year.
•At the beginning of each calendar year, annual performance goals are established and approved by the committee. Performance against these annual goals is used to determine the short-term cash incentive payout.
•Prior to the annual grant, multi-year performance goals are established and approved by the committee. Performance against these multi-year objectives is used to determine the long-term incentive equity payout.

•Peer group analysis: The Compensation Committee uses data from the peer group described below as a market check for compensation decisions but does not use this data as the sole basis for its compensation targets and does not target a specific position within that range of market data.

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•Input from independent compensation consultant concerning executive pay: The Compensation Committee considers the advice of its independent compensation consultant, FW Cook, when setting executive officer compensation.

Competitive Pay Assessment
Lilly’s peer group is composed of companies that directly compete with Lilly, use a similar business model, and employ people with the unique skills required to operate an established biopharmaceutical company. The Compensation Committee selects a peer group whose median market cap and revenue are broadly similar to Lilly's. The Compensation Committee reviews the peer group at least every three years. The Compensation Committee established the following peer group in May 2018 for purposes of assessing competitive pay:

AbbVie	Celgene*	Novo Nordisk
Allergan	Gilead	Pfizer
Amgen	GlaxoSmithKline	Roche
AstraZeneca	Johnson & Johnson	Sanofi
Biogen	Merck	Shire*
Bristol-Myers Squibb	Novartis	Takeda
*Market data unavailable for assessing competitive 2020 pay due to business mergers.

At the time of the review in May 2018, all peer companies were no greater than two times our revenue or market cap except Johnson & Johnson, Novartis, Pfizer, and Roche. The Compensation Committee included these four companies despite their size because they compete directly with Lilly, have similar business models, and seek to hire from the same pool of management and scientific talent.

When determining pay levels for target compensation, the Compensation Committee considers an analysis of peer group pay for each executive officer position (except CEO), along with internal factors such as the performance and experience of each executive officer. The independent compensation consultant for the Compensation Committee provides a similar analysis when recommending pay levels for the CEO. The CEO analysis includes a comparison of our CEO actual total direct compensation in the prior year to company performance on an absolute basis and on a relative basis to the peer group. The analysis also includes a comparison of current target total direct compensation for our CEO to the most recently available data on CEO target total direct compensation for our peer companies. On average, the named executive officer's target total direct compensation for 2020 was below the median of the peer group, which reflects several named executive officers being relatively new to their roles.

Components of Our Compensation
Our 2020 executive compensation was primarily composed of three components:
•base salary
•annual cash bonus, which is generally based on company performance relative to internal targets for revenue, EPS, and the progress of our pipeline
•three different forms of equity incentives:
◦performance awards, which are performance-based equity awards that vest over three years and have a performance component measuring the company's two-year change in EPS relative to the expected peer group change followed by a 13-month service-vesting period
◦shareholder value awards, which are performance-based equity awards that pay out based on absolute company stock price growth measured over a three-year period, followed by a one-year holding period
◦relative value awards, which are performance-based equity awards that pay out based on company TSR results relative to peers measured over a three-year period, followed by a one-year holding period.
Executives also receive a company benefits package, described below under "Other Compensation Practices and Information—Employee Benefits."

Adjustments to Reported Financial Results
The Compensation Committee has authority to adjust the company's reported revenue and EPS upon which incentive compensation payouts are determined to eliminate the distorting effect of unusual income or expense items. The adjustments are intended to:
•align award payments with the underlying performance of the core business
•avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year
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•eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments
•facilitate comparisons with peer companies.

The Compensation Committee considers the adjustments approved by the Audit Committee for reporting non-GAAP EPS and other adjustments, based on guidelines approved by the Compensation Committee prior to the performance period. The Compensation Committee reviews and approves adjustments on a quarterly basis and may adjust payouts for items, including but not limited to, the impact of significant acquisitions or divestitures, the impact of share repurchases that differ significantly from business plan, gains and losses on investments in equity securities that differ significantly from business plan, and large swings in foreign exchange rates. Further details on the adjustments for 2020 and the rationale for making these adjustments are set forth in Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award." For ease of reference, throughout the CD&A and the other compensation disclosures, we refer simply to "revenue" and "EPS," but we encourage you to review the information in Appendix A to understand the adjustments from reported revenue and EPS that were approved.

The Compensation Committee also has general authority to apply downward (but not upward) discretion to bonus, performance award, shareholder value award, and relative value award payouts for individual executive officers.

1.Base Salary

In setting salaries, Lilly seeks to retain, motivate, and reward successful performers while maintaining affordability within the company's business plan. Base salaries are reviewed and established annually and may be adjusted upon promotion, following a change in job responsibilities, or to maintain market competitiveness. Salaries are based on each person's level of contribution, responsibility, expertise, and competitiveness and are compared annually with peer group data.

Base salary increases for 2020 were established based upon a corporate budget for salary increases, which is set considering company performance over the prior year, expected company performance for the following year, and general external trends.

2.Annual Cash Bonus

The Bonus Plan is designed to reward the achievement of the company’s annual financial and innovation objectives. All the named executive officers participated in the Bonus Plan during 2020.

Bonus Plan
The Compensation Committee sets performance goals and individual bonus targets for the Bonus Plan at the beginning of each year. The bonus is based on three areas of company performance measured relative to internal targets: revenue, EPS, and innovation progress. The annual cash bonus payout is calculated as follows:
Actual payouts can range from 0 to 200 percent of an individual's bonus target. The Compensation Committee references the annual operating plan and pipeline objectives to establish performance targets and to assess the relative weighting for each objective. The 2020 weightings remain unchanged from the prior year:

Lilly Goals	Weighting
Revenue performance	25%
EPS performance	50%
Pipeline progress	25%

Based on this weighting, the company bonus multiple is calculated as follows:

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3.Equity Incentives

The company grants three types of equity incentives to executives and certain other employees: performance awards that are designed to focus leaders on multi‑year operational performance relative to peer companies, shareholder value awards that are intended to align earned compensation with long-term growth in shareholder value, and relative value awards which encourage TSR outperformance within our industry. These awards, when considered together, align with shareholder interests by incenting long-term operational excellence, shareholder return and peer company outperformance without encouraging excessive risk-taking behaviors. The Compensation Committee has the discretion to adjust any payout from an equity award granted to an executive officer downward (but not upward) from the amount yielded by the applicable formula.

Performance Awards
Performance awards vest over three years. Payouts are based on achieving EPS growth targets over a two-year performance period, followed by an additional 13-month service-vesting period for executive officers, during which the award is held in the form of restricted stock units. The growth-rate targets are set relative to the median expected EPS growth for our peer group over the same performance period. These awards do not accumulate dividends during the two-year performance period, but they do accumulate dividend equivalent units during the service-vesting period.

The Compensation Committee believes EPS growth is an effective measure of operational performance because it is closely linked to shareholder value, is broadly communicated to the public, is understood by Lilly employees, and allows for objective comparisons to performance of Lilly's peer group. Consistent with the objectives established by the Compensation Committee, Lilly company performance exceeding the expected peer group median results in above‑target payouts, while Lilly company performance lagging the expected peer group median results in below‑target payouts. Possible payouts range from 0 percent to 175 percent of the target number of shares, depending on Lilly EPS growth over the performance period.

The measure of EPS used in the performance award program differs from the measure used in the Bonus Plan in two ways. First, the EPS goal in the Bonus Plan is set with reference to internal goals that align to our annual operating plan for the year, while the EPS goal in the performance award program is set based on the expected growth rates of our peer group. Second, the Bonus Plan measures EPS over a one-year period, while the performance award program measures EPS over a two-year period. In a given year, the Bonus Plan may pay above target while the performance award pays below target (or vice versa).

Shareholder Value Awards
Shareholder value awards are earned based on Lilly's share price performance. Shareholder value awards pay above target if Lilly's stock outperforms an expected rate of return and below target if Lilly's stock underperforms that expected rate of return. The expected rate of return is based on the three-year TSR that a reasonable investor would consider appropriate when investing in a basket of large-cap U.S. companies, as determined by the Compensation Committee. The minimum price to achieve target is calculated by multiplying the starting share price of Lilly's stock by the three-year compounded expected rate of return less Lilly's dividend yield. Shareholder value awards have a three-year performance period, and any shares paid are subject to a one-year holding requirement. No dividends are accrued during the performance period. Executive officers receive no payout if Lilly's TSR for the three-year period is zero or negative. Possible payouts are based on share price growth and range from 0 to 175 percent of the target number of shares.

In prior years, shareholder value awards were subject to modification by +/– 20 percent based on Lilly’s relative TSR versus peer companies over the performance period. Starting in 2020, this modifier was eliminated in favor of grants of a separate award tied to relative TSR (see “Relative Value Awards” below).

Relative Value Awards
Relative value awards are earned based on Lilly's TSR performance relative to industry peers. The minimum performance to achieve target is a TSR that is equal to the median TSR performance for the peer group. Relative value awards have a three-year performance period, and any shares paid are subject to a one-year holding requirement. No dividends are accrued during the performance period. Executive officers receive no payout if Lilly's TSR for the three-year period is 30 or more percentage points below the median TSR performance for the peer group over the same time period. Possible payouts range from 0 to 175 percent of the target number of shares.

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Pay for Performance
The mix of compensation for our named executive officers reflects Lilly’s desire to link executive compensation with individual and company performance. As reflected in the charts below, a substantial portion of the target pay for executive officers is performance-based. The annual cash bonus and equity payouts are contingent upon company performance, with the bonus factoring in performance over a one-year period, and equity compensation factoring in performance over multi-year periods (as described above). The charts below depict the annualized mix of target compensation for Lilly’s CEO and the average for the other named executive officers (including Mr. Smiley).

2020 Target Total Compensation
Performance Review Process
In setting 2020 target compensation for the named executive officers, the Compensation Committee considered individual contributions, Lilly performance during 2019, internal relativity, peer group data, and input from the CEO for named executive officers other than himself.

2020 Evaluation of Individual Named Executive Officer Performance
A summary of the Compensation Committee's review of individual named executive officer performance in 2019 that influenced decisions on 2020 target compensation for these executives is provided below:

David Ricks, Chairman, President, and CEO: In accordance with the company’s Corporate Governance Guidelines, the independent directors conducted an assessment of Mr. Ricks’ performance led by the lead independent director. The independent directors believe the company largely met or exceeded its combined financial and strategic goals for 2019 under Mr. Ricks’ leadership. In 2019, Mr. Ricks and his team:

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•delivered on the company's financial commitments despite the withdrawal of Lartruvo® (olaratumab) globally in the first quarter of 2019
•launched BAQSIMI® (glucagon), a new form of glucagon for diabetes, and received approval for Reyvow® in the United States. Additionally, 15 new medicines were launched to patients in Europe, Japan, and the rest of world, including three launches in China: Trulicity, Olumiant, and Taltz
•progressed 16 potential new medicines into Phase I clinical development from both internal research efforts and external sources
•continued to drive a cross-company productivity agenda resulting in savings that funded increased investment in research and development and achieved planned capital return to shareholders
•completed the divestiture of Elanco
•completed the acquisition of Loxo Oncology, Inc. (Loxo), the largest acquisition in the company’s history and submitted selpercatinib (also known as Loxo 292) to the FDA for the treatment of metastatic rearranged during transfection (RET) fusion-positive non-small cell lung cancer and thyroid cancer
•implemented a strategy that improved D&I across the company, increased the representation of women and minorities in management, and conducted pay equity studies to ensure equality in pay. The company was recognized for its efforts by receiving the Catalyst award recognizing our initiatives for workplace gender equity and was ranked #3 on the Diversity Inc. top 50 companies list
•improved certain environmental performance areas, such as greenhouse gas emissions, energy efficiency, waste efficiency, and wastewater
•initiated work to refresh our long-term goals for environmental, safety, and governance to ensure the company is fulfilling its objectives in these areas.

In addition, the company was named one of the world’s most ethical companies by the Ethisphere Institute.

Daniel Skovronsky, M.D., Ph.D., Senior Vice President, Chief Scientific Officer, and President, Lilly Research Laboratories: Dr. Skovronsky advanced innovation for patients during his first full year as the company's chief scientific officer. His contributions in 2019 include:

•advanced innovative medicines through the product pipeline including the first approval Baqsimi, a new form of glucagon for diabetes, and Reyvow for treatment of acute migraine in the United States. The company also achieved approval for 15 new medicines for patients in Europe, Japan and the rest of world including three launches in China: Trulicity, Olumiant, and Taltz
•co-led the acquisition of Loxo, the largest acquisition in the company’s history
•sped research resulting in 16 potential new medicines advancing to Phase I clinical development including both internally discovered molecules and molecules sourced externally via business development, the most the company has achieved in more than a decade
•enhanced strategies to further reduce the time drug candidates spend in development, leading to earlier product launch
•led Lilly’s external research efforts, including expansion of key research hubs in New York, Boston and San Francisco
•led D&I strategies in research and development to improve innovation and productivity; acted as executive sponsor of Lilly’s Japanese Network, an employee resource group focused on supporting and advancing people of Japanese heritage in the company.

Anat Hakim, Senior Vice President, General Counsel and Secretary: Ms. Hakim joined Lilly as senior vice president and general counsel in February 2020. In October 2020, Ms. Hakim was elected secretary by the board, thereby changing her title to senior vice president, general counsel and secretary. Prior to joining Lilly, Ms. Hakim served as executive vice president, general counsel and secretary of WellCare Health Plans. Ms. Hakim began her career at Latham & Watkins LLP after earning her law degree from Harvard University. She later moved to Foley & Lardner LLP. In 2010 she joined Abbott Laboratories (Abbott) as divisional vice president and associate general counsel for intellectual property litigation supporting Abbott's pharmaceutical business; in 2013, she was named associate general counsel for litigation. Ms. Hakim was recognized as general counsel of the year in 2019 by Corporate Counsel for her work at WellCare Health Plans.

Alfonso Zulueta, Senior Vice President and President, Lilly International: Mr. Zulueta demonstrated strong leadership of Lilly International and across the company. In 2019, he:

•delivered strong financial results from volume driven growth across multiple therapeutic areas including diabetes, immunology, and oncology
•successfully launched numerous products in multiple countries and therapeutic areas, resulting in strong product market shares
•built new capabilities with digital technologies to meet customer needs
•drove a productivity agenda across Lilly International
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•championed and completed several business development arrangements to maximize the Lilly portfolio
•served as executive sponsor of Organization of Latinx at Lilly (OLA), the company’s employee resource group focused on supporting and advancing the development of Latinx employees across the company.

In addition to the performance evaluations of the named executive officers above, the Compensation Committee reviewed Mr. Smiley’s performance, and determined that Mr. Smiley contributed to the strong financial performance of the company in 2019, including the completion of the Elanco divestiture, the acquisition of Loxo, and partnerships with business unit presidents and our chief scientific officer to drive resource allocation. In connection with Mr. Smiley's resignation as an officer on February 9, 2021, and because the performance-based elements of Mr. Smiley’s total compensation package had not yet been paid, the Compensation Committee took action to reduce his 2020 Bonus Plan payout to zero, reduce his 2018-2020 shareholder value award, and cancel all of his other outstanding equity incentive awards granted in 2019 and 2020. See “Compensation Recovery Policy” as well as the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

2020 Target Compensation
The information below reflects total compensation at target for named executive officers for 2020. The actual compensation received in 2020 is summarized below in "2020 Compensation Results."

Rationale for Changes to Named Executive Officer Target Compensation
The Compensation Committee established the 2020 target total compensation for each named executive officer, except Ms. Hakim, based on the named executive officer's 2019 performance, internal relativity, and peer group data. The Compensation Committee approved Ms. Hakim's target total compensation upon her hire in February 2020. In connection with Mr. Smiley's resignation as an officer on February 9, 2021, and because the performance-based elements of Mr. Smiley’s total compensation package had not yet been paid, the Compensation Committee took action to reduce his 2020 Bonus Plan payout to zero, reduce his 2018-2020 shareholder value award, and cancel his other outstanding equity incentive awards.

The Compensation Committee used the terms of the applicable award agreements to take these actions, which give authority to the Compensation Committee to reduce payouts in a manner consistent with the authority provided in our Compensation Recovery Policy. See “Compensation Recovery Policy” as well as the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Base Salary
The following table shows the approved annualized salary effective at the beginning of March for each named executive officer. Base pay increases are reflective of strong individual performance and a relatively low base pay market position due to limited tenure in each executive officer's respective role. Each named executive officer's actual base salary earned during 2020 is reflected in the Summary Compensation Table in the "Executive Compensation" section of this proxy.

Name	2019 Annual Base Salary Effective March 1, 2019	2020 Annual Base Salary Effective March 1, 2020	Increase
Mr. Ricks	$1,400,000	$1,500,000	7%
Mr. Smiley	$900,000	$1,000,000	11%
Dr. Skovronsky	$900,000	$1,000,000	11%
Ms. Hakim	N/A1	$775,000	N/A
Mr. Zulueta	N/A1	$850,000	N/A

1 Ms. Hakim and Mr. Zulueta were not named executive officers in 2019.

Annual Cash Bonus Targets
Based on a review of internal relativity, peer group data, and individual performance, the Compensation Committee retained the same percent-of-salary bonus targets as in 2019 for Mr. Ricks, Mr. Smiley, and Dr. Skovronsky and set Ms. Hakim's bonus target at 80 percent and Mr. Zulueta's bonus target at 95 percent. Bonus targets are shown in the table below as a percentage of each named executive officer’s earnings from base salary in 2020:
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Name	2019 Bonus Target		2020 Bonus Target
Mr. Ricks	150%		150%
Mr. Smiley	95%		95%	[2]
Dr. Skovronsky	95%		95%
Ms. Hakim	N/A	[1]	80%
Mr. Zulueta	N/A	[1]	95%

1 Ms. Hakim and Mr. Zulueta were not named executive officers in 2019.
2 As a result of Mr. Smiley's resignation as an officer on February 9, 2021 and because the 2020 bonus had not yet been paid, his 2020 bonus payout was $0.
  See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with
  Former Chief Financial Officer”.

Equity Incentives - Target Grant Values
For 2020 equity grants, the Compensation Committee set the total target values for named executive officers based on peer group data, individual performance, and internal relativity. Named executive officers have 35 percent of their equity target allocated to shareholder value awards and relative value awards, respectively, and 30 percent to performance awards. Total target values for the 2019 and 2020 equity grants to the named executive officers were as follows:

Name	2019 Annual Equity Grant		2020 Annual Equity Grant
Mr. Ricks	$10,500,000		$12,500,000
Mr. Smiley	$2,700,000	[3]	$3,300,000	[3]
Dr. Skovronsky	$3,500,000		$4,100,000
Ms. Hakim	N/A	[1]	$2,000,000	[2]
Mr. Zulueta	N/A	[1]	$2,250,000

1 Ms. Hakim and Mr. Zulueta were not named executive officers in 2019.
2 Ms. Hakim also received an equity grant of restricted stock units valued at $2,000,043 upon her hire in February 2020.
3 As a result of Mr. Smiley's resignation as an officer on February 9, 2021, he forfeited his 2019 and 2020 annual equity grants. The target amounts of $2,700,000 and $3,300,000 for his 2019 and 2020 annual equity grants have been reduced to
  $0. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Performance Goals for 2020 Incentive Programs
Annual Cash Bonus Goals
The Compensation Committee established the company performance targets using the company's 2020 annual operating plan, which was approved by the board in 2019. These targets are described below under "2020 Compensation Results."

2020-2022 Performance Award
In February 2020, the Compensation Committee established a compounded two-year EPS growth target of 5.7 percent per year based on investment analysts’ consensus EPS growth estimates for our peer group companies at that time. To translate the 5.7 percent per year growth goal into a 2-year cumulative EPS target, the Compensation Committee applied the target growth to the 2019 non-GAAP EPS of $6.04 to obtain target 2020 results of $6.38 and then applied the goal growth again to the target 2020 results to obtain target 2021 results of $6.75. The target 2020 and 2021 results were added together to yield a 2-year cumulative EPS target of $13.13. Payouts for the 2020-2022 performance award can range from 0 to 175 percent of the target number of shares, as shown below:

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In December 2020, the Compensation Committee approved an updated 2020–2022 Performance Award to align with Lilly’s decision to adjust EPS results to remove the impact of gains and losses on investments in equity securities from compensation program outcomes. The updated award retained the Compensation Committee’s decision to establish a compounded two-year EPS growth target of 5.7 percent per year, but the growth was applied to an adjusted 2019 non-GAAP EPS of $5.73 that excluded gains and losses on investments in equity securities. The Compensation Committee applied the target growth to the 2019 non-GAAP EPS of $5.73 to obtain target 2020 results of $6.06 and then applied the goal growth again to the target 2020 results to obtain target 2021 results of $6.40. The target 2020 and 2021 results were added together to yield an updated cumulative 2-Year EPS goal of $12.46. Payouts for the 2020-2022 Performance Award can range from 0 to 175 percent of the target number of shares, as shown below:

2020-2022 Shareholder Value Award
For purposes of establishing the stock price target for the shareholder value awards, the starting price was $119.76 per share, the average closing stock price for all trading days in November and December 2019. The target share price was established using the expected annual rate of return for large-cap companies (8 percent), less an assumed Lilly dividend yield of 2.47 percent. To determine payout, the ending price will be the average closing price of company stock for all trading days in November and December 2022. The award is designed to deliver no payout to executive officers if the shareholder return (including projected dividends) is zero or negative. Possible payouts based on share price ranges are illustrated in the grid below.

2020-2022 Relative Value Award
The relative value award is based on the most recent three-year Lilly TSR performance compared to industry peers. To determine payout, the TSR performance is calculated for Lilly and its peers. This calculation compares the average closing price of each company’s stock for all trading days in November and December 2019 to the average closing price of each company’s stock for all trading days in November and December 2022, assuming reinvestment of dividends, to obtain the TSR for each company. The median TSR for the peer companies is then subtracted from Lilly’s TSR to determine what payout has been earned. For example, if Lilly’s TSR was 55 percent over the three-year performance
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period and the median peer company performance was 41 percent, Lilly would have outperformed by 14 percentage points (55 percent - 41 percent). This outperformance would have resulted in a 130 percent payout based on the payout ranges depicted below.

2020-2022 Relative Value Award
Absolute Percentage Point (pp) Difference from Peer Median TSR
Payout Multiple
Peer Median TSR
-0.01 pp to -5.9 pp
Peer Median to +5.9 pp
≤ -30 pp
-24.0 pp to -29.9 pp
-18.0 pp to -23.9 pp
-12.0 pp to -17.9 pp
-6.0 pp to -11.9 pp
+6.0 pp to +11.9 pp
+12.0 pp to +17.9 pp
+18.0 pp to +23.9 pp
+24.0 pp to +29.9 pp
≥ +30 pp
0%
25%
40%
55%
70%
85%
100%
115%
130%
145%
160%
175%

2020 Compensation Results
The information in this section reflects the amounts paid to named executive officers under the Bonus Plan and for equity awards granted in prior years for which the relevant performance period ended in 2020.

Lilly Performance
In 2020 we exceeded our revenue target and nearly achieved our EPS target. We also exceeded our target for pipeline progress. Key pipeline highlights include the first regulatory approval for Retevmo and Lyumjev and two emergency use authorizations for bamlanivimab monotherapy and for baricitinib in combination with remdesivir for patients diagnosed with COVID-19. Lilly also received new indication approvals for Taltz and Cyramza in the United States and for Olumiant in the European Union. By the end of 2020, Lilly had also exceeded its two-year EPS growth target for the performance award and our three-year stock price growth target for the shareholder value award. The discussion below details the measures used in each program, what the performance goal was to obtain target performance, how performance outcomes were assessed and what the Compensation Committee approved as the final payout multiple.

Bonus Plan
The company utilized revenue, EPS, and pipeline progress to incent the achievement of 2020 company objectives. Each measure contributes to the final payout multiple on a weighted basis: revenue (25 percent), EPS (50 percent), and pipeline progress (25 percent). Each performance measure is assessed a payout multiple contribution of 0 to 200 percent.

The company exceeded its annual cash bonus target for revenue, nearly achieved its target for EPS and significantly exceeded its targets for pipeline progression. The Compensation Committee adjusted non-GAAP EPS by $0.98 to exclude net gains on investments in equity securities that significantly exceeded business plan. The Compensation Committee also reduced revenue and EPS for the purposes of the bonus calculation to exclude estimated savings from certain discrete and unplanned performance items from the bonus plan multiple. The Science and Technology Committee's assessment of the company's product pipeline achievements is detailed below:
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Activity	Objective	Achievement
Approvals	2 new drug first approvals 15-17 other approvals	2 new drug first approvals 24 other approvals
Potential new drug Phase III starts	2	3
Potential new drug Phase I starts	14-15	17
Potential new indication or line extension Phase III starts	6	9
Plan Boldly	Meet industry benchmark for speed of development	Exceeded industry benchmark for speed of development
Deliver to Launch	Meet planned project timelines	Accelerated planned project timelines
Qualitative Assessment	Assessment of the chief scientific officer's evaluation of performance against strategic objectives

Based on the recommendation of the Science and Technology Committee, the Compensation Committee approved a pipeline multiple of 1.79.

The company's performance compared to targets as well as the resulting bonus multiple, is illustrated below:

For additional information on financial results, see Appendix A, "Summary of Adjustments Related to the Annual Cash Bonus and Performance Award."

When combined, the revenue, EPS, and pipeline multiples yielded a bonus multiple of 1.18.

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The 2020 bonuses paid to the applicable named executive officers under the Bonus Plan were as follows:

Name	2020 Bonus ($)
Mr. Ricks	$2,625,500
Mr. Smiley	$0*
Dr. Skovronsky	$1,102,317
Ms. Hakim	$670,633
Mr. Zulueta	$952,850

* As a result of Mr. Smiley’s resignation as an officer on
February 9, 2021 and the fact his bonus had not yet
been paid, the Compensation Committee exercised its
discretion to reduce his payout under the Bonus Plan
for 2020 from $1,102,317 to $0. See the discussion of
Mr. Smiley’s Separation Agreement under “Agreement
with Former Chief Financial Officer”.

2019-2021 Performance Awards
The target cumulative EPS for the 2019-2021 performance award was set in the first quarter of 2019, reflecting expected industry growth of 5.8 percent each year over the two-year performance period of 2019-2020. The company's adjusted EPS growth for the two-year period was 17.2 percent. The Compensation Committee adjusted non-GAAP EPS by $0.98 to exclude net gains on investments in equity securities that significantly exceeded business plan.

For the named executive officers, shares earned for the 2019-2020 performance period are subject to an additional 13-month service-vesting period and are shown in the table below as restricted stock units.

Name	Target Shares	RSUs Earned
Mr. Ricks	37,470	56,205
Mr. Smiley	9,635	0**
Dr. Skovronsky	12,490	18,735
Ms. Hakim*	N/A	N/A
Mr. Zulueta	7,137	10,706

* Ms. Hakim joined Lilly in February 2020, so she did not receive a PA grant in 2019.
** As a result of Mr. Smiley's resignation as an officer on February 9, 2021 and the fact his
2019-2021 performance award had not yet been converted to a 13-month service vesting RSU, the Compensation Committee exercised its discretion to cancel
Mr. Smiley's 2019-2021 performance award resulting in zero RSUs earned. See discussion of Mr. Smiley's Separation Agreement under "Agreement with Former Chief
Financial Officer".

2018-2020 Shareholder Value Award
The target stock price range of $99.02 to $109.83 (16.9 percent to 29.7 percent total stock price growth) for the 2018-2020 shareholder value award was set in 2018 based on a beginning stock price of $84.70, which was the average closing price for Lilly stock for all trading days in November and December 2017. The ending stock price of $152.16 represents stock price growth of 79.6 percent over the relevant three-year period resulting in a payout multiple of 1.50.

The relative TSR modifier applies to those individuals who were executive officers when the award was granted. The cumulative TSR median for the company’s peer group was 23.5 percent, and Lilly’s TSR over the same period was 92.2
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percent. Given this positive relative performance, our relative TSR was 68.7 percentage points above the peer group median resulting in a maximum award payout of 180 percent of target (SVA payout multiple of 150 percent multiplied by the 1.2 modifier = 180 percent final payout).

The number of shares paid to each of our named executive officers for the 2018-2020 performance period were as follows:

Name	Target Shares	Shares Paid Out
Mr. Ricks	131,036	235,865
Mr. Smiley	33,487	45,207**
Dr. Skovronsky*	22,461	33,692
Ms. Hakim*	N/A	N/A
Mr. Zulueta	29,119	52,414

* The TSR modifier did not apply to Dr. Skovronsky’s 2018-2020 shareholder value award payouts since he was not an executive officer at the time of grant. Ms. Hakim joined Lilly in
February 2020, so she did not receive a SVA grant in 2018.
** As a result of Mr. Smiley's resignation as an officer on February 9, 2021 and the fact his
2018-2020 shareholder value award had not yet been paid, the Compensation Committee exercised its discretion to reduce Mr. Smiley’s 2018–2020 shareholder value award payout by
25 percent or $3,100,954. See the discussion of Mr. Smiley’s Separation Agreement under
“Agreement with Former Chief Financial Officer”.

Other Compensation Practices and Information
Employee Benefits
The company offers core employee benefits coverage to:
•provide our workforce with a reasonable level of financial support in the event of illness or injury
•provide post-retirement income
•enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefit programs available to executive officers are offered to all U.S. employees and include medical and dental coverage, disability insurance, and life insurance. In addition, the 401(k) Plan and The Lilly Retirement Plan (the Retirement Plan) are intended to provide U.S. employees a reasonable level of retirement income reflecting employees’ careers with the company. To the extent that any employee’s retirement benefit exceeds Internal Revenue Service (IRS) limits for amounts that can be paid through a qualified plan, the company also offers a nonqualified pension plan and a
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nonqualified savings plan. These plans provide only the difference between the calculated benefits and the IRS limits, and the formula is the same for all U.S. employees. The cost of employee benefits is partially borne by the employee, including each executive officer.

Perquisites
The company provides very limited perquisites to executive officers. In response to the COVID-19 pandemic, the company considered various actions to promote the health and safety of its employees, including its named executive officers, recognizing that the company’s important objectives during this critical time would be significantly disadvantaged without the full services of its employees. As part of this process, the company has encouraged Mr. Ricks’ personal use of the corporate aircraft (up to a maximum incremental cost of $60,000) as a means to (i) increase his time available for business purposes and (ii) enhance his health and safety. The incremental cost of personal use of corporate aircraft is included as a perquisite in the Summary Compensation Table under the heading "All Other Compensation."

The Lilly Deferred Compensation Plan
Members of senior management may defer receipt of part or all of their cash compensation under The Lilly Deferred Compensation Plan (Deferred Compensation Plan), which allows executives to save for retirement in a tax-effective way at minimal cost to the company. Under this unfunded plan, amounts deferred by the executive are credited at an interest rate of 120 percent of the applicable federal long-term rate, as described in more detail following the "Nonqualified Deferred Compensation in 2020" table.

Severance Benefits
Except in the case of certain terminations following a change in control of the company, the company is generally not obligated to pay severance to executive officers upon termination of their employment; any such payments are at the discretion of the Compensation Committee.

The company has adopted change-in-control severance pay plans for nearly all employees, including executive officers. The plans are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change in control. In addition, the plans are intended to align executive and shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of the shareholders and other constituents of the company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Highlights of Our Change-in-Control Severance Plans
•all regular employees are covered
•double trigger required
•no tax gross-ups
•up to two-year pay protection
•18-month benefit continuation

Although benefit levels may differ depending on the employee’s job level and seniority, the basic elements of the plans are comparable for all eligible employees:
•Double trigger: Unlike "single trigger" plans that pay out immediately upon a change in control, our plans require a "double trigger" —a change in control followed by an involuntary loss of employment within two years. This is consistent with the plan's intent to provide employees with financial protection upon loss of employment. With respect to unvested equity, performance to the date of the change in control will be used to determine the number of shares earned under an award, but vesting does not accelerate immediately upon a change in control. Rather, the performance-adjusted awards will convert to time-based restricted stock units that continue to vest with the new company. Shares will pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the awards.

•Covered terminations: Employees are eligible for payments if, within two years of the change in control, their employment is terminated (i) without cause by the company or (ii) for good reason by the employee, each as defined in the plan. See "Compensation—Executive Compensation—Payments Upon Termination or Change in Control" for a more detailed discussion, including a discussion of what constitutes a change in control.

•Employees who suffer a covered termination receive up to two years of pay and 18 months of benefits protection: These provisions ensure employees a reasonable period of protection of their income and core employee benefits.
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•Severance payment. Eligible terminated employees would receive a severance payment ranging from six months to two years’ base salary. Executives are all eligible for two years’ base salary plus two times the then-current year’s target bonus.
•Benefit continuation. Basic employee benefits such as health and life insurance would continue for 18 months following termination of employment, unless the individual becomes eligible for coverage with a new employer. All employees would receive an additional two years of both age and years-of-service credit for purposes of determining eligibility for retiree medical and dental benefits.

•Accelerated vesting of equity awards: Any unvested equity awards would vest at the time of a covered termination.

•Excise tax: In some circumstances, the payments or other benefits received by the employee in connection with a change in control could exceed limits established under Section 280G of the Internal Revenue Code. The employee would then be subject to an excise tax on top of normal federal income tax. The company does not reimburse employees for these taxes. However, the amount of change-in-control-related benefits will be reduced to the 280G limit if the effect would be to deliver a greater after-tax benefit than the employee would receive with an unreduced benefit.

Share Ownership and Retention Guidelines
Share ownership and retention guidelines help create direct alignment of interests between senior management and shareholders over the longer term. Lilly has established a formal share ownership policy under which the CEO and other senior executives are required to acquire and hold Lilly shares in an amount representing a multiple of base salary.

Until the required number of shares is reached, an executive officer must hold 50 percent of all shares, net of tax, from all equity payouts. Executive officers are also required to hold all shares received from equity program payouts, net of taxes, for at least one year, even once share ownership requirements have been met. For performance awards granted to executive officers, this holding requirement is met by the 13-month service-vesting period after the end of the performance period.

All of the named executive officers are compliant with the share ownership guidelines. The following graphic shows each respective named executive officers' guideline and each named executive officers’ holdings as of December 31, 2020:

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Prohibition on Hedging and Pledging Shares
Non-employee directors and employees, including executive officers, are not permitted to hedge their economic exposures to company stock through short sales or derivative transactions. Non-employee directors and all members of senior management (approximately 150 employees in 2020) are prohibited from pledging any company stock (i.e., using company stock as collateral for a loan or trading shares on margin).

Executive Compensation Recovery Policy
All incentive awards are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy that gives the Compensation Committee broad discretion to claw back incentive payouts from any member of senior management whose misconduct results in a material violation of law or company policy that causes significant harm to the company or who fails in his or her supervisory responsibility to prevent such misconduct by others.

Additionally, the company can recover all or a portion of any incentive compensation from an executive officer in the case of materially inaccurate financial statements or material errors in the performance calculation, whether or not such inaccuracies or errors result in a restatement and whether or not the executive officer has engaged in wrongful conduct.

The recovery policy covers any incentive compensation awarded or paid to a member of senior management during the last three years. Subsequent changes in status, including retirement or termination of employment, do not affect the company’s rights to recover compensation under the policy.

The principles of our robust recovery policy are also incorporated into the terms of our incentive plans and award agreements, which, in the event of misconduct meeting the standards described above, allow the Compensation Committee to reduce or cancel awards or payouts that would otherwise have been earned based on company performance. Action by the Compensation Committee to reduce or cancel awards or payouts can occur during or following the relevant performance period. In connection with Mr. Smiley’s resignation, the Compensation Committee took action under these terms to reduce Mr. Smiley’s earned 2020 cash bonus and outstanding equity awards prior to their payout. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Looking Ahead to 2021 Compensation
Starting in 2021, the majority of award agreements granting equity-based incentive awards to our executive officers will include changes designed to protect the company’s interests and encourage focus on long-term performance. First, the award agreements will contain a non-competition provision stating that the executive officer agrees to not perform services for a competitor of the company for a period of one year following termination of service with the company. If an executive officer violates the non-competition provision, the executive will forfeit any rights to the equity granted under the award agreement. Second, the award agreements will provide that if the executive officer terminates employment due to retirement a year or more into the relevant performance period, then the executive will continue to vest in the award until the conclusion of the performance period, subject to adherence to the non-competition provision.
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Executive Compensation

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]		Option Awards ($)	Non-Equity Incentive Plan Compensation ($) [2]		Change in Pension Value ($) [3]	All Other Compensation ($) [4]	Total Compensation ($)
David A. Ricks	2020	$1,483,333	$0	$13,587,500		$0	$2,625,500		$5,883,924	$128,372	$23,708,629
Chairman, President, and Chief Executive Officer	2019	$1,400,000	$0	$12,222,000		$0	$2,919,000		$4,658,242	$84,000	$21,283,242
	2018	$1,400,000	$0	$10,584,000		$0	$3,633,000		$1,529,337	$84,000	$17,230,337
Joshua L. Smiley	2020	$983,333	$0	$3,587,100	7	$0	$0	6	$2,685,276	$58,539	$7,314,248*
Former Senior Vice President and Chief Financial Officer	2019	$895,833	$0	$3,142,800	7	$0	$1,182,948		$2,073,070	$53,750	$7,348,401*
	2018	$875,000	$0	$2,704,800	7	$0	$1,438,063		$174,980	$52,500	$5,245,343
Daniel M. Skovronsky, M.D., Ph.D.	2020	$983,333	$0	$4,456,700		$0	$1,102,317		$751,223	$58,539	$7,352,112
Senior Vice President, Chief Scientific Officer, and President, Lilly Research Laboratories	2019	$900,000	$0	$4,074,000		$0	$1,188,450		$446,521	$54,000	$6,662,971
	2018	$837,500	$0	$2,806,000		$0	$1,376,431		$75,717	$50,250	$5,145,898
Anat Hakim[5]	2020	$710,417	$150,000	$4,174,043		$0	$670,633		$87,848	$124,958	$5,917,899
Senior Vice President, General Counsel and Secretary	2019	N/A	N/A	N/A		N/A	N/A		N/A	N/A	N/A
	2018	N/A	N/A	N/A		N/A	N/A		N/A	N/A	N/A
Alfonso G. Zulueta	2020	$850,000	$0	$2,445,750		$0	$952,850		$2,268,269	$50,608	$6,567,477
Senior Vice President and President, Lilly International	2019	N/A	N/A	N/A		N/A	N/A		N/A	N/A	N/A
	2018	N/A	N/A	N/A		N/A	N/A		N/A	N/A	N/A

* Supplemental table reflecting 2019 and 2020 compensation for services provided to Joshua L. Smiley, after giving effect to his resignation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value ($)	All Other Compensation ($)	Total Compensation ($)(a)
Joshua L. Smiley	2020	$983,333	$0	$0	$0	$0	$2,685,276	$58,539	$3,727,148
Former Senior Vice President and Chief Financial Officer	2019	$895,833	$0	$0	$0	$1,182,948	$2,073,070	$53,750	$4,205,601

The table directly above sets forth the amounts received by Mr. Smiley with respect to services rendered in fiscal years 2019 and 2020, and excludes the following amounts required to be reported in the Summary Compensation Table in this proxy statement, which were reduced or cancelled by the Compensation Committee in 2021 (and will not actually be received or retained by Mr. Smiley):

•$3,587,100 reported as Stock Awards for 2020, which represents the grant date fair value of the 2020-2022 SVA, 2020-2022 RVA, and 2020-2022 PA; and

•$3,142,800 reported as Stock Awards for 2019, which represents the grant date fair value of the 2019-2021 SVA and 2019-2021 PA.

This table is not required by SEC rules and is not designed to replace the Summary Compensation Table. However, we believe it is useful for shareholders to understand the compensation paid to Mr. Smiley in connection with his services to the company in 2019 and 2020 that he will retain after the actions taken by the Compensation Committee in connection with his resignation. See “Agreement with Former Chief Financial Officer” below.

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(a) The value in the Total Compensation column is the sum of Salary, Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value, and All Other Compensation reflected in this supplementary table for Mr. Smiley for fiscal years 2019 and 2020. See footnotes to the Summary Compensation Table for more information on the derivation of each of the figures included above.

1 This column shows the grant date fair value of performance awards, shareholder value awards and relative value awards for all named executive officers and an additional restricted stock unit award for Ms. Hakim computed in accordance with FASB ASC Topic 718. See Note 12 of the consolidated financial statements in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for additional detail regarding assumptions underlying the valuation of equity awards. All values in the "Stock Awards" column were based upon the probable outcome of performance conditions as of the grant date, which vary year to year. As described above under "2020-2022 Performance Awards," the Compensation Committee decided to remove gains and losses from investments in equity securities when calculating non-GAAP EPS for 2021 and later years. The adjustment to the 2020-2022 Performance Award resulted in no incremental fair value, thus no additional value was included for this change.

For purposes of comparison, the supplemental table below shows the total target grant values of stock awards approved by the Compensation Committee:

Name	2018 Total Equity	2019 Total Equity	2020 Total Equity
Mr. Ricks	$9,000,000	$10,500,000	$12,500,000
Mr. Smiley	$2,300,000	$2,700,000*	$3,300,000*
Dr. Skovronsky	$2,300,000	$3,500,000	$4,100,000
Ms. Hakim**	N/A	N/A	$4,000,043
Mr. Zulueta**	N/A	N/A	$2,250,000
* As a result of Mr. Smiley's resignation as an officer on February 9, 2021, the Compensation
Committee cancelled his 2019 and 2020 equity awards. The target amount of $2,700,000 and
$3,300,000 for his 2019 and 2020 annual equity grants have been reduced to $0. See the discussion of Mr. Smiley's Separation Agreement under "Agreement with Former Chief
Financial Officer".
** Ms. Hakim and Mr. Zulueta were not named executive officers in 2018 or 2019.
The table below shows the minimum, target, and maximum payouts (valuing the number of shares that would vest at each payout level using the grant date fair value of a share of Lilly common stock on the date of grant) for the 2020-2022 performance award included in the Summary Compensation Table, which will pay out in February 2023.

Name	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	$0	$3,750,000	$6,562,500
Mr. Smiley*	$0	$990,000	$1,732,500
Dr. Skovronsky	$0	$1,230,000	$2,152,500
Ms. Hakim	$0	$600,000	$1,050,000
Mr. Zulueta	$0	$675,000	$1,181,250

* As a result of Mr. Smiley's resignation as an officer on February 9, 2021, the Compensation
Committee cancelled his 2020-2022 performance award; therefore, Mr. Smiley will realize $0 from this award. See the discussion of Mr. Smiley's Separation Agreement under "Agreement with Former Chief Financial Officer".

The table below shows the minimum, target, and maximum payouts (valuing the number of shares that would vest at each payout level using the grant date fair value of a share of Lilly common stock on the date of grant) for the 2020-2022 shareholder value award included in the Summary Compensation Table, which will pay out in February 2023.

Name	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	$0	$4,375,000	$7,656,250
Mr. Smiley*	$0	$1,155,000	$2,021,250
Dr. Skovronsky	$0	$1,435,000	$2,511,250
Ms. Hakim	$0	$700,000	$1,225,000
Mr. Zulueta	$0	$787,500	$1,378,125

* As a result of Mr. Smiley's resignation as an officer on February 9, 2021, the Compensation
   Committee cancelled his 2020-2022 shareholder value award; therefore, Mr. Smiley will realize $0 from this award. See the discussion of Mr. Smiley's Separation Agreement under
   "Agreement with Former Chief Financial Officer".

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The table below shows the minimum, target, and maximum payouts (valuing the number of shares that would vest at each payout level using the grant date fair value of a share of Lilly common stock on the date of grant) for the 2020-2022 relative value award included in the Summary Compensation Table, which will pay out in February 2023.

Name	Minimum Payout	Target Payout	Maximum Payout
Mr. Ricks	$0	$4,375,000	$7,656,250
Mr. Smiley*	$0	$1,155,000	$2,021,250
Dr. Skovronsky	$0	$1,435,000	$2,511,250
Ms. Hakim	$0	$700,000	$1,225,000
Mr. Zulueta	$0	$787,500	$1,378,125

* As a result of Mr. Smiley's resignation as an officer on February 9, 2021, the Compensation
   Committee cancelled his 2020-2022 relative value award; therefore, Mr. Smiley will realize $0 from this award. See the discussion of Mr. Smiley's Separation Agreement under "Agreement with Former Chief Financial Officer".

2 Payments under the Bonus Plan for performance in the years represented.

3 The amounts in this column reflect the change in pension value for each individual, calculated by our actuary. The changes in pension values in 2020 were driven by additional credited service, pay changes, and actuarial assumptions. The design of the pension benefit plan did not change. See the Pension Benefits in 2020 table below for information about the standard actuarial assumptions used. No named executive officer received preferential or above-market earnings on deferred compensation.

4 The amounts in this column are company matching contributions into each individual's 401(k) and nonqualified savings plan contributions. The company does not reimburse executives for taxes outside of the limited circumstance of taxes related to a domestic employee relocation or a prior international assignment. For Mr. Ricks, the amounts in this column reflect $88,308 of company matching contributions and nonqualified savings plan contributions and also reflect $40,064 of aggregate incremental cost for his personal use of corporate aircraft. The aggregate incremental costs for personal use of our aircraft is calculated based on our variable operating costs, which include crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip-related maintenance, and other smaller variable costs. Because the vast majority of the use of corporate aircraft is for business purposes, fixed costs such as aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries are not included. For Ms. Hakim, the amounts in this column reflect $42,268 of company matching contributions and nonqualified savings plan contributions and also reflect $82,690 of moving expense reimbursements.

5 Ms. Hakim joined Lilly in February 2020, and the table reflects compensation paid for the portion of the year for which she was employed.

6 As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, the Compensation Committee exercised its discretion to reduce his payout under the Bonus Plan for 2020 from $1,102,317 to $0. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

7 As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, the Compensation Committee cancelled his 2019 and 2020 equity awards. Therefore, Mr. Smiley will realize $0 from these awards. In addition, the Compensation Committee exercised its discretion to reduce Mr. Smiley’s 2018–2020 shareholder value award payout by 25 percent or $3,100,954. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Grants of Plan-Based Awards During 2020
The compensation plans under which the grants in the following table were made are described in the CD&A above and consist of the Bonus Plan (a non-equity incentive plan) and the Amended and Restated 2002 Lilly Stock Plan which provides for performance awards, shareholder value awards, and restricted stock units, among others.

To receive a payout under the performance award, the shareholder value award, the relative value award, or the restricted stock unit award, a participant must remain employed with the company through the end of the relevant award period (except in the case of death, disability, retirement, or plant closing or reduction in workforce). No dividends accrue on either performance awards, shareholder value awards, or relative value awards during the performance period. During the performance award 13-month service-vesting period and restricted stock unit award restriction period, non-preferential dividends accrue and are paid upon vesting.

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Name	Award		Grant Date[2]	Compensation Committee Action Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Possible and Future Payouts Under Equity Incentive Plan Awards			All Other Stock or Option Awards: Number of Shares of Stock, Options, or Units	Grant Date Fair Value of Equity Awards
					Threshold ($)	Target ($)	Maximum ($)	Threshold (# shares)	Target (# shares)	Maximum (# shares)
Mr. Ricks			__	__	$556,250	$2,225,000	$4,450,000
	2020-2022 PA	[3]	2/12/2020	12/16/2019				13,653	27,306	47,786		$4,837,500
	2020-2022 SVA	[4]	2/12/2020	12/16/2019				16,875	33,750	59,063		$4,375,000
	2020-2022 RVA	[5]	2/12/2020	12/16/2019				12,160	24,319	42,558		$4,375,000
											—
Mr. Smiley[7]			__	__	$233,542	$934,167	$1,868,333
	2020-2022 PA	[3]	2/12/2020	12/16/2019				3,605	7,209	12,616		$1,277,100
	2020-2022 SVA	[4]	2/12/2020	12/16/2019				4,455	8,910	15,593		$1,155,000
	2020-2022 RVA	[5]	2/12/2020	12/16/2019				3,210	6,420	11,235		$1,155,000
											—
Dr. Skovronsky			__	__	$233,542	$934,167	$1,868,333
	2020-2022 PA	[3]	2/12/2020	12/16/2019				4,479	8,957	15,675		$1,586,700
	2020-2022 SVA	[4]	2/12/2020	12/16/2019				5,535	11,070	19,373		$1,435,000
	2020-2022 RVA	[5]	2/12/2020	12/16/2019				3,989	7,977	13,960		$1,435,000
											—
Ms. Hakim			__	__	$142,083	$568,333	$1,136,667
	2020-2022 PA	[3]	2/12/2020	10/21/2019				2,185	4,369	7,646		$774,000
	2020-2022 SVA	[4]	2/12/2020	10/21/2019				2,700	5,400	9,450		$700,000
	2020-2022 RVA	[5]	2/12/2020	10/21/2019				1,946	3,891	6,809		$700,000
	RSU	[6]	3/1/2020	10/21/2019							15,857	$2,000,043
Mr. Zulueta			__	__	$201,875	$807,500	$1,615,000
	2020-2022 PA	[3]	2/12/2020	12/16/2019				2,458	4,915	8,601		$870,750
	2020-2022 SVA	[4]	2/12/2020	12/16/2019				3,038	6,075	10,631		$787,500
	2020-2022 RVA	[5]	2/12/2020	12/16/2019				2,189	4,377	7,660		$787,500
											—

1 These columns show the threshold, target, and maximum payouts for performance under the Bonus Plan. Bonus payouts range from 0 to 200 percent of target. The Bonus Plan payment for 2020 performance was 118 percent of target. Actual payouts are shown in the Summary Compensation Table in the column titled "Non-Equity Incentive Plan Compensation."

2 To assure grant timing is not manipulated for employee gain, the annual grant date is established in advance by the Compensation Committee.

3 This row shows the possible payouts for the 2020-2022 performance awards ranging from 0 to 175 percent of target. This performance award will pay out in February 2023.

4 This row shows the range of payouts for the 2020-2022 shareholder value awards. This shareholder value award will pay out in February 2023, with payouts ranging from 0 to 175 percent of target. We measure the fair value of the shareholder value award on the grant date using a Monte Carlo simulation model.

5 This row shows the range of payouts for the 2020-2022 relative value awards. This relative value award will pay out in February 2023, with payouts ranging from 0 to 175 percent of target. We measure the fair value of the relative value award on the grant date using a Monte Carlo simulation model.

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6 This grant was made outside of the normal annual cycle in 2020, and 7,928 units will vest on March 1, 2021 and 7,929 units will vest on March 1, 2022.

7 As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, all of his 2020 plan-based awards were forfeited. Mr. Smiley will realize $0 from all grants disclosed in the Non-Equity Incentive Plan Awards and Equity Incentive Plan Awards columns. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Outstanding Equity Awards at December 31, 2020
The 2020 closing stock price used to calculate the values in the table below was $168.84.

			Stock Awards
Name	Award		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Ricks	2020-2022 SVA					59,063	[1]	$9,972,197
	2019-2021 SVA					123,088	[2]	$20,782,178
	2020-2022 RVA					24,319	[3]	$4,106,020
	2020-2022 PA					47,786	[4]	$8,068,188
	2019-2021 PA		56,205	[5]	$9,489,652
	2018-2020 PA		75,387	[6]	$12,728,341
Mr. Smiley	2020-2022 SVA	[8]				15,593	[1]	$2,632,722
	2019-2021 SVA	[8]				31,651	[2]	$5,343,955
	2020-2022 RVA	[8]				6,420	[3]	$1,083,953
	2020-2022 PA	[8]				12,616	[4]	$2,130,085
	2019-2021 PA	[8]	14,453	[5]	$2,440,245
	2018-2020 PA		19,266	[6]	$3,252,871
Dr. Skovronsky	2020-2022 SVA					19,373	[1]	$3,270,937
	2019-2021 SVA					41,029	[2]	$6,927,336
	2020-2022 RVA					7,977	[3]	$1,346,837
	2020-2022 PA					15,675	[4]	$2,646,567
	2019-2021 PA		18,735	[5]	$3,163,217
Ms. Hakim	2020-2022 SVA					9,450	[1]	$1,595,538
	2020-2022 RVA					3,891	[3]	$656,956
	2020-2022 PA					7,646	[4]	$1,290,951
	RSU		15,857	[7]	$2,677,296
Mr. Zulueta	2020-2022 SVA					10,631	[1]	$1,794,938
	2019-2021 SVA					23,445	[2]	$3,958,454
	2020-2022 RVA					7,660	[3]	$1,293,314
	2020-2022 PA					8,601	[4]	$1,452,193
	2019-2021 PA		10,706	[5]	$1,807,601
	2018-2020 PA		16,754	[6]	$2,828,745

1 Shareholder value awards granted for the 2020-2022 performance period will vest on December 31, 2022. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2022 is over $187.17. Actual payouts may vary from 0 to 175 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2020, the payout would have been at 100 percent of target.

2 Shareholder value awards granted for the 2019-2021 performance period will vest on December 31, 2021. The number of shares reported reflects the maximum payout, which will be made if the average closing stock price in November and December 2021 is over $162.02. Actual payouts may vary from 0 to 180 percent of target. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2020, the payout would have been 125 percent of target.

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3 Relative value awards granted for the 2020-2022 performance period will vest on December 31, 2022. The number of shares reported reflects the target payout, which will be paid if Lilly's absolute TSR is at or up to 5.9 percentage points above the actual peer median TSR. Net shares from any payout must be held by executive officers for a minimum of one year. Had the performance period ended December 31, 2020, the payout would have been at 160 percent of target.

4 This number represents the maximum value of performance award shares that could pay out for the 2020-2022 performance awards, provided performance goals are met. Once the combined cumulative EPS result and associated payout level are determined at the end of the 2020-2021 performance period, the associated number of shares will be granted as restricted stock units, vesting in February 2022. Actual payouts may vary from 0 to 175 percent of target. The number of shares recorded in the table reflects the payout if the combined cumulative EPS for 2020 and 2021 is at least $14.68 under the revised 2020-2022 performance award grid (see "Compensation Discussion and Analysis—Performance Goals for 2020 Incentive Programs—2020-2022 Performance Award").

5 The performance period ended December 31, 2020, for the 2019-2021 performance award, resulting in the issuance of restricted stock units for 150 percent of target shares for Mr. Ricks, Dr. Skovronsky, and Mr. Zulueta. These restricted stock units will vest in February 2022. As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, the Compensation Committee cancelled his 2019-2021 performance award. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

6 Restricted stock units vested from the 2018-2020 performance award on February 1, 2021.

7 This grant was made outside of the normal annual cycle in 2020. A total of 7,928 units will vest on March 1, 2021, and 7,929 units will vest on March 1, 2022.

8 As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, the Compensation Committee cancelled his 2019 and 2020 equity awards; therefore, Mr. Smiley will realize $0 from his 2020-2022 shareholder value award, 2019-2021 shareholder value award, 2020-2022 relative value award, 2020-2022 performance award, and 2019-2021 performance award. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Options Exercised and Stock Vested in 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
Mr. Ricks	0	$0	69,350	2	$9,684,034
			235,865	3	$48,533,941
Mr. Smiley	0	$0	45,207	3	$9,302,244
			7,947	4	$1,176,315
Dr. Skovronsky	0	$0	33,692	3	$6,932,803
Ms. Hakim[5]	0	$0	0		$0
Mr. Zulueta	0	$0	16,317	2	$2,278,506
			52,414	3	$10,785,229

1 Amounts reflect the market value of Lilly stock on the day value is realized.

2 Restricted stock units resulting from the 2017-2019 performance award that vested in February 2020.

3 Payout of the 2018-2020 shareholder value award at 150 percent of target, adjusted by Lilly’s three-year cumulative TSR (92.2 percent) relative to its peer companies’ median cumulative TSR of 23.5 percent, resulting in a maximum TSR modifier of 20 percent and a final payout of 180 percent of target. Since Dr. Skovronsky was not an executive officer when the 2018-2020 shareholder value award was granted, his award was not subject to the TSR modifier. As a result, his payout multiple was 150 percent of target. As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, the Compensation Committee exercised its discretion to reduce his 2018–2020 shareholder value award payout by 25 percent. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

4 This grant was made in 2010 before Mr. Smiley became an executive officer.

5 Ms. Hakim joined Lilly in 2020 and had no option exercise or stock awards vest during 2020.

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Retirement Benefits
We provide retirement income to eligible U.S. employees, including executive officers, through the following plans:
•The 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and the company provides matching contributions on employees’ contributions up to 6 percent of base salary up to IRS limits. The employee contributions, company contributions, and earnings thereon are paid out in accordance with elections made by the participant. See the "All Other Compensation" column in the Summary Compensation Table for information about company contributions under the 401(k) Plan for the named executive officers.
•The Retirement Plan, a tax-qualified defined benefit plan that provides monthly benefits to retirees. See the Pension Benefits in 2020 table below for additional information about the value of these pension benefits.

Sections 401 and 415 of the Internal Revenue Code generally limit the amount of annual pension that can be paid from a tax-qualified plan ($230,000 in 2020 and 2021) as well as the amount of annual earnings that can be used to calculate a pension benefit ($285,000 in 2020 and $290,000 in 2021). However, since 1975 the company has maintained a nonqualified pension plan that pays eligible retirees the difference between the amount payable under the Retirement Plan and the amount they would have received without the Internal Revenue Code limits. The nonqualified pension plan is unfunded and subject to forfeiture in the event of bankruptcy. Likewise, the company maintains a nonqualified savings plan that allows participants to contribute up to 6 percent of base salary exceeding the IRS limit. The company matches these contributions in the same manner as described in the 401(k) Plan. For more information, see footnote 2 to the Nonqualified Deferred Compensation in 2020 table.

The following table shows benefits that the named executive officers have accrued under the Retirement Plan and the nonqualified pension plan.

Pension Benefits in 2020

Name	Plan	Number of Years of Credited Service	Present Value of Accumulated Benefit ($) [1]	Payments During Last Fiscal Year ($)
Mr. Ricks	retirement plan (pre-2010)	14	$823,571
	retirement plan (post-2009)	11	$418,590
	nonqualified plan (pre-2010)	14	$10,268,800
	nonqualified plan (post-2009)	11	$5,131,598
	total		$16,642,559	$0
Mr. Smiley	retirement plan (pre-2010)	14	$893,634
	retirement plan (post-2009)	11	$384,747
	retirement plan (post-2009)	14	$4,150,530
	nonqualified plan (post-2009)	11	$1,763,977
	total		$7,192,888	$0
Dr. Skovronsky	retirement plan (post-2009)	8	$267,910
	nonqualified plan (post-2009)	8	$1,360,479
	total		$1,628,389	$0
Ms. Hakim	retirement plan (post-2009)	1	$34,177
	nonqualified plan (post-2009)	1	$53,671
	total		$87,848	$0
Mr. Zulueta	retirement plan (pre-2010)	15	$1,178,491
	retirement plan (post-2009)	10	$481,737
	nonqualified plan (pre-2010)	15	$7,161,311
	nonqualified plan (post-2009)	10	$2,060,636
	total		$10,882,175	$0

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1 The following standard actuarial assumptions were used to calculate the present value of each individual’s accumulated pension benefit:

Discount rate:	2.85 percent for the qualified plan and 2.57 percent for nonqualified plan
Mortality (post-retirement decrement only):	Private 2012 white collar table with generational projection using Scale MP-2020
Pre-2010 joint and survivor benefit (% of pension):	50 percent until age 62; 25 percent thereafter
Post-2009 benefit payment form:	Life annuity
The Retirement Plan benefits shown in the table are net present values. The benefits are not payable as a lump sum; they are generally paid as a monthly annuity for the life of the retiree and, if elected, any qualifying survivor. The annual benefit under the Retirement Plan is calculated using years of service and the average of the annual earnings (salary plus bonus) for the highest five out of the last 10 calendar years of service (final average earnings).

Post-2009 Plan Information: Following amendment of our Retirement Plan formulas, employees hired on or after February 1, 2008, have accrued retirement benefits only under the new plan formula. Employees hired before that date have accrued benefits under both the old and new plan formulas. All eligible employees, including those hired on or after February 1, 2008, can retire at age 65 with at least five years of service and receive an unreduced benefit. The annual benefit under the new plan formula is equal to 1.2 percent of final average earnings multiplied by years of service. Early retirement benefits under this plan formula are reduced six percent for each year under age 65. Transition benefits were afforded to employees with 50 points (age plus service) or more as of December 31, 2009. These benefits were intended to ease the transition to the new retirement formula for those employees who were closer to retirement or had been with the company longer at the time the plan was changed. For the transition group, early retirement benefits are reduced three percent for each year from age 65 to age 60 and six percent for each year under age 60. Mr. Ricks, Mr. Smiley, and Mr. Zulueta are in this transition group.

Pre-2010 Plan Information: Employees hired prior to February 1, 2008, accrued benefits under both plan formulas. For these employees, benefits that accrued before January 1, 2010, were calculated under the old plan formula. The amount of the benefit is calculated using actual years of service through December 31, 2009, while total years of service are used to determine eligibility and early retirement reductions. The benefit amount is increased (but not decreased) proportionately based on final average earnings at termination compared to final average earnings at December 31, 2009. Full retirement benefits are earned by employees with 90 or more points (the sum of his or her age plus years of service). Employees electing early retirement receive reduced benefits as described below:
•The benefit for employees with between 80 and 90 points is reduced by three percent for each year before the earlier of 90 points or age 62.
•The benefit for employees who have fewer than 80 points, but who reached age 55 and have at least 10 years of service, is reduced as described above and is further reduced by six percent for each year before the earlier of 80 points or age 65.

Nonqualified Deferred Compensation in 2020

Name	Plan	Executive Contributions in Last Fiscal Year ($)[1]	Registrant Contributions in Last Fiscal Year ($)[2]	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)[3]
Mr. Ricks	nonqualified savings	$71,208	$71,208	$402,166	$0	$1,845,546
	deferred compensation	$0	$0	$0	$0	$0
	total	$71,208	$71,208	$402,166	$0	$1,845,546
Mr. Smiley	nonqualified savings	$41,439	$41,439	$101,324	$0	$613,038
	deferred compensation	$0	$0	$0	$0	$0
	total	$41,439	$41,439	$101,324	$0	$613,038
Dr. Skovronsky	nonqualified savings	$41,439	$41,439	$110,789	$0	$660,582
	deferred compensation	$0	$0	$0	$0	$0
	total	$41,439	$41,439	$110,789	$0	$660,582
Ms. Hakim	nonqualified savings	$25,167	$25,167	$5,747	$0	$56,082
	deferred compensation	$0	$0	$0	$0	$0
	total	$25,167	$25,167	$5,747	$0	$56,082
Mr. Zulueta	nonqualified savings	$33,508	$33,508	$210,910	$0	$1,401,325
	deferred compensation	$729,417	$0	$235,347	$0	$9,815,851
	total	$762,924	$33,508	$446,257	$0	$11,217,176

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1 The amounts in this column are also included in the Summary Compensation Table in the "Salary" column (nonqualified savings) or the "Non-Equity Incentive Plan Compensation" column (deferred compensation).

2 The amounts in this column are also included in the Summary Compensation Table in the "All Other Compensation" column as a portion of the savings plan match.

3 Of the totals in this column, the following amounts have previously been reported in the Summary Compensation Table for this year and for previous years:

Name	2020 ($)	Previous Years ($)	Total ($)
Mr. Ricks	$142,415	$405,000	$547,415
Mr. Smiley	$82,877	$145,900	$228,777
Dr. Skovronsky	$82,877	$141,900	$224,777
Ms. Hakim	$50,335	N/A	$50,335
Mr. Zulueta	$796,432	N/A	$796,432

The Nonqualified Deferred Compensation in 2020 table above shows information about two company programs: the nonqualified savings plan and the Deferred Compensation Plan. The nonqualified savings plan is designed to allow each employee to contribute up to 6 percent of his or her base salary and receive a company match, beyond the contribution limits prescribed by the IRS with regards to 401(k) plans. This plan is administered in the same manner as the 401(k) Plan, with the same participation and investment elections. Executive officers and other U.S. executives may also defer receipt of all or part of their cash compensation under the Deferred Compensation Plan. Amounts deferred by executives under this plan are credited with interest at 120 percent of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code with monthly compounding, which was 2.5 percent for 2020 and is 1.6 percent for 2021. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following termination of employment but may not make withdrawals while employed by the company, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. Both plans are unfunded and subject to forfeiture in the event of company bankruptcy.

Payments Upon Termination or Change in Control (as of December 31, 2020)
The following table describes the potential payments and benefits under the company’s compensation and benefit plans and arrangements to which the named executive officers would be entitled upon termination of employment. Except for certain terminations following a change in control of the company, as described below, there are no agreements, arrangements, or plans that entitle named executive officers to severance, perquisites, or other enhanced benefits upon termination of their employment. Any agreement to provide such payments or benefits to a terminating executive officer (other than following a change in control) would be at the discretion of the Compensation Committee.

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Name		Cash Severance Payment [1]	Continuation of Medical / Welfare Benefits (present value) [2]	Acceleration and Continuation of Equity Awards as of 12/31/2020	Total Termination Benefits
Mr. Ricks
•	Involuntary retirement or termination	$0	$0	$22,217,993	$22,217,993
•	Involuntary or good-reason termination after change in control	$7,500,000	$308,701	$59,872,504	$67,681,205
Mr. Smiley[3]
•	Involuntary retirement or termination	$0	$0	$5,693,032	$5,693,032
•	Involuntary or good-reason termination after change in control	$3,900,000	$216,950	$15,515,087	$19,632,037
Dr. Skovronsky
•	Involuntary retirement or termination	$0	$0	$3,163,217	$3,163,217
•	Involuntary or good-reason termination after change in control	$3,900,000	$42,860	$15,606,548	$19,549,408
Ms. Hakim
•	Involuntary retirement or termination	$0	$0	$2,677,296	$2,677,296
•	Involuntary or good-reason termination after change in control	$2,790,000	$50,386	$5,931,071	$8,771,457
Mr. Zulueta
•	Involuntary retirement or termination	$0	$0	$4,636,262	$4,636,262
•	Involuntary or good-reason termination after change in control	$3,315,000	$37,908	$11,595,332	$14,948,240

1 See "Change-in-Control Severance Pay Plan—Cash Severance Payment" below.

2 See "Accrued Pay and Regular Retirement Benefits" and "Change-in-Control Severance Pay Plan—Continuation of medical and welfare benefits" below.

3 As a result of Mr. Smiley’s resignation as an officer on February 9, 2021, the Compensation Committee cancelled all of Mr. Smiley’s unvested equity awards. See the discussion of Mr. Smiley’s Separation Agreement under “Agreement with Former Chief Financial Officer”.

Accrued Pay and Regular Retirement Benefits: The amounts shown in the table above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:
•accrued salary, vacation pay, and if applicable, equity payouts prorated for time worked in the performance period and adjusted for company performance
•regular pension benefits under the Retirement Plan and the nonqualified pension plan. See "Retirement Benefits" above
•welfare benefits provided to all U.S. retirees, including retiree medical and dental insurance. The amounts shown in the table above as "Continuation of Medical / Welfare Benefits" are explained below
•distributions of plan balances under the 401(k) Plan, the nonqualified savings plan, and the Deferred Compensation Plan. See the narrative following the Nonqualified Deferred Compensation in 2020 table for information about these plans.

Death and Disability: A termination of employment due to death or disability does not entitle named executive officers to any payments or benefits that are not available to U.S. salaried employees generally.

Termination for Cause: Executives terminated for cause receive no severance or enhanced benefits and forfeit any unvested equity grants.

Change-in-Control Severance Pay Plan: As described in the CD&A under "Other Compensation Practices and Information— Severance Benefits," the company maintains a change-in-control severance pay plan for nearly all employees, including the named executive officers. The change-in-control plan for executive officers defines a change in control very specifically, but generally the terms include the occurrence of one of the following: (i) acquisition of 20 percent or more of the company’s stock; (ii) replacement by the shareholders of one half or more of the board; (iii) consummation of a merger, share exchange, or
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consolidation of the company (other than a transaction that results in the Lilly shareholders prior to the transaction continuing to hold more than 60 percent of the voting stock of the combined entity); or (iv) liquidation of the company or sale or disposition of all or substantially all of its assets. The amounts shown in the table for "involuntary or good-reason termination after change in control" are based on the following assumptions and plan provisions:

•Covered terminations. The table assumes a termination of employment that is eligible for severance under the terms of the plan, based on the named executive officer’s compensation, benefits, age, and service credit at December 31, 2020. Eligible terminations include an involuntary termination for reasons other than for cause or a voluntary termination by the executive for good reason, within two years following the change in control.
•A termination of an executive officer by the company is for cause if it is for any of the following reasons: (i) the employee’s willful and continued refusal to perform, without legal cause, his or her material duties, resulting in demonstrable economic harm to the company; (ii) any act of fraud, dishonesty, or gross misconduct resulting in significant economic harm or other significant harm to the business reputation of the company; or (iii) conviction of or the entering of a plea of guilty or nolo contendere to a felony.
•A termination by the executive officer is for good reason if it results from: (i) a material diminution in the nature or status of the executive’s position, title, reporting relationship, duties, responsibilities, or authority, or the assignment to him or her of additional responsibilities that materially increase his or her workload; (ii) any reduction in the executive’s then-current base salary; (iii) a material reduction in the executive’s opportunities to earn incentive bonuses below those in effect for the year prior to the change in control; (iv) a material reduction in the executive’s employee benefits from the benefit levels in effect immediately prior to the change in control; (v) the failure to grant to the executive stock options, stock units, performance shares, or similar incentive rights during each 12-month period following the change in control on the basis of a number of shares or units and all other material terms at least as favorable to the executive as those rights granted to him or her on an annualized average basis for the three-year period immediately prior to the change in control; or (vi) relocation of the executive by more than 50 miles.

•Cash severance payment. The cash severance payment amounts to two times the executive officer's annual base salary plus two times the executive officer’s bonus target for that year under the Bonus Plan.
•Continuation of medical and welfare benefits. This amount represents the present value of the change-in-control plan’s provision, following a covered termination, of 18 months of continued coverage equivalent to the company’s current active employee medical, dental, life, and long-term disability insurance. Similar actuarial assumptions to those used to calculate incremental pension benefits apply to the calculation for continuation of medical and welfare benefits, with the addition of actual COBRA rates based on current benefit elections.

•Acceleration of equity awards. Upon a covered termination, any unvested equity awards would convert into restricted stock units of the new company, with the number of shares earned under the awards based on accrued performance at the time of the transaction. The restricted stock units will continue to vest and pay out upon the earlier of the completion of the original award period; upon a covered termination; or if the successor entity does not assume, substitute, or otherwise replace the award. The amount in this column represents the value of the acceleration of unvested equity grants had a qualifying termination occurred on December 31, 2020.

•Excise taxes. Upon a change in control, employees may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. The company does not reimburse the affected employees for those excise taxes or any income taxes payable by the employee. To reduce the employee's exposure to excise taxes, the employee’s change-in-control benefit may be decreased to maximize the after-tax benefit to the individual.

Payments Upon Change in Control Alone: The change-in-control plan is a "double trigger" plan, meaning payments are made only if the employee suffers a covered termination of employment within two years following the change in control, or in the case of equity awards, if the successor entity does not assume, substitute, or otherwise replace the awards.

Agreement with Former Chief Financial Officer
On February 9, 2021, Joshua L. Smiley resigned as senior vice president and chief financial officer of the Company. Shortly before his resignation, the company was made aware of allegations of an inappropriate personal relationship between Mr. Smiley and a Lilly employee. Lilly immediately engaged external counsel to conduct a thorough, independent investigation. That investigation revealed consensual though inappropriate personal communications between Mr. Smiley and certain Lilly employees and behavior that Lilly leadership concluded exhibited poor judgment by Mr. Smiley. Lilly holds all employees accountable to its core values and strongly believes its executive officers carry an even higher burden in ensuring those values are upheld. Mr. Smiley did not meet that standard. Mr. Smiley’s conduct in question was not related to financial controls, financial statements or any other business matters or judgments.

In connection with Mr. Smiley’s resignation, he and the Company entered into a Separation Agreement (the “Separation Agreement”), which provides that Mr. Smiley immediately resign from his position as senior vice president and chief financial officer of the Company, as well as forego all of his earned 2020 cash bonus (which would have otherwise been $1,102,317 based on company performance), 25 percent of his earned 2018-2020 shareholder value award (representing a forfeiture of $3,100,954
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in value based on the closing price per share of Lilly common stock on the date of settlement), and all other outstanding and previously approved but not yet granted equity incentive awards, totaling over $20 million at target value (calculated based on the closing price of the company’s common stock on the day before Mr. Smiley's resignation). Mr. Smiley will be available to the company’s chief executive officer and his successor as chief financial officer through July 2021 to facilitate the transition of his responsibilities, at reduced cash compensation of $9,000 every two weeks. The Separation Agreement includes customary provisions regarding confidentiality and a release of claims against the company, as well as a 24-month non-solicitation agreement and an 18-month non-competition agreement.

The table below reflects the compensation forfeited by Mr. Smiley in connection with the Separation Agreement. The value of the forgone equity awards were calculated using a price of $205.77, the closing price of the company's common stock on the day before Mr. Smiley’s resignation, and assuming a payout at target (except for (i) the 2018-2020 SVA, which reflects the 25% reduction in the earned payout implemented by the Compensation Committee and (ii) the 2019-2021 PA, which reflects actual company performance through the performance period). The 2021 target bonus and equity award levels had been approved but the awards had not yet been granted as of Mr. Smiley's resignation.

Name	Compensation Element	Forfeited or Reduced Shares	Forfeited or Reduced Value
Mr. Smiley	2020 Bonus	N/A	$1,102,317	[1]
	2018-2020 SVA	15,070	$3,100,954	[1]
	2019-2021 SVA	17,584	$3,618,260	[2]
	2019-2021 PA	14,453	$2,973,994	[3]
	2020-2022 SVA	8,910	$1,833,411	[2]
	2020-2022 RVA	6,420	$1,321,043	[2]
	2020-2022 PA	7,209	$1,483,396	[2]
	2021-2023 Equity Awards	N/A	$3,700,000	[2]
	2021 Bonus	N/A	$1,000,000	[4]
	Total		$20,133,375

1 Reflects the actual amount forfeited by Mr. Smiley in connection with the Separation Agreement.

2 Represents the target amount forfeited by Mr. Smiley in connection with the Separation Agreement and the corresponding number of shares based on the closing price of the company’s common stock on the day before Mr. Smiley’s resignation. The actual amount and number of shares that will be awarded to participants who remain eligible for payout under these award programs may be above or below target based on company performance. With respect to Mr. Smiley’s 2021-2023 equity awards, the value listed represents the target value approved by Compensation Committee in December 2020; this amount was cancelled by the Compensation Committee prior to any target shares being granted.

3 Reflects the number of restricted stock units earned by Mr. Smiley after adjusting for company performance during the 2019-2020 performance period. The value forfeited is based on the closing price of the company’s common stock on the day before Mr. Smiley’s resignation. The Compensation Committee cancelled this award prior to its conversion to a 13-month service vesting restricted stock unit.

4 Represents the 2021 target bonus amount forfeited by Mr. Smiley in connection with the Separation Agreement. The actual amount that will be awarded to participants who remain eligible for payout under the 2021 Bonus may be above or below target based on participant and company performance.

CEO Pay Ratio

Lilly’s compensation and benefits philosophy across the organization is to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every Lilly employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Lilly’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute.

Below is the 2020 annual total compensation of our CEO and our median employee and the ratio of the annual total compensation of our CEO to that of our median employee.

CEO Pay Ratio:
CEO Annual Total Compensation*	$23,708,629
Median Employee Annual Total Compensation	$101,752
CEO to Median Employee Pay Ratio	233:1
*This annual total compensation is the "Summary Compensation Table" amount.
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Methodology:
•Measurement Date: We identified the median employee using our employee population on October 31, 2020. On this date, Lilly employed approximately 36,500 people, with approximately 16,000 members of our workforce located in the U.S. and approximately 20,500 members of our workforce located outside of the U.S.

•Identification of Median Employee: In a manner consistent with SEC rules, we identified the median employee by use of a "consistently applied compensation measure," or CACM. Specifically, we identified the median employee by looking at annual base pay, bonus opportunity at target, and the grant date fair value for standard equity awards. We did not adjust the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis.

•De Minimis Exception: Lilly has employees in 76 countries. In identifying the median employee, we excluded 340 workers in the following 8 countries, which represent approximately one percent of our workforce: Bahrain, Greece, Indonesia, Kuwait, Oman, Pakistan, Qatar, and United Arab Emirates. We excluded these employees because they are affiliated with joint ventures or third-party distributors, and Lilly does not set their compensation philosophy.

•Calculated CEO Pay Ratio: After applying our CACM and excluding the employees listed above, we identified the median employee. Once the median employee was identified, we calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Audit Matters

Item 3. Ratification of the Appointment of the Independent Auditor

Audit Committee Oversight of the Independent Auditor
The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor and oversees the process for reviewing and evaluating the lead audit partner. Further information regarding the committee's oversight of the independent auditor can be found in the Audit Committee charter, available online at lilly.com/leadership/governance.

In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor's performance. This assessment examines three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor's independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard and are discussed with management during a private session as well as in executive session. The committee also periodically considers whether a rotation of the company's independent auditor is advisable.

Ernst & Young LLP (EY) has served as the independent auditor for the company since 1940. Based on the Audit Committee’s assessment of EY's performance during 2020, the Audit Committee believes that the continued retention of EY to serve as the company's independent auditor is in the best interests of the company and its shareholders and has therefore reappointed EY as the company’s independent auditor for 2021. In addition to this year's favorable assessment of EY's performance, we recognize that there are several benefits of retaining a longer-tenured independent auditor. EY has gained institutional knowledge and expertise regarding the company's global operations, accounting policies and practices, and internal controls over financial reporting. Audit and other fees are also competitive with peer companies because of EY's familiarity with the company and its operations. In accordance with the bylaws, this appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to participate in the Annual Meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Board Recommendation on Item 3

The board recommends that you vote FOR ratifying the appointment of EY as the independent auditor for 2021.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the company’s consolidated financial statements for the year ended
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December 31, 2020 were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports directly to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The Audit Committee has discussed with the independent auditor the matters required to be discussed with the Audit Committee by the standards of the Public Company Accounting Oversight Board (PCAOB), the SEC, and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable PCAOB rules regarding communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the non-audit services provided by EY (as described below) were compatible with its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of non-audit services and required audit partner rotation.

The Audit Committee discussed with the company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also periodically meets in executive session.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board (and the board subsequently approved the recommendation) that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Audit Committee has also appointed EY as the company’s independent auditor, subject to shareholder ratification, for 2021.

Audit Committee
Jamere Jackson, Chair
Ralph Alvarez
Michael L. Eskew
Gabrielle Sulzberger
Jackson P. Tai
Karen Walker

Services Performed by the Independent Auditor
The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The Audit Committee’s policy and procedures are as follows:
•Audit services: The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The Audit Committee may also pre-approve other audit services, which are those services that only the independent auditor reasonably can provide.

•Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of these services does not impair the independence of the auditor.

•Tax services: The Audit Committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.

•Other services: The Audit Committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the Audit Committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.

•Approval process: At the beginning of each audit year, management requests pre-approval from the Audit Committee of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year and known services. As specific engagements are identified thereafter that were not initially approved, they are brought forward to the Audit
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Committee for approval. To the extent approvals are required between regularly scheduled Audit Committee meetings, pre-approval authority is delegated to the committee chair.

For each engagement, management provides the Audit Committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees
The following table shows the fees incurred for services rendered on a worldwide basis by EY in 2020 and 2019. All such services were pre-approved by the Audit Committee in accordance with the pre-approval policy.

		2020 ($ millions)	2019 ($ millions)
Audit Fees		$13.7	$14.2
	Annual audit of consolidated and subsidiary financial statements, including Sarbanes-Oxley 404 attestation
	Reviews of quarterly financial statements
Audit-Related Fees		$0.9	$0.7
	Primarily related to assurance and related services reasonably related to the performance of the audit or reviews of the financial statements primarily related to employee benefit plan and other ancillary audits, and due diligence services on potential acquisitions

Tax Fees		$2.7	$2.7
	Tax compliance services, tax planning, tax advice Primarily related to consulting and compliance services
Total		$17.3	$17.6
Numbers may not add due to rounding

Management Proposals

Item 4. Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure

The company’s articles of incorporation provide that the board is divided into three classes, with each class elected every three years. The board, after review by its Directors and Corporate Governance Committee, has approved, and recommends that the shareholders approve, amendments to eliminate the classified board structure in order to provide for the annual election of all directors (the Declassification Amendments). From 2010 through 2012 and again from 2018 through 2020, the board submitted this management proposal to shareholders seeking approval to eliminate the company’s classified board structure; however, under the company’s articles of incorporation, the proposal requires the vote of 80 percent of the outstanding shares to be approved and on each prior occasion failed to receive the required vote.

If approved, the company would promptly make the required filings of the Declassification Amendments with the Secretary of State of Indiana, at which time the Declassification Amendments would become effective. Directors elected prior to the effectiveness of the Declassification Amendments would serve out their remaining three-year term and each Director elected after the Annual Meeting would serve a one-year term, ending at the next annual meeting of shareholders, and thereafter, the company’s classified board structure would be fully eliminated starting with the 2024 annual meeting of shareholders. In the case of any vacancy on the board occurring after the Annual Meeting created by an increase in the number of directors, the vacancy would be filled through an appointment by the board, with the new director to serve a term ending at the next annual meeting of shareholders. Vacancies created by resignation, removal, or death would be filled by appointment by the board of a new director to serve until the end of the term of the director being replaced. This proposal would not change the present number of directors or the board’s authority to change that number and to fill any vacancies or newly created directorships.

Background of Proposal
As part of its ongoing review of corporate governance matters, the board, taking into account the input of the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the classified board structure and eliminating the supermajority voting provisions in the company’s articles of incorporation (see Item 5 below). The board
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considered the view of certain shareholders who believe that classified boards have the effect of reducing the accountability of directors to shareholders because shareholders are unable to evaluate and consider all directors for election on an annual basis. The board gave considerable weight to the favorable votes of a strong majority of the outstanding shares for management’s proposals in the previous three years.

The board also considered benefits of retaining the classified board structure. A classified structure may promote shareholder value by providing continuity and stability in the management of the business and affairs of the company, as a majority of the board always has prior experience as directors of the company. In addition, under certain circumstances, classified boards may enhance shareholder value by forcing an entity seeking control of the company to initiate discussions at arm’s-length with the board of the company, because the entity cannot replace the majority of the board in a single election. The board also considered that even without a classified board (and without the supermajority voting requirements, which the board also recommends eliminating), the company has appropriate safeguards to protect the interests of all shareholders and discourage a would-be acquirer from proceeding with a proposal that undervalues the company or is opportunistic. These include other provisions of the company’s articles of incorporation and bylaws, as well as certain provisions of Indiana corporation law.

After balancing these interests, the board has decided to resubmit this proposal to eliminate the classified board structure.

Text of the Amendments
Article 9(b) of the company’s articles of incorporation contains the provisions that will be affected if this proposal is adopted. This article, set forth in Appendix B to this proxy statement, shows the proposed changes, with deletions indicated by strikeouts and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon the effectiveness of the amendments to the articles of incorporation.

Vote Required
The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to approve this proposal. Unless such vote is received, the present classification of the board will continue.

Board Recommendation on Item 4

The board recommends that you vote FOR amending the company’s articles of incorporation to eliminate the classified board structure.

Item 5. Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions

The company’s articles of incorporation provide nearly all matters submitted to a vote of shareholders can be adopted by a majority of the votes cast. However, the company’s articles of incorporation require certain fundamental corporate actions to be approved by the holders of 80 percent of the outstanding shares of common stock. Those actions are:

•amending certain provisions of the articles of incorporation that relate to the number and terms of office of directors:

◦the company’s classified board structure (as described under Item 4)

◦a provision that the number of directors shall be specified solely by resolution of the board

•removing directors prior to the end of their elected term

•entering into mergers, consolidations, recapitalizations, or certain other business combinations with a "related person"—a party who has acquired at least five percent of the company’s stock (other than the Endowment or a company benefit plan) — without the prior approval of such action or transaction by the directors not affiliated with such shareholder
•modifying or eliminating any of the above supermajority voting requirements.

The board, after review by its Directors and Corporate Governance Committee, has approved, and recommends that the shareholders approve, amendments to eliminate the supermajority voting requirements. From 2010 through 2012 and again from 2018 through 2020, the board submitted this management proposal to shareholders seeking approval to eliminate these supermajority voting requirements; however, under the company’s articles of incorporation the proposal requires the vote of 80 percent of the outstanding shares to be approved and on each prior occasion failed to receive the required vote.

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Background of Proposal
As part of its ongoing review of corporate governance matters, the board, taking into account the input of the Directors and Corporate Governance Committee, considered the advantages and disadvantages of maintaining the supermajority voting requirements. The board considered that under certain circumstances, supermajority voting requirements can provide benefits to the company and all its shareholders by making it more difficult for one or a few large shareholders to facilitate a takeover of the company or implement certain significant changes to the company without more widespread shareholder support.

The board also considered the potential adverse consequences of maintaining the supermajority voting requirements. The board believes it is important to maintain shareholder confidence by demonstrating that the board is responsive and accountable to shareholders and committed to strong corporate governance. This requires the board to carefully balance sometimes competing interests. In this regard, the board gave considerable weight to the favorable votes of a strong majority of the outstanding shares for management’s proposal in the previous three years. Many shareholders believe that supermajority voting requirements impede accountability to shareholders and contribute to board and management entrenchment. The board also considered that, even without the supermajority vote (and without the classified board, which the board also recommends eliminating), the company has appropriate safeguards to protect the interests of all shareholders and to discourage a would-be acquirer from proceeding with a proposal that undervalues the company or is opportunistic and to assist the board in responding to such proposals. These include other provisions of the company’s articles of incorporation and bylaws as well as certain provisions of Indiana corporation law.

After balancing these interests, the board has decided to resubmit this proposal to eliminate the supermajority voting requirements.

Text of Amendments
Articles 9(c), 9(d), and 13 of the company’s articles of incorporation contain the provisions that will be affected if this proposal is adopted. These articles, set forth in Appendix B to this proxy statement, show the proposed changes with deletions indicated by strikeouts and additions indicated by underlining. The board has also adopted conforming amendments to the company’s bylaws, to be effective immediately upon the effectiveness of the amendments to the articles of incorporation.

Vote Required
The affirmative vote of at least 80 percent of the outstanding shares of common stock is needed to approve this proposal. Unless such vote is received, the supermajority voting requirements will continue to be in effect.

Board Recommendation on Item 5

The board recommends that you vote FOR amending the company's articles of incorporation to eliminate supermajority voting requirements.

Shareholder Proposals

Item 6. Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures
Service Employees International Union Pension Plans Master Trust, 1800 Massachusetts Ave NW, Suite 301, Washington DC 20036-1202, beneficial owner of 27,486 shares of our common stock as of November 13, 2020, has submitted the following proposal:

WHEREAS, we believe in full disclosure of Lilly’s direct and indirect lobbying activities and expenditures to assess whether Lilly’s lobbying is consistent with its expressed goals and in the best interests of shareholders.

RESOLVED, the shareholders of Lilly request the preparation of a report, updated annually, disclosing:

1.Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.Payments by Lilly used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.Lilly’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

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4.Description of management’s and the Board’s decision-making process and oversight for making payments described in sections 2 and 3 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Lilly is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Public Policy and Compliance Committee and posted on Lilly’s website.

Supporting Statement
Lilly spent $82,532,000 from 2010 - 2019 on federal lobbying. This does not include state lobbying in the 48 states where Lilly lobbies1 but disclosure is uneven or absent. Lilly also lobbies abroad, spending between €700,000-799,000 on lobbying in Europe for 2019 and attracting scrutiny for "using shifty lobbying tactics to dodge regulations and get medicines approved" in Australia.2

Lilly sits on the board of the Pharmaceutical Research and Manufacturers of America (PhRMA) and belongs to the Chamber of Commerce, which together have spent over $2.0 billion on lobbying since 1998. Lilly does not disclose its payments to trade associations and social welfare organizations, or the amounts used for lobbying, including grassroots. Grassroots lobbying does not get reported at the federal level under the Lobbying Disclosure Act, and disclosure is uneven or absent in states.

We are concerned Lilly’s payments to third party groups are potentially being used for undisclosed grassroots lobbying. For example, PhRMA, which brought in $459 million in revenue for 2018, has given millions to "dark money" social welfare groups which then "advocated policies favored by drugmakers.3

We are also concerned Lilly’s lack of disclosure presents reputational risk when its lobbying contradicts company public positions. For example, Lilly states it works to makes medicine more affordable, yet funds PhRMA’s opposition to lower drug price initiatives.4 Lilly publicly supported COVID-19 efforts, but the Chamber directly lobbied against using the Defense Production Act for production of personal protective equipment for workers.5 And Lilly’s ALEC membership has drawn negative scrutiny.6

Statement in Opposition to the Shareholder Proposal to Disclose Direct and Indirect Lobbying Activities and Expenditures
The board, after review by its Directors and Corporate Governance Committee and Ethics and Compliance Committee, recommends a vote against this proposal.

Lilly already publishes a substantial amount of the information requested by the shareholder. Requiring us to prepare a separate report with this information would place an undue administrative burden on the company and would not provide meaningful additional information to shareholders, given our transparency with respect to lobbying activities and the governance and risk mitigation procedures we have in place regarding such activities. Moreover, Lilly’s shareholders have decidedly rejected the substantially same proposal submitted at each of our last four annual meetings.

Since 2005, the company has published the following information, which is updated annually on our website (lilly.com/policies-reports/public-policy/transparency) for both direct company contributions and employee political action committee (PAC) contributions to support candidates for political office, political parties, officials, or committees in the U.S.:

•policies and procedures for company and PAC contributions;
•contributions to candidates, including information about the candidate's office (for example, state, local, or federal; House or Senate) and party affiliation; and
•contributions to political organizations and Section 527 organizations reported by state.

Moreover, detailed corporate contributions, PAC contribution data, and the company’s direct lobbying expenses are available to the public on the Federal Election Committee website (fec.gov/data/) and through individual state agencies. The company’s direct lobbying expenses are also available to the public on the Lobbying Disclosure page of the U.S. House website (disclosures.house.gov/ld/ldsearch) and through individual state agencies.

1 https://publicintegrity.org/state-politics/amid-federal-gridlock-lobbying-rises-in-the-states/
2 https://www.aap.com.au/hunt-calls-out-big-pharmas-dodgy-lobbying/.
3 https://www.opensecrets.org/news/2019/11/big-pharma-bankrolled-conservative-groups-tax-returns-show/.
4 https://www.cnn.com/2019/01/23/health/phrma-lobbying-costs-bn/index.html
5 https://www.nytimes.com/2020/03/22/us/politics/coronavirus-trump-defense-production-act.html.
6 https://www.commoncause.org/wp-content/uploads/2020/05/Eli-Lilly-ALEC-COVID-letter-FINAL.pdf.
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In addition to direct political contributions, Lilly maintains memberships in certain 501(c)(6)s-trade associations that report lobbying activity to the U.S. government. We maintain memberships in trade associations and other tax-exempt organizations specific to business and pharmaceutical industry interests, such as PhRMA, BIO (Biotechnology Association), and the National Association of Manufacturers. We support organizations that champion public policies that contribute to pharmaceutical innovation, healthy patients, and a healthy business climate. Information relating to Lilly’s memberships in trade associations to which we contribute $50,000 per year or more, and any such organizations where Lilly has a board seat can be found on our website (lilly.com/policies-reports/public-policy/transparency). These tax-exempt organizations are also required to disclose their lobbying expenditures under the Lobbying Act of 1995, under which they report their lobbying expenditures to the U.S. Senate. Because the company does not direct the lobbying of trade associations or other groups, attempting to quantify indirect lobbying would be difficult to estimate and potentially misleading to shareholders.

The board also exercises oversight of Lilly’s political expenditures and lobbying activities to ensure that we fulfill our commitment to stewardship of corporate funds and risk minimization with respect to such activities.

We do not believe any potential value provided by the requested additional disclosures merits the resources required to provide the report requested by the proposal; for these reasons, we believe that the proposal is not in the best interests of the company and its shareholders.

Board Recommendation on Item 6

The board recommends that you vote AGAINST this proposal.

Item 7. Proposal to Amend the Bylaws to Require an Independent Board Chair

IBVM Foundation of Canada, Inc., 70 St. Mary Street Toronto, ON M5S 1J3 CANADA, beneficial owner of 400 shares of our common stock as of November 2, 2020, has submitted the following proposal:

RESOLVED, Eli Lilly ("Lilly" or the "Company") shareholders request the Board of Directors adopt as policy (the "Policy"), and amend the bylaws as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, be an independent member of the board. The Policy shall apply prospectively so as not to violate any contractual obligations. If the board determines that a Chair who was independent when selected is no longer independent, the board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This policy would be phased in for the next CEO transition.

Supporting Statement
In 2018, the Minnesota Attorney General sued three makers of synthetic insulin, including Lilly, alleging that the companies’ publication of "deceptive and misleading" list prices for insulin violates federal and state law. According to the complaint, substantial list price increases for insulin have imposed financial burdens on patients because list prices are used to determine the amount some patients and institutional purchasers must pay. Congressional hearings have been held on the rising cost of insulin, and media attention continues to focus on the effects of high insulin prices, including patient deaths.

The risk of lawsuits, sustained public controversy and regulatory intervention, whether ultimately found to be justified or not, are strong arguments for the need for continuous, effective and unconflicted board oversight of corporate management. The board is responsible for this oversight, but conflicts of interest may arise when one person holds both the Chair and CEO positions. In our view, shareholders are best served by an independent board Chair who can provide a balance of power between the CEO and the board. We believe that Lilly’s board should adopt best practice governance policies, including having an independent board chair.

We believe:
•The role of the CEO and management is to run the company;
•The role of the board is to provide independent oversight of management and the CEO;
•There is an inherent conflict of interest when the same person occupies both the role of CEO and Chair.

According to PWC’s 2019 survey of over 700 directors, 57% of directors surveyed who sit on a board with a combined Chair/CEO say it is difficult to voice dissent—a 37% higher result than on boards with an independent Chair.

33% of companies in the S&P 500 have an independent Chair. Numerous institutional investors recommend such a move. For example, California’s Retirement System CalPERS’ Principles & Guidelines encourage separation, even with a lead director in place. The Council of Institutional Investors’ corporate governance policies favor independent board chairs.

In order to ensure that our board can provide rigorous oversight for our Company and management with greater independence and accountability, we urge a vote FOR this shareholder proposal.

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Statement in Opposition to the Shareholder Proposal to Amend the Bylaws to Require an Independent Board Chair
The board, after review by its Directors and Corporate Governance Committee and its Ethics and Compliance Committee, recommends a vote against this proposal.

If implemented, the proposal would lock in a mandatory board leadership structure that eliminates our board’s flexibility to evaluate and adopt what it believes to be the most effective leadership structure for Lilly under the relevant facts and circumstances at any given point in time. Unlike the proponent, the board believes, whether in the present or after the next CEO transition, that there is no "one-size-fits-all" approach to board leadership and recognizes that two of its key responsibilities are to evaluate and implement the leadership structure best suited to achieve the company’s objectives and to promote the long-term interests of its shareholders with due regard for all our stakeholders. In 2020, the board continued its ongoing assessment of its leadership structure in the context of our business, long-term strategy, and industry environment and developments in corporate governance, and believes that a combined chairman and CEO, coupled with a strong lead independent director position, continues to be in the best interest of the company and our shareholders.

Lilly’s board leadership structure is consistent with market practice and our flexible approach was strongly endorsed by Lilly’s shareholders last year.

There is no singular approach to independent board leadership across S&P 500 companies. As the proponent indicates, only 36 percent of the S&P 500 have independent chairs.7 Notably, like Lilly, as of December 31, 2020, 57 percent of S&P 500 companies instead have lead independent directors,8 and as of December 2, 2020, 61 of the S&P 100 companies9 and seven of the eight U.S.-incorporated companies from our peer group (see P47 for a list of our peer group companies)10 have a combined board chair and CEO. In addition, Lilly’s shareholders decidedly rejected a similar proposal seeking to mandate an independent board chair at our 2020 annual meeting of shareholders, with approximately two-thirds of the votes cast against the proposal, thus endorsing our flexible approach.

Lilly’s current board leadership structure and corporate governance practices provide effective, independent oversight of management.

Lilly has a strong independent board that operates under sound principles of corporate governance. (See P7–P8 and P32–P35 for a description of the board’s governance principles.) Although the chairman and CEO roles are combined, we ensure independent oversight of the company through a counterbalancing governance structure, which we have had since 2006 through either a lead independent director or presiding director. Further bolstering independent oversight, each of our current board members other than the CEO is independent (14 out of 15 directors), and all standing board committees are made up solely of independent directors and led by independent committee chairs.

Lilly’s lead independent director is appointed annually by the board, which conducts an assessment of his or her performance as part of the annual board assessment process. Our strong lead independent director is empowered with clearly defined responsibilities, including:

•leading the board’s processes for selecting the CEO;
•overseeing the independent directors’ annual performance evaluation of the chairman and CEO;
•serving as a liaison between the chairman and the independent directors;
•presiding at all meetings of the board at which the chairman is not present;
•presiding at executive sessions of the independent directors;
•calling meetings of the independent directors, as appropriate;
•approving meeting agendas and schedules and reviewing information to be provided to the board;
•being available for consultation and direct communication with shareholders, as appropriate;
•together with the chairman and the chair of the Directors and Corporate Governance Committee, conducting the annual board assessment process;
•together with the Directors and Corporate Governance Committee, leading the director succession planning process; and
•retaining advisors for the independent directors, as appropriate.

Furthermore, the board has instituted a number of governance best practices to ensure effective independent oversight, including:

•executive sessions of the independent directors held after every regular board meeting that are presided over by our lead independent director;
•an annual performance evaluation of the chairman and CEO conducted by the independent directors, the results of which are reviewed with the CEO and considered by the Compensation Committee and independent directors in establishing the CEO’s compensation for the next year;
7 Source: EY Center for Board Matters, Corporate Governance by the Numbers. December 31, 2020.
8 Id.
9 Source: ISS Corporate Solutions.
10 Biogen Inc. has an independent board chair.
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•independent director access to management whenever deemed necessary by the independent directors; and
•the ability of independent directors and all committees to retain their own independent advisors, at the company’s expense, whenever they deem it desirable to do so.

Lilly’s current governance structure provides effective, independent oversight over key matters that are important to our stakeholders, including drug pricing and access.

Our independent directors are deeply engaged in key matters important to Lilly and our stakeholders, including the oversight over the company’s approach to drug pricing and access. Guided by this active oversight, Lilly already has taken numerous steps to address drug pricing and access concerns. For example, Lilly introduced two additional lower-priced versions of branded insulin in January 2020 and added the Lilly Insulin Value Program to Lilly’s comprehensive suite of insulin affordability solutions in September 2020, which enables customers with commercial insurance or no insurance to purchase their monthly prescription of most Lilly insulins for $35. These examples, among others, demonstrate Lilly’s commitment to providing effective oversight over drug pricing and access.

Our board of directors believes that our shareholders are best served by preserving the flexibility to determine the appropriate leadership structure for the company in light of the circumstances at the relevant time.

We believe the proposal would unnecessarily restrict the board’s ability to exercise its fiduciary duty to determine the board leadership structure most appropriate for the company given the specific circumstances and leadership needs at any particular point in time. The company’s robust governance framework ensures that board leadership is balanced with independent participation given the extensive involvement of the lead independent director and his oversight. Our independent directors also collectively bring to the board vast leadership experience, industry expertise, and other critical skills, and individually have demonstrated the willingness to think and act independently on behalf of shareholders. Therefore, adopting a proposal that would limit the board’s ability to exercise decision making on the appropriate leadership is not in shareholders’ best interests.

We believe independence is essential to strong corporate governance. The combination of a chairman who is also the CEO and a strong lead independent director achieves the delivery of multiple balanced inputs to the board. Having one individual serve as both chairman and CEO provides the board with deep insights to drive long-term strategy and execution and allows consistent communication throughout the company. This is vital to our innovative research and development business with prolonged product development cycles. Further, the lead independent director, currently a sitting CEO, drives an outside analysis of company decisions and performance and leads our independent directors in their important oversight function. This leadership structure has served our shareholders well.

Lilly’s independent directors have determined that Mr. Ricks is eminently qualified to serve as both chairman and CEO, and the board believes that having him fill that combined role, complemented by Mr. Luciano, a strong lead independent director, strikes an appropriate balance between consistent leadership and independent and effective oversight that is optimal for the company and our shareholders. For additional information on the particular qualities of Mr. Ricks and why he is best suited to serve as chairman at this time, as well as information on the leadership provided by Mr. Luciano, the lead independent director, please see "Governance—Highlights of the Company’s Corporate Governance—Leadership Structure; Oversight of Chairman, CEO, and Senior Management" on P34–P35.

For these reasons, we believe a policy requiring an independent board chair is not necessary and not in the best interests of the company and its shareholders.

Board Recommendation on Item 7

The board recommends that you vote AGAINST this proposal.

Item 8. Proposal to Implement a Bonus Deferral Policy

UAW Retiree Medical Benefits Trust, 777 East Eisenhower Parkway, Suite 800, Ann Arbor, Michigan, 48108, beneficial owner of shares of our common stock having a market value in excess of $2000, has submitted the following proposal:

RESOLVED that shareholders of Eli Lilly and Company ("Lilly") urge the Compensation Committee (the "Committee") of the board to take the steps necessary to provide that the Committee may decline to pay in full an award (a "Bonus") to a senior executive that is based on one or more financial measurements (a "Financial Metric") whose performance measurement period ("PMP") is one year or shorter for a period (the "Deferral Period") following the award, including developing a methodology for determining the length of the Deferral Period and adjusting the remainder of the Bonus over the Deferral Period.

The methodology referenced above should allow accurate assessment of risks taken during the PMP that could have affected performance on the Financial Metric(s) and facilitate Lilly’s recoupment of Bonus compensation pursuant to its recoupment policy.
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The changes should be implemented in a way that does not violate any existing contractual obligation or the terms of any compensation or benefit plan currently in effect.

Supporting Statement
As long-term shareholders, we support compensation policies that align senior executives’ incentives with the company’s long-term success. We are concerned that short-term incentive plans can encourage senior executives to take on excessive risk.

In our view, reliance on price increases and anticompetitive practices can create significant risks for pharmaceutical firms. Lilly has come under fire for repeated increases in the price of its insulin products: Congress has held hearings on insulin pricing, and media attention has focused on the impact on patient access. The Minnesota and Kentucky Attorneys General have sued Lilly, claiming that it published "deceptive and misleading" list prices for insulin in order to pay larger rebates to pharmacy benefit managers. Congressional committees and other states are investigating Lilly’s insulin pricing and sale.

To foster a longer-term orientation, this proposal asks that the Committee take the steps necessary to authorize withholding some portion of Bonuses to allow adjustment of the unpaid portion during the Deferral Period. The Committee would have discretion to set the terms and mechanics of this process.

Bonus deferral is widely used in the banking industry, where overly risky behavior was widely viewed as contributing to the financial crisis. In 2009, the Financial Stability Board ("FSB"), which coordinates national financial authorities in developing strong financial sector policies, adopted Principles for Sound Compensation Practices and implementation standards for those principles, including bonus deferral. Deferral is "particularly important" because it allows "late-arriving information about risk-taking and outcomes" to alter payouts and reduces the need to claw back compensation already paid out, which may "fac[e] legal barriers," in the event of misconduct. Banking supervisors in 16 jurisdictions, including the US, have requirements or expectations regarding bonus deferral. (https://www.fsb.org/wp-content/uploads/P170619-1.pdf)

We urge shareholders to vote FOR this proposal.

Statement in Opposition to the Shareholder Proposal to Implement a Bonus Deferral Policy
The board, after review by its Directors and Corporate Governance Committee, Ethics and Compliance Committee and Compensation Committee, recommends a vote against this proposal.

Our Compensation Committee has structured Lilly’s executive officer compensation with a view toward appropriately focusing its executive officers on making decisions that are in the long-term best interest of the company. A majority of each executive officer’s compensation, which is reviewed annually by our Compensation Committee, is aligned to enhance shareholder value by promoting the delivery of sustainable business results and discouraging excessive risk-taking or other adverse behaviors. Notably, Lilly’s chief executive officer, Mr. Ricks, has a total target pay mix of 77 percent long-term equity, 14 percent annual bonus, and 9 percent base pay and Lilly’s remaining named executive officers have an average pay mix target of 63 percent long-term equity incentives, 18 percent annual bonus, and 19 percent base pay. All of Lilly’s equity awards to its executive officers are subject to performance goals measured over multiple years and significant vesting periods of three years during which the awards remain subject to forfeiture. Furthermore, any equity earned under the majority of executive officer long-term equity incentives are subject to an additional one-year holding requirement, after the three-year performance period, during which time the executives cannot realize any value from the awards and remain aligned with Lilly shareholders. Additional risk is mitigated by the discretion afforded to our Compensation Committee to downward adjust award payouts on any basis it deems appropriate. Our robust stock ownership and retention guidelines for executive officers further align management with the long-term performance of the Company and discourage excessive risk-taking.

Further, the policy that the proposal requests is unnecessary as Lilly already has an effective and robust compensation recovery policy (otherwise referred to as our clawback policy) in place. Under our current clawback policy, the Compensation Committee is authorized to cancel any unpaid executive incentive compensation (including annual bonus payments and long-term equity incentive awards) and claw back any incentive compensation for up to three years following payment in the event of certain specified misconduct.

While the deferral of the annual bonus payment may appear to provide an easier mechanism to claw back bonus payments in the unlikely event it were to become necessary, as a practical matter, our existing clawback policy already provides an effective avenue for the company to claw back payments while at the same time maintaining a competitive executive compensation program that enables the company to recruit and retain talent.

Contrary to the assertions in the proposal’s supporting statement, our board and management already effectively oversee the Company’s approach to the pricing of and access to drugs. For example, Lilly is committed to making medicines accessible to patients and our management has taken steps to reduce access barriers imposed by drug prices, including introducing two additional lower-priced versions of branded insulin in January 2020 and adding the Lilly Insulin Value Program to Lilly’s comprehensive suite of insulin affordability solutions in September 2020, which enables customers with commercial insurance or no insurance to purchase their monthly prescription of most Lilly insulins for $35.

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For these reasons, we believe implementing a bonus deferral policy is not necessary and not in the best interests of the company and its shareholders.

Board Recommendation on Item 8

The board recommends that you vote AGAINST this proposal.

Item 9. Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct

Trinity Health, 766 Brady Avenue, Apt 635, Bronx, NY 10462, beneficial owner of 46,389 shares of our common stock as of November 16, 2020, has submitted the following proposal:

RESOLVED, that shareholders of Eli Lilly and Company ("Lilly") urge the board of directors ("Board") to adopt a policy (the "Policy") that Lilly will disclose annually whether it, in the previous fiscal year, recouped any incentive compensation from any senior executive or caused a senior executive to forfeit all or part of an incentive compensation award (each, a "clawback") as a result of applying Lilly's clawback provisions. "Senior executive" includes a former senior executive.

The Policy should provide that the general circumstances of the clawback will be described and that if no clawback of the kind described above occurred in the previous fiscal year, a statement to that effect will be made. The disclosure requested in this proposal is intended to supplement, not supplant, any disclosure required by law, regulation or agreement and the Policy should not apply if disclosure would violate any law, regulation or agreement.

Supporting Statement
As long-term shareholders, we believe compensation practices should promote sustainable value creation. Lilly has mechanisms in place to claw back incentive compensation from senior executives in the event of misconduct causing significant harm to Lilly, a supervisory failure to prevent such misconduct by others, and in the event of materially inaccurate financial statements or performance calculations.
Lilly's most recent 10-K discloses that its insulin pricing and sale are the subject of civil investigative demands from the Attorneys General of Washington, Colorado and New Mexico and information requests from the Attorneys General of five states and the District of Columbia. As well, Congressional committees have requested information about Lilly's insulin pricing.
In 2018, the Minnesota Attorney General accused Lilly of publishing "deceptive and misleading" list prices for insulin. The complaint urges that artificially high list prices were used to offer higher rebates to pharmacy benefit managers, increasing costs for patients whose out-of-pocket costs are based on the list price. Similar complaints have been filed by the Kentucky Attorney General and Harris County, Texas. Two cases have also been filed against Lilly for violating state consumer protection laws and the federal Racketeer Influenced and Corrupt Organizations Act.

Lilly has not made any proxy statement disclosure regarding the application of its clawback provisions. Such disclosure would allow shareholders to evaluate the Compensation Committee's use of those provisions and reinforce behavioral expectations. Disclosure of recoupment from senior executives below the named executive officer level, recoupment from whom is already required to be disclosed under SEC rules, would be useful for shareholders because these executives may have business unit responsibilities or otherwise be in a position to take substantial risk or affect company policies.

We are sensitive to privacy concerns and recommend that Policy provide for disclosure that does not violate privacy expectations (subject to laws requiring fuller disclosure).

We urge shareholders to vote for this proposal.

Statement in Opposition to the Shareholder Proposal to Disclose Clawbacks on Executive Incentive Compensation Due to Misconduct
The board, after review by its Directors and Corporate Governance Committee, Ethics and Compliance Committee and Compensation Committee, recommends a vote against this proposal.

The board believes that our current executive compensation structure, including our compensation recovery policy (otherwise referred to as our clawback policy) strikes an appropriate balance in motivating our executive officers to deliver long-term results for our shareholders, while simultaneously holding the senior leadership team accountable and discouraging unreasonable risk-taking. In addition, the board believes the broad disclosure requested by the proposal extends beyond what is required under existing legal requirements.

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Our core values of integrity, excellence and respect for people guided the creation and implementation of the company’s existing clawback policy, which was adopted in 2013. We hold all employees accountable to these core values, but we strongly believe that our executive officers carry an even higher burden in ensuring our values are upheld. To that end, all executives’ incentive compensation is subject to the terms of our clawback policy. Executives may be subject to the forfeiture or clawback of cash or equity in the event of misconduct that results in causing significant harm to the company, disciplinary action, a material violation of law or company policy or financial restatement. The board believes that the company’s current ability to recoup employee compensation for up to three years discourages unreasonable risk-taking and reflects our strong commitment to ethics and integrity.

Lilly is already subject to SEC requirements to disclose in its annual proxy statement when compensation has been recouped, and the amount recouped, from the chief executive officer, the chief financial officer, and other current and former named executive officers who served during the prior fiscal year. If necessary to understanding the company’s executive compensation structure, the company is required to disclose in its annual proxy statement the reasons for recoupment and how the company determined the amount to be recovered. Thus, the board does not believe that expanding the disclosure requirements to all current and former "senior executives" is warranted.

Further, the recoupment of incentive compensation is not the only action that is available to address any potential misconduct of senior executives. In response to senior executive misconduct or violation of company policy, the company may institute reasonable and appropriate corrective actions to address misconduct, such as termination or change in job responsibility, further training, disciplinary action, or material alterations to compensation plans in future years. None of these actions would be disclosed in an annual report requested by the proposal. As a result, the annual report contemplated by the proposal could present a misleading picture of how instances of misconduct might be addressed by the company.

In summary, the board believes that adopting a policy requiring an annual report of compensation clawbacks is overly prescriptive and unnecessary given the company’s existing clawback policy and the SEC’s disclosure requirements discussed above; for these reasons, we believe the proposal is not necessary and not in the best interests of the company and its shareholders.

Board Recommendation on Item 9

The board recommends that you vote AGAINST this proposal.

Other Information

Meeting and Voting Logistics

Additional Items of Business
We do not expect any items of business to be submitted to shareholders at the Annual Meeting other than the proposals referred to in this proxy statement. Nonetheless, if necessary, the persons named on the proxy have discretionary authority to vote the shares represented thereby with respect to any other matters that might be brought before the meeting. Those persons intend to vote on any such matters in accordance with their best judgment.

Voting
Shareholders as of the close of business on February 22, 2021 (the record date) may vote or have their shares voted at the Annual Meeting. You have one vote for each share of common stock you held on the record date, including shares:
•held directly in your name as the shareholder of record;
•held for you in an account with a broker, bank, or other nominee; and
•attributed to your account in the company's 401(k) Plan.

We encourage you to vote by mail, by telephone, or online even if you plan to attend the Annual Meeting. Shareholders who hold their shares in the 401(k) Plan must vote by April 28, 2021 so the plan trustee can vote their shares accordingly. See "—Voting Shares Held in the Company 401(k) Plan" for more information.

Required Vote
Below are the vote requirements for the various proposals:
•The five nominees for director will be elected if the votes cast for the nominee exceed the votes cast against the nominee. Abstentions and broker non-votes will not count as votes cast either for or against a nominee.
•The following items of business will be approved if the votes cast for the proposal exceed the votes cast against the proposal:
•an advisory approval of compensation paid to the named executive officers presented in this proxy statement;
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•ratification of the appointment of the independent auditor; and
•four shareholder proposals.
Abstentions and broker non-votes will not be counted as votes cast either for or against these proposals. As discussed below in "Meeting and Voting Logistics — Voting Shares Held by a Broker," broker non-votes are not expected in connection with the ratification of the appointment of the independent auditor.
•The proposals to amend the articles of incorporation to eliminate the classified board structure and to eliminate supermajority voting provisions require the vote of 80 percent of the outstanding shares of our common stock. For these items, abstentions and broker non-votes have the same effect as a vote against the proposals.

Quorum
A majority of the outstanding shares entitled to vote, present or represented by proxy, constitutes a quorum for the Annual Meeting. As of February 22, 2021, 958,992,159 shares of company common stock were issued and outstanding.

Voting by Shareholders of Record
If you are a shareholder of record, you may vote by any one of the following methods:

Online. You may vote online at proxyvote.com. Follow the instructions on your proxy card or notice. If you received these materials electronically, follow the instructions in the email message that notified you of their availability.

By telephone. Call 1-800-690-6903 using a touch-tone phone and follow the instructions provided.

By mail. If you received or requested paper copies of your proxy materials, sign, date, and return each proxy card you receive in the prepaid envelope. Sign your name exactly as it appears. If you are signing in a representative capacity (for example, as an attorney-in-fact, executor, administrator, guardian, trustee, or the officer or agent of a corporation or partnership), please indicate your name and your title or capacity. If the stock is held in custody for a minor (for example, under the Uniform Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, one owner may sign on behalf of all owners. If you return your signed proxy but do not indicate your voting preferences, the proxy holder will vote on your behalf based upon the board’s recommendations.

You may vote your shares prior to the Annual Meeting until 11:59 p.m. EDT on May 2, 2021 online or by telephone. If you are voting by mail, your marked, signed, and dated proxy card must be received by May 2, 2021. Shareholders of record may also opt to vote at the Annual Meeting, which will be held online via live webcast at virtualshareholdermeeting.com/LLY2021. See "— Attending the Annual Meeting" for more information on attending the meeting.

You have the right to change your vote or revoke your proxy before it is voted at the Annual Meeting by (i) timely notifying the General Counsel and Secretary in writing, (ii) timely delivering a later-dated proxy by mail, or (iii) timely casting a new vote online or by telephone. Shareholders of record may also revoke their proxies by voting at the Annual Meeting.

Voting Shares Held by a Broker
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. You may instruct your broker or other nominee to vote your shares by following instructions that the broker or nominee provides to you. Most brokers offer voting by mail, by telephone, and online. You may submit new voting instructions by contacting your broker or other nominee or by voting at the Annual Meeting.

If you give the broker instructions, your shares will be voted as you direct. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under NYSE rules. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of EY as the independent auditor for 2021, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the advisory approval of executive compensation, or the shareholder or management proposals without instructions from you, in which case a broker non-vote will occur, and your shares will not be voted on these matters.

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Voting Shares Held in the Company 401(k) Plan
You may instruct the plan trustee on how to vote your shares in the 401(k) Plan online, by mail, or by telephone as described above in "Meeting and Voting Logistics — Voting by Shareholders of Record," except that if you vote by mail, the card you use will be a voting instruction form rather than a proxy card.

In addition, unless you decline, your vote will apply to a proportionate number of other shares held by participants in the 401(k) Plan for which voting directions are not received (except for a small number of shares from a prior stock ownership plan, which can be voted only on the directions of the participants to whose accounts the shares are credited).

All participants are named fiduciaries under the terms of the 401(k) Plan and under the Employee Retirement Income Security Act (ERISA) for the limited purpose of voting shares credited to their accounts and the portion of undirected shares to which their vote applies. Under ERISA, fiduciaries are required to act prudently in making voting decisions.

If you do not want to have your vote applied to the undirected shares, you must so indicate when you vote. Otherwise, the trustee will automatically apply your voting preferences to the undirected shares proportionally with all other participants who elected to have their votes applied in this manner.

If you do not vote online or by telephone by 11:59 p.m. EDT on April 28, 2021, or if your mailed ballot is not received by April 28, 2021, your shares will be voted in accordance with instructions received from other plan participants who have elected to have their voting preferences applied proportionally to all shares for which voting instructions are not otherwise received. You will not be able to vote your shares personally at the Annual Meeting.

Multiple Notices, Proxy Materials, or Emails
If you received more than one notice, full set of proxy materials, or email related to proxy materials, you hold shares in more than one account. You will need to cast a vote for each notice, full set of proxy materials, or email you receive. If you do not receive a proxy card, you may have elected to receive your proxy statement electronically, in which case you should have received an email with directions on how to access this proxy statement and how to vote your shares. If you wish to request a paper copy of these materials and a proxy card, please call 1-800-579-1639 on or before April 19, 2021 to facilitate timely delivery.

Vote Tabulation
Votes are tabulated by an independent inspector of election, Broadridge Financial Solutions, Inc.

Attending the Annual Meeting
The Annual Meeting will be held on Monday, May 3, 2021, at 11:00 a.m. EDT, and all shareholders as of close of business on February 22, 2021, are entitled to participate.

Due to concerns regarding the ongoing COVID-19 pandemic and to support the health and well-being of our employees, board of directors, shareholders, and other meeting participants, the Annual Meeting will be held virtually via live webcast.

Although you will not be able to attend the Annual Meeting at a physical location, we have designed the Annual Meeting live webcast to provide shareholders the opportunity to participate virtually to facilitate shareholder attendance and provide a consistent experience to all shareholders, regardless of location.

The live webcast of the Annual Meeting can be accessed by shareholders on the day of the meeting at virtualshareholdermeeting.com/LLY2021 and will begin promptly at 11:00 a.m. EDT. To attend the Annual Meeting, you will need to log in to virtualshareholdermeeting.com/LLY2021 using the 16-digit control number found on the proxy card, voting instruction form, or notice you previously received. This website can be accessed on a computer, tablet, or phone with internet connection. Online access to the webcast will open 15 minutes prior to the start of the Annual Meeting to allow time to log in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

To submit questions in advance of the Annual Meeting, visit proxyvote.com before May 3, 2021 and enter your 16-digit control number. During the meeting, if you wish to submit a question, log into the virtual meeting website at virtualshareholdermeeting.com/LLY2021, click on "Q&A", type your question into the "Submit a Question" field, and click "Submit." In order to provide an opportunity to as many shareholders as possible who wish to ask a question, each shareholder will be limited to one question. Shareholders may ask a second question if all other shareholders have had an opportunity to ask a question and if time allows. The Annual Meeting is scheduled to begin at 11:00 a.m. EDT and end at 11:45 a.m. EDT, and time remaining after agenda items are addressed will be available for shareholder questions. We will endeavor to answer as many questions submitted by shareholders as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. Responses to questions relevant to meeting matters that we do not have time to respond to during the meeting will be posted to our website following the meeting. Questions regarding topics that are not pertinent to meeting matters or company business will not be answered.

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Support staff will be available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be available at virtualshareholdermeeting.com/LLY2021.

List of Shareholders of Record
A list of the names of shareholders entitled to vote at the Annual Meeting will be available to shareholders for five business days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact us at shareholderproposals@lilly.com if you wish to examine the list prior to the Annual Meeting. The shareholder list will also be available during the virtual Annual Meeting for examination by shareholders who access the Annual Meeting using their 16-digit control number at virtualshareholdermeeting.com/LLY2021.

The 2022 Annual Meeting
The company’s 2022 annual meeting of shareholders is currently scheduled for May 2, 2022.

Other Matters

Notice and Access
We distribute proxy materials to many shareholders via the internet under the SEC’s "Notice and Access" rules to reduce production and mailing costs and to help preserve environmental resources. Using this method of distribution, on or about March 19, 2021, we mailed the Notice Regarding the Availability of Proxy Materials that contains basic information about the Annual Meeting and instructions on how to view all proxy materials and vote. If you receive the notice and prefer to receive proxy materials by regular mail or email, follow the instructions in the notice for making this request, and the materials will be sent promptly to you via the preferred method. If you prefer to vote by phone rather than online, the website listed on the notice (proxyvote.com) has instructions for voting by phone.

Householding
We have adopted a procedure approved by the SEC called "householding." Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address and who receive either notices or paper copies of the proxy materials in the mail will receive only one copy of our proxy materials, or a single notice, for all shareholders at that address, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Each 401(k) Plan participant will continue to receive a copy of all of the proxy materials. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the Annual Meeting or in the future, or if you would like to request that only a single set of proxy materials be sent to the household, please contact Broadridge Financial Solutions, Inc., at 1-866-540-7095 or 51 Mercedes Way, Edgewood, NY 11717.

Other Information Regarding the Company’s Proxy Solicitation
The board is soliciting proxies for the Annual Meeting. We will pay all expenses in connection with our solicitation of proxies. We will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to and obtaining instructions from persons for whom they hold stock of the company. We expect to solicit proxies primarily by mail and email, but directors, officers, and other employees of the company may also solicit in person or by telephone, fax, or email. We have retained Georgeson LLC to assist in the distribution and solicitation of proxies. Georgeson may solicit proxies by personal interview, telephone, fax, mail, and email. We expect that the fee for those services will not exceed $17,500 plus reimbursement of customary out-of-pocket expenses.

Corporate Governance Materials
The company’s main corporate website address is lilly.com. We also make available through our investor relations website, free of charge, our company filings with the SEC as soon as reasonably practicable after we electronically file them with, or furnish them to, the SEC. The reports we make available include annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, registration statements, and any amendments to those documents. The website link to our SEC filings is investor.lilly.com/sec.cfm. This proxy statement and the annual report to shareholders are also available on our website at lilly.com/policies-reports/annual-report, and the articles of incorporation, bylaws, and all committee charters are available online at lilly.com/leadership/governance.

By order of the Board of Directors,

Ms. Anat Hakim
Senior Vice President, General Counsel and Secretary
March 19, 2021

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Appendix A - Summary of Adjustments Related to the Annual Cash Bonus and Performance Award

Consistent with past practice, the Compensation Committee adjusted the reported financial results on which the 2020 annual cash bonus and the 2019-2021 performance awards were determined to eliminate the distorting effect of certain unusual items on incentive compensation performance measures. The adjustments are intended to:
•align award payments with the underlying performance of the core business
•avoid volatile, artificial inflation or deflation of awards due to unusual items in the award year, and, where relevant, the previous (comparator) year
•eliminate certain counterproductive short-term incentives—for example, incentives to refrain from acquiring new technologies, to defer disposing of underutilized assets, or to defer settling legacy legal proceedings to protect current bonus payments
•facilitate comparisons with peer companies.

To ensure the integrity of the adjustments, the Compensation Committee establishes adjustment guidelines in the first 90 days of the performance period. These guidelines are generally consistent with the company guidelines for reporting non-GAAP financial measures to the investment community, which are reviewed by the Audit Committee. The adjustments apply equally to income and expense items. The Compensation Committee reviews all adjustments and retains downward discretion, i.e., discretion to reduce compensation below the amounts that are yielded by the adjustment guidelines.

Adjustments for 2020 Bonus Plan
For 2020 bonus calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our external reporting of non-GAAP financial measures:

•Eliminated the impact of the charges recognized for acquired in-process research and development
•Eliminated the impact of amortization of intangible assets
•Eliminated the impact of asset impairments, restructuring, and other special charges

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made the following adjustments:

•When the Compensation Committee set 2020 bonus targets, the EPS goal was set assuming a lower amount of net gains on investments in equity securities than were recognized during 2020. The Compensation Committee neutralized the impact of the net gains on investments in equity securities on EPS results in an amount that significantly exceeded the expected net gains on investments originally included in the EPS goal.
•When the Compensation Committee set 2020 bonus targets, the revenue and EPS goal did not contemplate estimated savings from certain discrete and unplanned performance items. The Compensation Committee reduced revenue and non-GAAP EPS for the purposes of the bonus calculation to exclude the savings from these items.

A reconciliation of adjustments to our reported revenue is below:

2020
Revenue as reported	$24,539.8
Adjustment for estimated savings from certain discrete and unplanned performance items	$(286.0)
Adjusted revenue	$24,253.8

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A reconciliation of adjustments to our reported EPS is below:

2020
EPS as reported	$6.79
Eliminate acquired in-process research and development charges	$0.64
Eliminate amortization of intangible assets	$0.36
Eliminate asset impairments, restructuring, and other special charges	$0.14
Non-GAAP EPS	$7.93
Net gains on investments in equity securities adjustment	$(0.98)
Adjustment for estimated savings from certain discrete and unplanned performance items	$(0.25)
Adjusted Non-GAAP EPS	$6.70
*Numbers may not add due to rounding

Adjustments for 2019-2021 Performance Award
For the 2019-2021 performance award payout calculations, the Compensation Committee made the following adjustments to reported EPS consistent with our reporting of non-GAAP financial measures:

•2019 and 2018: Eliminated Elanco discontinued operations
•2020, 2019, and 2018: Eliminated the impact of charges recognized for acquired in-process research and development
•2020, 2019, and 2018: Eliminated the impact of amortization of intangible assets
•2020, 2019, and 2018: Eliminated the impact of asset impairments, restructuring, and other special charges
•2019: Eliminated the impact of the gain on sale of the China antibiotics business
•2019: Eliminated the charge related to the repurchase of debt
•2019: Eliminated the impact of Lartruvo charges
•2019 and 2018: Eliminated the impact of reduced shares outstanding from the Elanco exchange offer
•2019 and 2018: Eliminated the impact of certain income tax items
•2018: Eliminated the impact of other specified items

In addition to the adjustments consistent with our reporting of non-GAAP financial measures, the Compensation Committee made the following adjustments:

•When the Compensation Committee set 2019-2021 performance award targets, the goal was set assuming a lower amount of net gains on investments in equity securities. The Compensation Committee neutralized the impact of the net gains on investments in equity securities on EPS results in an amount that significantly exceeded the expected net gains on investments originally included in the EPS goal during 2020.
•When the Compensation Committee set 2019-2021 performance award targets, the Compensation Committee adjusted the 2018 base-year results, to which the expected industry growth rates are applied to derive the two-year cumulative EPS goals, to neutralize the expected EPS impact of the acquisition of Loxo Oncology, Inc. (Loxo), which occurred in February 2019.

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A reconciliation of adjustments to our reported EPS is below:

	2020	2019	% Growth 2020 vs. 2019	2018	% Growth 2019 vs. 2018
EPS as reported	$6.79	$8.89	(23.6%)	$3.13	NM
Eliminate Elanco discontinued operations	—	$(3.93)		$(0.08)
EPS as reported from continuing operations	$6.79	$4.96		$3.05
Eliminate acquired in-process research and development charges	$0.64	$0.21		$1.96
Eliminate amortization of intangible assets	$0.36	$0.18		$0.28
Eliminate asset impairment, restructuring, and other special charges	$0.14	$0.58		$0.24
Eliminate gain on sale of China antibiotics business	—	$(0.26)		—
Eliminate charge related to repurchase of debt	—	$0.22		—
Eliminate Lartruvo charges	—	$0.14		—
Eliminate impact of reduced shares outstanding for non-GAAP reporting(a)	—	$0.07		$0.20
Eliminate the impact of certain tax items(b)	—	$(0.05)		$(0.27)
Eliminate other specified items	—	—		$(0.02)
Non-GAAP EPS	$7.93	$6.04	31.3%	$5.44	11.0%
Net gains on investments in equity securities	$0.98	—		—
Loxo acquisition adjustment	—	—		$(0.34)
Adjusted Non-GAAP EPS	$6.95	$6.04	15.1%	$5.10	18.4%
*Numbers may not add due to rounding
(a) Non-GAAP EPS assume that the disposition of Elanco occurred at the beginning of 2019 and 2018 and, therefore, exclude the approximately 65.0 million shares of Lilly common stock retired in the Elanco exchange offer.
(b) For 2019, amount relates to a tax benefit from a capital loss on the disposition of subsidiary stock. For 2018, amounts relate to U.S. tax reform and tax expenses associated with the separation of Elanco.

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Appendix B - Proposed Amendments to the Company's Articles of Incorporation

Proposed changes to the company’s articles of incorporation are shown below related to Items 4 and 5, "Items of Business." The changes shown to Article 9(b) will be effective if Item 4, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate the Classified Board Structure," receives the vote of at least 80 percent of the outstanding shares. The changes to Articles 9(c), 9(d), and 13 will be effective if Item 5, "Proposal to Amend the Company’s Articles of Incorporation to Eliminate Supermajority Voting Provisions," receives the vote of at least 80 percent of the outstanding shares. Additions are indicated by underlining and deletions are indicated by strike-outs. The full text of the company’s Articles of Incorporation can be found on our website at lilly.com/leadership/governance.

9. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are intended to be in furtherance and not in limitation or exclusion of the powers conferred by statute:

(a) The number of directors of the Corporation, exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock pursuant to Article 7(b) (the "Preferred Stock Directors"), shall not be less than nine, the exact number to be fixed from time to time solely by resolution of the Board of Directors, acting by not less than a majority of the directors then in office.

(b) Prior to the 2022 annual meeting of directors, ~~T~~the Board of Directors (exclusive of Preferred Stock Directors) shall be divided into three classes, with the term of office of one class expiring each year. ~~At the annual meeting of shareholders in 1985, five directors of the first class shall be elected to hold office for a term expiring at the 1986 annual meeting, five directors of the second class shall be elected to hold office for a term expiring at the 1987 annual meeting, and six directors of the third class shall be elected to hold office for a term expiring at the 1988 annual meeting.~~ Commencing with the annual meeting of shareholders in ~~1986~~2022, each class of directors whose term shall then expire shall be elected to hold office for a ~~three~~one-year term expiring at the next annual meeting of shareholders. In the case of any vacancy on the Board ~~of Directors, including a vacancy created by an increase in the number~~ of D~~d~~irectors, the vacancy shall be filled by election of the Board of Directors with the director so elected to serve for the remainder of the term of the director being replaced or, in the case of an additional director, ~~for the remainder of the term of the class to which the director has been assigned~~ until the next annual meeting of shareholders. All directors shall continue in office until the election and qualification of their respective successors in office. ~~When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so assigned among the classes by a majority of the directors then in office, though less than a quorum, as to make all classes as nearly equal in number as possible.~~ No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Election of directors need not be by written ballot unless the By-laws so provide.

(c) Any director or directors (exclusive of Preferred Stock Directors) may be removed from office at any time, but only for cause and only by the affirmative vote of at least ~~80%~~a majority of the votes ~~entitled to be~~ cast by holders of all the outstanding shares of Voting Stock (as defined in Article 13 hereof), voting together as a single class.

~~(d) Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Article 9.~~

13. In addition to all other requirements imposed by law and these Amended Articles and except as otherwise expressly provided in paragraph (c) of this Article 13, none of the actions or transactions listed below shall be effected by the Corporation, or approved by the Corporation as a shareholder of any majority-owned subsidiary of the Corporation if, as of the record date for the determination of the shareholders entitled to vote thereon, any Related Person (as hereinafter defined) exists, unless the applicable requirements of paragraphs (b), (c), (d), (e), and (f) of this Article 13 are satisfied.

(a) The actions or transactions within the scope of this Article 13 are as follows:

(i) any merger or consolidation of ~~the Corporation or~~ any of ~~its~~ the Corporation’s subsidiaries into or with such Related Person;

(ii) any sale, lease, exchange, or other disposition of all or any substantial part of the assets of ~~the Corporation or~~ any of ~~its~~the Corporation’s majority-owned subsidiaries to or with such Related Person;

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(iii) the issuance or delivery of any Voting Stock (as hereinafter defined) or of voting securities of any of the Corporation’s majority-owned subsidiaries to such Related Person in exchange for cash, other assets or securities, or a combination thereof;

~~(iv) any voluntary dissolution or liquidation of the Corporation;~~

(iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries, or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of capital stock of the Corporation, or any securities convertible into capital stock of the Corporation or into equity securities of any subsidiary, that is beneficially owned by any Related Person; or

(v~~i~~) any agreement, contract, or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

(b) The actions and transactions described in paragraph (a) of this Article 13 shall have been authorized by the affirmative vote of ~~at least 80% of all~~ a majority of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class.

(c) Notwithstanding paragraph (b) of this Article 13, the ~~80% voting~~ special shareholder approval requirement set forth in paragraph (b) shall not be applicable if any action or transaction specified in paragraph (a) is approved by the Corporation’s Board of Directors and by a majority of the Continuing Directors (as hereinafter defined).

(d) Unless approved by a majority of the Continuing Directors, after becoming a Related Person and prior to consummation of such action or transaction~~.~~:

(i) the Related Person shall not have acquired from the Corporation or any of its subsidiaries any newly issued or treasury shares of capital stock or any newly issued securities convertible into capital stock of the Corporation or any of its majority-owned subsidiaries, directly or indirectly (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend or stock split or other distribution of stock to all shareholders pro rata);

(ii) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any of its majority-owned subsidiaries, or made any major changes in the Corporation’s or any of its majority-owned subsidiaries’ businesses or capital structures or reduced the current rate of dividends payable on the Corporation’s capital stock below the rate in effect immediately prior to the time such Related Person became a Related Person; and

(iii) such Related Person shall have taken all required actions within its power to ensure that the Corporation’s Board of Directors included representation by Continuing Directors at least proportionate to the voting power of the shareholdings of Voting Stock of the Corporation’s Remaining Public Shareholders (as hereinafter defined), with a Continuing Director to occupy an additional Board position if a fractional right to a director results and, in any event, with at least one Continuing Director to serve on the Board so long as there are any Remaining Public Shareholders.

(e) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934, as amended, whether or not the Corporation is then subject to such requirements, shall be mailed to the shareholders of the Corporation for the purpose of soliciting shareholder approval of such action or transaction and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability or inadvisability of the action or transaction which the Continuing Directors may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the action or transaction from a financial point of view to the Remaining Public Shareholders, such investment banking firm to be paid a reasonable fee for its services by the Corporation. The requirements of this paragraph (e) shall not apply to any such action or transaction which is approved by a majority of the Continuing Directors.

(f) For the purpose of this Article 13:

(i) the term "Related Person" shall mean any other corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate (as those terms are defined in the General Rules and Regulations under the Securities Exchange Act of 1934) of a Related Person; provided, however, that the term Related Person shall not include (a) the Corporation or any of its subsidiaries, (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any subsidiary of the Corporation or any trustee of or fiduciary with respect
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to any such plan when acting in such capacity, or (c) Lilly Endowment, Inc.; and further provided, that no corporation, person, or entity shall be deemed to be a Related Person solely by reason of being an Affiliate or Associate of Lilly Endowment, Inc.;

(ii) a Related Person shall be deemed to own or control, directly or indirectly, any outstanding shares of Voting Stock owned by it or any Affiliate or Associate of record or beneficially, including, without limitation, shares

a. which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants, or options, or otherwise; or

b. which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause a. above), by any other corporation, person, or other entity with which it or its Affiliate or Associate has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of Voting Stock, or which is its Affiliate (other than the Corporation) or Associate (other than the Corporation);

(iii) the term "Voting Stock" shall mean all shares of any class of capital stock of the Corporation which are entitled to vote generally in the election of directors;

(iv) the term "Continuing Director" shall mean a director who is not an Affiliate or Associate or representative of a Related Person and who was a member of the Board of Directors of the Corporation immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or a director who is not an Affiliate or Associate or representative of a Related Person and who was nominated by a majority of the remaining Continuing Directors; and

(v) the term "Remaining Public Shareholders" shall mean the holders of the Corporation’s capital stock other than the Related Person.

(g) A majority of the Continuing Directors of the Corporation shall have the power and duty to determine for the purposes of this Article 13, on the basis of information then known to the Continuing Directors, whether (i) any Related Person exists or is an Affiliate or an Associate of another and (ii) any proposed sale, lease, exchange, or other disposition of part of the assets of the Corporation or any majority-owned subsidiary involves a substantial part of the assets of the Corporation or any of its subsidiaries. Any such determination by the Continuing Directors shall be conclusive and binding for all purposes.

(h) Nothing contained in this Article 13 shall be construed to relieve any Related Person or any Affiliate or Associate of any Related Person from any fiduciary obligation imposed by law.

(i) The fact that any action or transaction complies with the provisions of this Article 13 shall not be construed to waive or satisfy any other requirement of law or these Amended Articles of Incorporation or to impose any fiduciary duty, obligation, or responsibility on the Board of Directors or any member thereof, to approve such action or transaction or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit, or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such action or transaction. The Board of Directors of the Corporation, when evaluating any actions or transactions described in paragraph (a) of this Article 13, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

~~(j) Notwithstanding any other provision of these Amended Articles of Incorporation or of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or these Amended Articles of Incorporation, the affirmative vote of the holders of at least 80% of the votes entitled to be cast by holders of all the outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend, or repeal this Article 13.~~
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ELI LILLY AND COMPANY
LILLY CORPORATE CENTER
C/O GENERAL COUNSEL AND SECRETARY
INDIANAPOLIS, IN 46285

VOTE ONLINE - proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Sunday, May 2, 2021. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Sunday, May 2, 2021. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received at the address listed on the card by May 2, 2021.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LLY2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30719-Z78937-P47773 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR Items 1-5:

	For	Against	Abstain
1. Election of the following directors, each to serve a three-year term.			
1a. K. Baicker, Ph.D.	☐	☐	☐
1b. J.E. Fyrwald	☐	☐	☐
1c. J. Jackson	☐	☐	☐
1d. G. Sulzberger	☐	☐	☐
1e. J.P. Tai	☐	☐	☐
2. Approval, on an advisory basis, of the compensation paid to the company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the independent auditor for 2021.	☐	☐	☐
4. Approval of amendments to the company's Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5. Approval of amendments to the company's Articles of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐

The board of directors recommends you vote AGAINST shareholder proposals 6-9:

	For	Against	Abstain
6. Shareholder proposal to disclose direct and indirect lobbying activities and expenditures.	☐	☐	☐
7. Shareholder proposal to amend the bylaws to require an independent board chair.	☐	☐	☐
8. Shareholder proposal to implement a bonus deferral policy.	☐	☐	☐
9. Shareholder proposal to disclose clawbacks on executive incentive compensation due to misconduct.	☐	☐	☐

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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D30720-Z78937-P47773

Lilly

The undersigned hereby appoints A. Hakim and D. A. Ricks, and each of them, as proxies, each with full power to act without the others and each with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of ELI LILLY AND COMPANY in this account held in the name of the undersigned at the close of business on February 22, 2021, at the Annual Meeting of Shareholders to be held on May 3, 2021, at 11:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted in accordance with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

This proxy is solicited on behalf of the board of directors.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

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ELI LILLY AND COMPANY
LILLY CORPORATE CENTER
C/O GENERAL COUNSEL AND SECRETARY
INDIANAPOLIS, IN 46285

VOTE ONLINE - proxyvote.com
Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on Wednesday, April 28, 2021. Have your proxy card in hand when you access the website and follow the instructions.

VOTE BY PHONE - *(1-800-690-6903)*
Transmit your voting instructions by telephone until 11:59 p.m. EDT on Wednesday, April 28, 2021. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign, and date this card. Return it in the postage-paid envelope we have provided or return to Eli Lilly and Company, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. Card must be received at the address listed in the card by April 28, 2021.

You may attend the meeting via the Internet at www.virtualshareholdermeeting.com/LLY2021

THANK YOU FOR VOTING

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D30721-Z78937-P47773 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

ESOP/PAYSOP

THIS CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELI LILLY AND COMPANY

The board of directors recommends you vote FOR items 1-5:

	For	Against	Abstain
1. Election of the following directors, each to serve a three-year term.			
1a. K. Baicker, Ph.D.	☐	☐	☐
1b. J.E. Fyrwald	☐	☐	☐
1c. J. Jackson	☐	☐	☐
1d. G. Sulzberger	☐	☐	☐
1e. J.P. Tai	☐	☐	☐
2. Approval, on an advisory basis, of the compensation paid to the company's named executive officers.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the independent auditor for 2021.	☐	☐	☐
4. Approval of amendments to the company's Articles of Incorporation to eliminate the classified board structure.	☐	☐	☐
5. Approval of amendments to the company's Articles of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐

The board of directors recommends you vote AGAINST shareholder proposals 6-9:

	For	Against	Abstain
6. Shareholder proposal to disclose direct and indirect lobbying activities and expenditures.	☐	☐	☐
7. Shareholder proposal to amend the bylaws to require an independent board chair.	☐	☐	☐
8. Shareholder proposal to implement a bonus deferral policy.	☐	☐	☐
9. Shareholder proposal to disclose clawbacks on executive incentive compensation due to misconduct.	☐	☐	☐

Please sign exactly as name appears hereon. One joint owner may sign on behalf of the others. When signing in a representative capacity, please clearly state your capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ESOP/PAYSOP

D30722-Z78937-P47773

Lilly Employee 401(k) Plan
Confidential Voting Instructions
To Northern Trust, Trustee

By signing on the reverse side or by voting by phone or Internet, you direct the Trustee to vote (in person or in proxy) as indicated on the reverse side of this card, the number of shares of Eli Lilly and Company Common Stock credited to this account under The Lilly Employee 401(k) Plan or an affiliated plan at the close of business on February 22, 2021, at the Annual Meeting of Shareholders to be held on May 3, 2021 at 11:00 a.m. EDT, and at any adjournment thereof.

If this card is properly executed and returned, the shares represented thereby will be voted. If a choice is specified by the shareholder, the shares will be voted accordingly. **If not otherwise specified, the shares represented by this card will be voted in accordance with the recommendations of the board of directors and in the discretion of the proxy holders upon such other matters as may properly come before the meeting.**

Also, unless you decline by checking the box below, you direct the Trustee to apply this voting instruction *pro rata* (along with all other participants who provide voting instructions and do not decline as provided below) to all shares of Common Stock held in the plans for which the Trustee receives no voting instructions (the "undirected shares"), except that shares formerly held in The Lilly Employee Stock Ownership Plan (PAYSOP) may only be voted upon the express instruction of the participants to whose accounts the shares are credited. For more information on the voting of the undirected shares, see the Proxy Statement.

Question 1: Check "no" only if you decline to have your vote applied *pro rata* to the undirected shares. **Yes** ☐ **No** ☐

These confidential voting instructions will be seen only by authorized representatives of the Trustee.

PLEASE MARK YOUR VOTES AND SIGN ON THE REVERSE SIDE OF THIS CARD.

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